Exhibit 4.3

Mondelez Canada Inc.

Mondelez Canada Inc. Retirement Plan

Amended and Restated as of December 31, 2013

Canada Revenue Agency and

Financial Services Commission of Ontario

Registration No. 1249093

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PART 3 – DEFINED BENEFIT PROVISIONS

ARTICLE 1 – CREDITED SERVICE	54

ARTICLE 2 – MEMBER REQUIRED CONTRIBUTIONS	58

ARTICLE 3 – RETIREMENT INCOME FORMULAE	60

ARTICLE 4 – AMOUNT OF RETIREMENT INCOME	63

ARTICLE 5 – PAYMENT OF RETIREMENT BENEFITS	69

ARTICLE 6 – DEATH BENEFITS	72

ARTICLE 7 – TERMINATION OF EMPLOYMENT	75

ARTICLE 8 – DISABILITY BENEFITS	78

ARTICLE 9 – RELATED EMPLOYER BENEFIT LIMITATIONS	81

ARTICLE 10 – TRANSFER OF EMPLOYMENT	82

ARTICLE 11 – TRANSFERS OF FUNDS	84

APPENDIX A – SCHEDULE 1 TO PART 3 – PLAN A

APPENDIX A – SCHEDULE 2 TO PART 3 – PLAN B

APPENDIX A – SCHEDULE 3 TO PART 3 – PLAN C

APPENDIX A – SCHEDULE 4 TO PART 3 – PLAN D

APPENDIX A – SCHEDULE 5 TO PART 3 – PLAN E

APPENDIX A – SCHEDULE 6 TO PART 3 – OPTIONAL PENSION PLAN MEMBERS

APPENDIX B - FORMER NABISCO SALARIED MEMBERS

APPENDIX B - SCHEDULE 1 - FORMER PLAN BENEFIT SCHEDULE

APPENDIX B - SCHEDULE 2 - ADJUSTMENTS AND OFFSETS REGARDING PREDECESSOR PLANS

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APPENDIX C - FORMER CADBURY FORMER ADAMS MEMBERS

APPENDIX C - SCHEDULE 1 - 2005 PENSION UPGRADE

APPENDIX D - FORMER CADBURY NON-UNION MEMBERS

APPENDIX E - FORMER CADBURY DESIGNATED MEMBERS

APPENDIX E - SCHEDULE 1 - DESCRIPTION OF PAST SERVICE BENEFITS

APPENDIX F – PROVINCIAL PROVISIONS – ALBERTA

APPENDIX G – PROVINCIAL PROVISIONS – NEW BRUNSWICK

APPENDIX H – PROVINCIAL PROVISIONS – QUEBEC

Part 1 – General Provisions
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Part 1 – General Provisions

Article 1 – Introduction

1.01	This document constitutes the Mondelez Canada Inc. Retirement Plan (the “Plan”) effective as of December 31, 2013.

The primary purpose of the Plan is to provide retirement income and related benefits for eligible Employees of the Company who are employed on and after the Effective Date.

1.02	Effective September 29, 2012, the Company purchased the snack business from Kraft Canada Inc. and the active employees of Kraft Canada Inc. engaged in the snack business transferred to employment with the Company. As a result of the transfer of employment to the Company and as part of the asset purchase agreement, certain salaried employees ceased participation in the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668, effective September 28, 2012 and commenced participation in the Plan for service on and after September 29, 2012.

1.03	The Plan assumed the obligation to provide the benefits accrued under the defined benefit and defined contribution provisions of the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668, for certain members’ benefits accrued up to September 29, 2012 upon the transfer of pension assets from the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668.

1.04	The Plan incorporates and preserves the entitlements and benefits accrued prior to the Effective Date under the Prior Plan to the extent permitted by the Revenue Rules. All assets accumulated and liabilities established under the Prior Plan are therefore assumed by the Plan.

1.05

Effective December 31, 2013, the Mondelez Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd., registration number 1249101 (the “Nabisco Salaried Plan”), the Pension Plan for Non-Union Colleagues of the Cadbury Adams Division of Mondelez Canada Inc., registration number 1086438 (the “Cadbury Non-Union Plan”), the Pension Plan for Designated Colleagues of the Cadbury Adams Division of Mondelez Canada Inc., registration number 1036888 (the “Cadbury Designated Plan”), and the Pension Plan for Former Adams’ Colleagues of the Cadbury Adams Division of Mondelez Canada Inc., registration number 1136407 (the “Cadbury Former Adams Plan”) (collectively the “Original Plans”) are merged into

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the Plan and the Plan is renamed the Mondelez Canada Inc. Retirement Plan. The Plan is established by the Company to be the successor to the Original Plans. Subject to approval of the Ontario regulator and the completion of the transfer of the defined benefit and defined contribution assets of the Original Plans to the Plan, the Plan will assume the obligation to provide benefits to all former members of the Original Plans.

1.06	The Plan as contained herein shall be applicable to Members who are in the employment of the Company on or after December 31, 2013. Benefits in respect of a Member whose employment with the Company ceased prior to December 31, 2013 shall be determined in accordance with the terms of the Plan or the Original Plans, as applicable, at the time of such cessation of employment, except as required by Applicable Pension Laws and Revenue Rules, and as specifically provided herein.

1.07	The Plan is intended to be a pension plan accepted for registration under Applicable Pension Laws and Revenue Rules. The Plan shall be designed, written and administered to comply with the requirements of Applicable Pension Laws and Revenue Rules. If the Plan fails to comply with such requirements, the Company may in its absolute discretion amend the Plan to comply with such requirements or terminate the Plan.

For greater clarity, any amendment to the Plan is conditional upon acceptance for registration under both Applicable Pension Laws and Revenue Rules, and may be modified or withdrawn by the Company, in its sole and absolute discretion, if the amendment is not accepted for registration under either Applicable Pension Laws or Revenue Rules.

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Article 2 – Construction, Interpretation and Definitions

2.01	This document, as it may be amended from time to time, constitutes the Plan. No statement in any other document or communication, whether or not such document or communication is required by Applicable Pension Laws or Revenue Rules, shall create or confer any right or obligation other than as set out in this document or otherwise as required by Applicable Pension Laws or Revenue Rules, nor may any such document or communication be used or relied upon to interpret or vary any terms or provisions of the Plan.

2.02	In the Plan, references to the masculine include the feminine and vice versa, references to the singular shall include the plural and vice versa, as the context shall require, and references to a subparagraph, paragraph, Section, Article or Appendix mean a subparagraph, paragraph, Section, Article or Appendix in that Part of the Plan unless specifically stated otherwise.

2.03	The Plan shall be construed in accordance with the laws of the Province of Ontario, except for those rights and obligations solely within the jurisdiction of Canada or another province.

2.04	All amounts payable under the Plan are stated and shall be paid in the lawful currency of Canada. If an amount of benefit or earnings entering into the computation of any benefit or contribution hereunder is expressed in a currency other than that of Canada, such amount shall be converted to Canadian currency prior to such computation, based upon exchange rates established by the Company.

2.05	Each provision of the Plan is distinct and severable, and if any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.06	Headings wherever used herein are for reference purposes only, and do not limit or extend the meaning of any of the Plan’s provisions.

2.07	Sections in the Plan text containing footnotes are not applicable, or are applicable only as modified in the Appendices for Members who are employed outside of Ontario.

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Definitions

In the Plan, the following terms shall, unless the context clearly indicates otherwise, have the following meanings:

2.08	“Actuarial(ly) Equivalent” means a benefit of equivalent value, but of different form of payment to a specified benefit, as determined on a basis of calculation adopted by the Company on the advice of the Actuary and in effect on the date such determination is being made. Notwithstanding the foregoing, the Company may adopt a basis that eases the administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by Applicable Pension Laws or Revenue Rules.

2.09	“Actuary” means an individual from time to time appointed by the Company to carry out actuarial valuations and provide such actuarial advice and services as may be required from time to time for the purposes of the Plan. The Actuary shall at all times be a person who is a Fellow of the Canadian Institute of Actuaries.

2.10	“Applicable Pension Laws” means the Pension Benefits Act (Ontario) and any regulation pursuant thereto and any amendments or substitutes therefor as well as any similar statute applicable to the Plan or an Employee or Member of the Plan and any regulation pursuant thereto adopted by the federal or any provincial government.

2.11	“Beneficiary” means the person last designated by the Member, pursuant to Section 10.01, to receive any benefit payable to a Beneficiary under the Plan in the event of the death of the Member, according to the provisions of Article 6 of Part 2 or Article 6 of Part 3 or, in the absence of an effective designation of a Beneficiary, the estate of the Member.

2.12	“Board” means the board of directors of the Company.

2.13	“Cadbury Designated Plan” means the Pension Plan for Designated Colleagues of the Cadbury Adams Division of Mondelez Canada Inc., registration number 1036888 as it existed immediately prior to December 31, 2013.

2.14	“Cadbury Former Adams Plan” means the Pension Plan for Former Adams’ Colleagues of the Cadbury Adams Division of Mondelez Canada Inc., registration number 1136407 as it existed immediately prior to December 31, 2013.

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2.15	“Cadbury Non-Union Plan” means the Pension Plan for Non-Union Colleagues of the Cadbury Adams Division of Mondelez Canada Inc., registration number 1086438 as it existed immediately prior to December 31, 2013.

2.16	“Canada/Quebec Pension Plan Benefit” means the annual amount, as determined by the Company, which reflects the retirement income that would be payable to a DB Member under the terms of the Canada Pension Plan or the Quebec Pension Plan, whichever is applicable, calculated as if the Member had attained age sixty-five (65) on his Date of Determination and had spent his entire working lifetime with the Company. For purposes of this calculation, it is assumed that the Canada/Quebec Pension Plan Benefit is based on the Member’s Earnings in the 3-year period preceding his Date of Determination.

2.17	“Company” means Mondelez Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise.

2.18	“Company Basic Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 2.01 of Part 2.

2.19	“Company Matching Contributions” means the contributions made by the Company in respect of a DC Member pursuant to Section 2.02 of Part 2.

2.20	“Continuous Service” means, subject to the applicable Appendices:

(a)	the period of uninterrupted, regular, full-time or part-time employment of a Member with the Company, beginning with the date on which he was last employed by the Company, or any predecessor corporation or division acquired by the Company or any other corporation associated with the Company, and ending on the earliest of:

(i)	his ceasing to be employed by the Company or any other corporation associated with the Company;

(ii)	his death;

(iii)	his Retirement Date;

(iv)	the discontinuance of the Plan without immediate substitution of a successor registered pension plan.

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(b)	The following periods shall be included in the computation of a Member’s Continuous Service and shall not constitute an interruption of employment:

(i)	lay-off provided that the Member does not elect to receive benefits in accordance with Article 5 or 7 of Part 2 or Articles 5 or 7 of Part 3 and the period of lay-off does not exceed one year, or such longer period as required under Applicable Pension Laws;

(ii)	leave of absence for such period as may be duly authorized by the Company, including leave on account of sickness, accident, emergency, maternity or parenting, provided that such leave does not exceed a period of twenty-four (24) months;

(iii)	Total Disability;

(iv)	a period of disability in respect of which the Member qualified for benefits under the applicable provincial workers’ compensation program, but does not qualify for benefits under the Company’s long-term disability income plan;

(v)	in the event of a national emergency, the Member’s joining the Canadian Armed Forces or engaging full-time in national service work for Canada; and

(vi)	uninterrupted employment as a full-time or part-time employee of a foreign or non-participating subsidiary or affiliate of the Company.

To the extent that periods are included in Credited Service by virtue of paragraph 1.02(c) of Part 3, then such periods shall be included in Continuous Service.

Continuous Service shall recognize:

(x)	periods of continuous service as determined under the Kraft Salaried Plan for Kraft Transferred Members prior to September 29, 2012;

(xi)	periods of continuous service as determined under the Kraft Prior Plan for Kraft Prior Plan Members prior to September 29, 2012; and

(xii)	periods of continuous service as determined under the Kraft Nabisco Salaried Plan for Former Nabisco Salaried Members prior to September 29, 2012.

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2.21	“Contributory Member” means a Kraft Transferred Member who was a DB Member under the Kraft Salaried Plan who elected to make Member Required DB Contributions prior to January 1, 1987 under the DB Provisions of the Kraft Salaried Plan.

2.22	“Contributory Service” means the service of a Contributory Member used to determine the amount of benefits for which a Contributory Member is eligible under the DB Provisions of the Kraft Salaried Plan. Contributory Service means the years and fractions thereof of Credited Past Service during which the Member made Member Required DB Contributions. For a Member who has elected to become a Contributory Member, such period shall include the twelve (12) month period prior to his becoming a Member and any other period classified as Contributory Service under the Prior Plan. Contributory Service shall also include any period prior to January 1, 1987 for which the Member had elected to make up Member Required DB Contributions. With respect to a Melrose/Dickson Member, Contributory Service shall include service credited under the Melrose/Dickson Prior Plan.

2.23	“Credited Service” means, subject to the applicable Appendices, the service of a Member, as defined in Article 1 of Part 3, used to determine the amount of benefits for which a Member is eligible, and equals the sum of the Member’s Credited Past Service, Credited Plan A Service, Credited Plan B Service, Credited Plan C Service, Credited Plan D Service, Credited Plan E Service and Credited Future Service where:

(a)	“Credited Past Service” means, with respect to a Kraft Transferred Member, the portion of the Member’s credited service prior to January 1, 1987 under the Kraft Salaried Plan or with respect to a Former Kraft Nabisco Salaried Member, the portion of the Member’s credited service as at December 31, 2002 under the Kraft Nabisco Salaried Plan.

With respect to a Melrose/Dickson Member, such service shall include service credited under the Melrose/Dickson Prior Plan.

(b)	“Credited Plan A Service” means the portion of a Member’s credited service on and after January 1, 1987 and prior to September 29, 2012 under the Kraft Salaried Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan A Member.

(c)

“Credited Plan B Service” means the portion of a Member’s credited service on and after January 1, 1987 and prior to September 29, 2012 under the Kraft Salaried Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a

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Plan B Member. With respect to a Melrose/Dickson Member, such service shall include service credited between January 1, 1987 and September 4, 1987 under the Melrose/Dickson Prior Plan.

(d)	“Credited Plan C Service” means the portion of a Member’s credited service on and after January 1, 1991 and prior to September 29, 2012 under the Kraft Salaried Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan C Member.

(e)	“Credited Plan D Service” means the portion of a Member’s credited service on and after January 1, 1991 and prior to September 29, 2012 under the Kraft Salaried Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan D Member.

(f)	“Credited Plan E Service” means the portion of a Member’s credited service on and after January 1, 1991 and prior to September 29, 2012 under the Kraft Salaried Plan and the Credited Service on and after September 29, 2012 under the Plan during which he was a Plan E Member. For Kraft Prior Plan Members, who have neither commenced a pension nor transferred their benefit out of the Kraft Prior Plans, Credited Plan E Service shall mean credited service under the Kraft Prior Plans prior to September 29, 2012 and Credited Service on and after September 29, 2012 under the Plan while he was a Plan E Member.

(g)	“Credited Future Service” means the aggregate of a Former Nabisco Salaried Member’s credited service accrued under the Kraft Nabisco Salaried Plan on and after January 1, 2003 and prior to September 29, 2012, Continuous Service accrued under the Nabisco Salaried Plan on and after September 29, 2012 and prior to December 31, 2013 and Credited Service under the Plan on and after December 31, 2013.

If an Employee remained employed by Kraft Canada Inc. after the sale of the snack business to the Company, his Credited Service shall be frozen at September 29, 2012.

2.24	“Date of Determination” means the date as of which a benefit is to be calculated under the Plan, as specified in each relevant Section, and being one of the following:

(a)	a Member’s Retirement Date,

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(b)	a Member’s date of termination of employment;

(c)	a Member’s date of death; and

(d)	the date of amendment or discontinuance of the Plan or the date of consolidation or merger of the Plan with another registered pension plan.

2.25	“DB Account” means the account established in accordance with paragraph 5.04(b).

2.26	“DB Member” means a Member who is accruing Credited Service under the DB Provisions.

2.27	“DB Provisions” means the defined benefit provisions of the Plan, as described under Part 3 of the Plan.

2.28	“DC Account” means the account established pursuant to Section 4.01 of Part 2.

2.29	“DC Member” means a Member who is not a DB Member and who joins the Plan in accordance with Sections 3.01 and 3.02.

2.30	“DC Provisions” means the defined contribution provisions of the Plan, as described under Part 2 of the Plan.

2.31	“Early Retirement Date” means the date of a Member’s actual retirement determined in accordance with Section 4.02.

2.32	“Early Retirement Eligible Member” means either:

(a)	a Member who became a member of the Kraft Salaried Plan prior to 1991; or

(b)	a Member who became a member of the Kraft Salaried Plan after 1990 and was last hired by Kraft Canada Inc. prior to January 1, 2007 and who, at the Date of Determination, has completed at least fifteen (15) years of Continuous Service and whose age plus Continuous Service equals at least sixty (60) years, or

(c)	a Former Nabisco Salaried Plan Member, who, at the Date of Determination, has completed at least fifteen (15) years of Continuous Service and whose age plus Continuous Service equals at least sixty (60) years.

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2.33	(a)	Except to the extent otherwise provided below or in any applicable Appendix, “Earnings” for the purposes of a DB and a DC Member means the amounts that are paid directly by the Company or, prior to September 29, 2012, by Kraft Canada Inc., for personal services that:

(i)	fall into one of the following categories:

(A)	base salary, including forms of base pay delivered in alternative forms, such as lump sum pay increases, overtime pay and premium pay;

(B)	holiday pay, vacation pay or vacation payouts;

(C)	sick pay;

(D)	bonus payments made under the Company’s annual incentive plan (other than bonus payments made in connection with an Employee’s termination of employment);

(E)	retail sales bonuses or vacation averaging bonuses; or

(F)	salary continuance paid following a Member’s advance notification of termination of employment but prior to the actual date of termination,

and

(ii)	do not fall into any of the following categories:

(G)	remuneration not paid in cash;

(H)	prizes, signing bonuses, contest bonuses or home sale bonuses;

(I)	long-term incentive awards;

(J)	stock dividend payments;

(K)	equity grants or awards under the Company’s incentive plan (or any other income under any equity-based plan);

(L)	salary continuance payments made after the Member’s actual date of termination;

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(M)	payments made pursuant to an employment contract or bonus plan under which such payments are not intended to be Earnings hereunder; or

(N)	any other remuneration not expressly described in subparagraph 2.33(a)(i) above.

If it is not entirely clear whether an item of remuneration meets the requirements of subsection (a)(i) or (a)(ii) above, the Company, in its sole discretion, will determine whether the item meets the requirements of such subsection (a)(i) or (a)(ii) above.

For Kraft Transferred Members, Earnings shall include earnings as that term is defined under the Kraft Salaried Plan immediately prior to the Effective Date.

(b)	“Average Earnings-5” on any Date of Determination means the annual average of a DB Member’s Earnings during the sixty (60) consecutive months out of the last ten (10) years of employment, during which such Earnings were highest or, where the Member’s Continuous Service is less than five (5) years, the annual average of the Member’s Earnings during the Member’s Continuous Service. For a part-time Employee, the average is computed using the equivalent full-time service performed during the averaging period.

(c)	“Average Earnings-3” on any Date of Determination means the annual average of the DB Member’s Earnings in the thirty-six (36) consecutive calendar months of employment immediate preceding such date or, if higher, in the three (3) calendar years of highest Earnings prior to the Date of Determination which produce the highest average.

Where the Member’s Continuous Service is less than thirty-six (36) consecutive months, “Average Earnings-3” means the annual average of the DB Member’s Earnings during the Member’s Continuous Service. For a part-time Employee, the average is computed using the equivalent full-time service performed during the averaging period.

2.34	“Effective Date” means September 29, 2012.

2.35

“Employee” means, subject to the applicable Appendices, a person who is employed on a full-time or part-time basis in a salaried position by the Company, but shall not, unless Applicable Pension Laws require otherwise, include any person employed on a temporary or casual basis,

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regardless of the duration of his employment, nor shall it include any person who is specifically eligible to participate in any other registered pension plan of the Company, whether or not he has actually joined such plan, and it shall not include a person who is represented by a union with which the Company has a collective bargaining agreement unless he is specifically included as an Employee under the Plan as a term of such collective bargaining agreement. Notwithstanding the foregoing, Employee shall also mean a person who transfers to a non-unionized hourly paid position with the Company, if such person was a Plan A Member, a Plan B Member, a Plan C Member or a Plan D Member immediately prior to such transfer. An Employee shall include Kraft Transferred Members and Kraft Prior Plan Members.

“Employee” also means any person employed by the Company who was a Member of the Nabisco Salaried Plan, the Cadbury Non-Union Plan, the Cadbury Designated Plan or the Cadbury Former Adams Plan on December 30, 2013.

2.36	“Former Cadbury Designated Member” means a Member who participated under the Cadbury Designated Plan and whose benefit was transferred into the Plan.

2.37	“Former Cadbury Former Adams Member” means a Member who participated under the Cadbury Former Adams Plan and whose benefit was transferred into the Plan.

2.38	“Former Cadbury Non-Union Member” means a Member who participated under the Cadbury Non-Union Plan and whose benefit was transferred into the Plan.

2.39	“Former Nabisco Salaried Member” means a Member who participated under the Nabisco Salaried Plan and whose benefit was transferred into the Plan.

2.40	“Fund” means the fund established for the purposes of the Plan, as set forth herein and established in accordance with the terms and provisions of the Funding Agreement(s), to which all contributions to the Plan shall be made and from which all benefits under the Plan shall be payable.

2.41	“Funding Agent(s)” means the trust and/or insurance company and/or any group of individual trustees designated by the Company and holding the whole or a portion of the assets of the Fund at any time, pursuant to the terms of a Funding Agreement(s).

2.42	“Funding Agreement(s)” means any trust deed, agreement or agreements executed from time to time between the Company and any Funding Agent(s), including any insurance or annuity

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contract or contracts issued by a Funding Agent(s) and including any amendments which are from time to time made to any such documents, pertaining to the custody of the investments of the Fund.

2.43	“Interest” means the amount of money credited to Member Required DB Contributions in accordance with Article 2 of Part 3.

2.44	“Investment Earnings” means the investment gains and losses allocated to each OPP Company Account and OPP Member Account under Schedule 6 of Appendix A.

2.45	“Kraft Nabisco Salaried Plan” means the Kraft Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd., registration number 0568055.

2.46	“Kraft Prior Plan Member” means a Member who participated in one of the Kraft Prior Plans on September 28, 2012 and commenced participation in the Plan on September 29, 2012.

2.47	“Kraft Prior Plans” means the Retirement Plan for Former Non-Union Employees of Nabob Foods Limited, registration number 580720 (the “Nabob Plan”), the Kraft Canada Inc. Trusteed Retirement Plan K, registration number 228742 (the “Plan K”) and the Régime de retraite des salaries non syndiqués de Kraft Canada Inc. – anciens employés de Kraft Limitée/Kraft Canada Inc. Retirement Plan for Non-Unionized Salaried Employees – Former Employees of Kraft Limited, Quebec registration number 26314 and Canada Revenue Agency registration number 456210 (the “Non-Unionized Plan”).

2.48	“Kraft Salaried Plan” means the Kraft Canada Inc. Retirement Plan for Canadian Salaried Employees, registration number 0214668.

2.49	“Kraft Transferred Members” means the members of the Kraft Salaried Plan who transferred from employment from Kraft Canada Inc. to the Company effective September 29, 2012 and whose benefits under the Kraft Salaried Plan up to September 29, 2912 has been transferred to the Plan, as a result of the Company’s purchase of Kraft Canada Inc.’s snack business.

2.50	“Maximum Formula” means the maximum benefit permitted under the Revenue Rules in accordance with Section 3.06 of Part 3.

2.51	“Melrose/Dickson Member” means the Member who became an employee of one of the participating employers under the Kraft Salaried Plan on September 4, 1987 and immediately prior to that was an employee of Nabisco Brands Ltd. and was a member of the Melrose/Dickson Prior Plan or the Nabisco Brands Ltd. Trusteed Retirement Plan A.

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2.52	“Melrose/Dickson Prior Plan” means the Nabisco Brands Ltd. Pension Plan for Salaried Employees.

2.53	“Member” means an Employee who has joined the Plan in accordance with Article 3 and who continues to be contingently or absolutely entitled to a retirement benefit under the Plan. A Member includes a DB Member or a DC Member.

Notwithstanding the above provisions, a Member shall include a Former Nabisco Salaried Member, a Former Cadbury Former Adams Member, a Former Cadbury Non-Union Member and a Former Cadbury Designated Member.

2.54	“Member Optional DC Contributions” means the contributions made by a DC Member in accordance with Section 1.02 of Part 2, if any.

2.55	“Member Required DB Contributions” means the contributions made by a DB Member in accordance with Article 2 of Part 3 and the required contributions, if any, made by the Member to the Prior Plan.

2.56	“Member Required DC Contributions” means the required contributions made by a DC Member in accordance with Section 1.01 of Part 2.

2.57	“Money Purchase Limit” has the meaning assigned under Revenue Rules.

2.58	“Nabisco Salaried Plan” means the Mondelez Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd., registration number 1249101, as it existed immediately prior to December 31, 2013.

2.59	“Normal Retirement Date” means the date specified in Section 4.01.

2.60	“OPP” means the set of provisions detailed in Schedule 6 of Appendix A.

2.61	“OPP Company Account” means the aggregate of OPP Company Contributions, plus Investment Earnings thereon, in respect of an OPP Member.

2.62	“OPP Company Contributions” means the contributions deposited in the OPP Company Account in respect of an OPP Member in accordance with Section A6.03 of Appendix A.

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2.63	“OPP Member” means a Member who is participating in the OPP pursuant to Schedule 6 of Appendix A.

2.64	“OPP Member Account” means the aggregate of OPP Member Contributions, plus Investment Earnings thereon, in respect of an OPP Member.

2.65	“OPP Member Contributions” means the contributions made by an OPP Member in accordance with Section A6.02 of Appendix A.

2.66	“Original Plans” means the Cadbury Designated Plan, Cadbury Former Adams Plan, Cadbury Non-Union Plan and Nabisco Salaried Plan, collectively.

2.67	“Pension Commencement Date” means the date on which a Member starts receiving his retirement income under the Plan.

2.68	“Plan” means the Mondelez Canada Inc. Retirement Plan as amended from time to time.

2.69	(a)	“Plan A” means the provisions detailed in Schedule 1 of Appendix A.

(b)	“Plan B” means the provisions detailed in Schedule 2 of Appendix A.

(c)	“Plan C” means the provisions detailed in Schedule 3 of Appendix A.

(d)	“Plan D” means the provisions detailed in Schedule 4 of Appendix A.

(e)	“Plan E” means the provisions detailed in Schedule 5 of Appendix A.

2.70	(a)	“Plan A Member” means a Member who is participating in Plan A.

(b)	“Plan B Member” means a Member who is participating in Plan B. A Melrose/Dickson Member shall be considered, for the period between January 1, 1987 and September 4, 1987, to have been a Plan B Member.

(c)	“Plan C Member” means a Member who is participating in Plan C.

(d)	“Plan D Member” means a Member who is participating in Plan D.

(e)	“Plan E Member” means a Member who is participating in Plan E.

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2.71	“Plan Benefit” means the annual lifetime retirement income payable under the DB Provisions of the Plan, determined in accordance with Section 3.07 of Part 3.

2.72	“Plan Formula” means the formula used to calculate the annual lifetime retirement income in respect of Credited Service, prior to the application of the Maximum Formula, as set out in Section 3.06 of Part 3.

2.73	“Plan Year” means a calendar year.

2.74	“Postponed Retirement Date” means the date specified in Section 4.03.

2.75	“Prior Plan” means, subject to the applicable Appendices, the General Foods Retirement Plan for Canadian Salaried Employees effective January 1, 1986, together with any plan listed thereunder as a “Prior Plan”, succeeded by this Plan as of the Effective Date.

2.76	“Reciprocal Agreement” means a written agreement whereby the Company and a previous or future employer of a Member agree that service with the earlier employer shall be recognized as pensionable service with the subsequent employer, to the extent allowed and subject to the conditions specified in the agreement, Applicable Pension Laws and Revenue Rules.

2.77	“Retirement Date” means the date on which a Member actually retires or is deemed to be retired, such date being one of an Early Retirement Date, Normal Retirement Date or Postponed Retirement Date.

2.78	“Retirement Income Earned After 1986” means the benefit to which the DB Member is entitled for Credited Service on or after January 1, 1987 plus the increase in benefits in respect of Credited Service prior to January 1, 1987 granted under an amendment to the Plan effective on or after January 1, 1987.

2.79	“Retirement Income Earned Prior to 1987” means the benefits to which the DB Member is entitled for Credited Service prior to January 1, 1987 calculating using the benefit formula in effect on that date.

2.80	“Revenue Rules” means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

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2.81	“Spouse” means subject to the applicable Appendices and Applicable Pension Laws, the person who, at the earlier of the Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member; or

(b)	the person who is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three (3) years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario):

provided that the person is not living separate and apart from the Member at that time and provided that not more than one (1) person shall be a Spouse hereunder. In the event of more than one (1) person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it and which it considers sufficient for the purposes of such determination, and on the basis of the requirements of Applicable Pension Laws, shall be final.

2.82	“Survivor Benefit Contributor” means a DB Member who was contributing an additional 1.5% of his Earnings immediately prior to January 1, 1987 under the Kraft Salaried Plan for the purpose of providing a pre-retirement surviving benefit under the DB Provisions of Part 3.

2.83	“Total Disability” means, in respect of a Member, a physical or mental impairment which prevents the Member from performing the duties of the employment in which the Member was engaged before the commencement of the impairment and which meets the qualification criteria for receipt of benefits under the Company’s long-term disability income plan. The determination of such disability shall be based on a written report certified from a medical doctor licensed to practice under the laws of a province of Canada or of the place where the Member resides and if the Company so requests, as determined conclusively by the insurance carrier administering such long-term disability plan.

2.84	“Valuation Date” means the date at which the Funding Agent determines the value of each DC Account within the Fund in accordance with Section 4.03 of Part 2.

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2.85	(a)	“YMPE” means, subject to the applicable Appendices, the Year’s Maximum Pensionable Earnings established under the Canada Pension Plan or Quebec Pension Plan, as applicable, as amended from time to time, or under any superseding legislation considered by the Company to be appropriate.

(b)	“YMPE Average” on any date means, subject to the applicable Appendices, the annual average of the YMPE in the 36 consecutive calendar months of employment immediately preceding such date, or, where the Member’s Continuous Service is less than 36 consecutive months, the annual average of the YMPE during the Member’s Continuous Service.

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Article 3 – Membership

3.01	Members on September 29, 2012

Each Kraft Transferred Member automatically became a Member effective September 29, 2012. Each Kraft Prior Plan Member automatically became a DB Member on September 29, 2012.

If a Kraft Transferred Member or a Kraft Prior Plan Member was participating in the OPP provisions on September 28, 2012, he automatically became an OPP Member as of September 29, 2012. Each other Kraft Transferred Member or Kraft Prior Plan Member may elect to become an OPP Member by enrolling in accordance with the applicable administrative procedures.

3.02	New Employees Hired on or after September 29, 2012

Subject to Section 8.02 of Part 2 and Section 10.02 of Part 3, each Employee who is hired on a full-time basis or on a less than full-time basis on and after September 29, 2012 shall become a DC Member beginning the first payroll period after completing 30 days of Continuous Service.

3.03	Merger of Original Plans as at December 31, 2013

As a result of the merger of the Original Plans into the Plan, a Former Nabisco Salaried Member, a Former Cadbury Former Adams Member, a Former Cadbury Non-Union Member and a Former Cadbury Designated Member became Members of the DB Provisions of the Plan effective December 31, 2013.

If a Former Nabisco Salaried Member was participating in the OPP provisions of the Nabisco Salaried Plan, he automatically becomes an OPP Member effective December 31, 2013. Each Former Nabisco Salaried Member may elect to become an OPP Member by enrolling in accordance with the applicable administrative procedures.

If a Former Cadbury Non-Union Member retained a defined contribution account under the defined contribution provisions of the Cadbury Non-Union Plan, he became a Member of the DC Provisions of the Plan effective December 31, 2013.

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3.04	Membership at Company’s Discretion

Notwithstanding anything to the contrary contained in this Article, the Company may agree to the earlier participation in this Plan of any Employee of the Company in accordance with such other terms and conditions as may be mutually agreed upon between the Company and the Employee.

3.05	No Discontinuance of Membership

Subject to the applicable Appendices, while a Member remains in employment with the Company, the Member may not terminate or suspend his membership in the Plan.

3.06	Re-Employment

(a)	If an Employee terminates employment with the Company, other than by retirement, and is subsequently re-employed with the Company prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, he shall become a DC Member upon fulfilling the eligibility requirements under Section 3.02 and his periods of Continuous Service shall be treated separately, and the second period shall be considered to start from the date of his subsequent re-employment for the purposes of the Plan, unless otherwise agreed in writing by the Company under specified applicable conditions or required by Applicable Pension Laws, and as permitted under Revenue Rules.

(b)	If an Employee who is receiving retirement income under the DB Provisions of the Plan or who elected a distribution option under the DC Provisions of the Plan is subsequently re-employed with the Company prior to the end of the calendar year in which he attains age seventy-one (71) or such other age permitted under Revenue Rules, the Employee shall become a DC Member upon fulfilling the eligibility requirements under Section 3.02. The Employee’s retirement income under the DB Provisions of the Plan, if any, shall continue to be paid.

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Article 4 – Retirement Dates

4.01	Normal Retirement Date

The Normal Retirement Date of a Member is the first (1st) day of the month coincident with or next following the attainment of age sixty-five (65).

4.02	Early Retirement Date

Subject to the applicable Appendices, a Member may retire prior to his Normal Retirement Date on the first (1st) day of any month following the date on which the Member has attained age fifty-five (55). The date of the Member’s actual retirement in accordance with this paragraph shall be his Early Retirement Date.

4.03	Postponed Retirement Date

A Member who accrues Continuous Service beyond Normal Retirement Date shall retire, or be deemed to have retired for the purposes of the Plan, not later than December 1st of the calendar year during which the Member attains age seventy-one (71) (or such other age permitted under Revenue Rules). The date of the Member’s actual or deemed retirement in accordance with this paragraph shall be his Postponed Retirement Date.

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Article 5 – Contributions and Funding

5.01	Payment of Contributions

All contributions made to the Plan shall be paid to the Funding Agent(s) for deposit to the Fund within the time period prescribed by Applicable Pension Laws.

5.02	Company Contributions

(a)	With respect to the DB Provisions of the Plan, based upon the estimates of the Actuary and subject to Section 5.05, the Company shall contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time shall be limited to the maximum contributions as required by the terms of the Plan and Applicable Pension Laws.

(b)	With respect to the DC Provisions of the Plan and subject to Section 5.05, the Company shall contribute in accordance with Sections 2.01 and 2.02 of Part 2.

Notwithstanding the foregoing, contributions made to the Plan by the Company shall only be made if they are eligible contributions in accordance with Revenue Rules.

5.03	Member Contributions

A Member shall make contributions in respect of the DC Provisions in accordance with Article 1 of Part 2, if applicable or in respect of the DB Provisions in accordance with Article 2 of Part 3, if applicable.

5.04	Fund

(a)	The retirement income and other benefits provided under the Plan shall be financed by a Fund established for the purposes of the Plan, under which all contributions and investment income are held to pay such retirement income, other benefits and the fees, costs and expenses of the Plan to be paid from the Fund as specified in paragraph (f).

Upon the completion of the transfer of assets, the Fund shall include the assets transferred from the Original Plans.

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(b)	The Fund shall contain one DB Account and a DC Account for each DC Member as specified in Article 4 of Part 2. The DB Account shall consist of assets in the Fund not allocated to the OPP Company Accounts or the OPP Member Accounts or the DC Accounts of DC Members. The Fund shall also contain the OPP Company Account and the OPP Member Account for the benefits set out in Schedule 6 of Appendix A.

(c)	The Company shall be responsible for the selection of a Funding Agent(s). The Fund or a portion thereof shall be maintained and administered by the Funding Agent(s) in accordance with the terms of the Funding Agreement(s) entered into between the Company and the Funding Agent(s). The Company and the Funding Agent(s) may agree to amend the form and the terms of the Funding Agreement(s) at any time. The Company may further appoint an organization licensed to provide investment management services, to manage the investment of any portion of the Fund. The Company may replace any Funding Agent(s) or investment manager at any time, in accordance with the terms of any applicable agreement or contract.

(d)	The Funding Agreement(s) is ancillary to the Plan and is intended to receive contributions made to the Plan and to give effect to the provisions of the Plan relating to the safekeeping and investment of the assets of the Fund and to facilitate the payment of the benefits and other payments properly made under the Plan, in accordance with Applicable Pension Laws and Revenue Rules, and not to create rights to payments from the Fund that are in addition to those payments expressly provided under the Plan. In the case of conflict between the provisions of the Plan and those of the Funding Agreement(s), the provisions of the Plan shall govern.

(e)	Subject to Applicable Pension Laws, the retirement income and other benefits provided under the Plan payable hereunder shall only be paid to the extent that they are provided for by the assets held under the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon the Company other than in accordance with Section 5.02.

(f)	All normal and reasonable fees and expenses incurred in the operation of the DB Provisions of the Plan, and the administration and investment of the DB Account of the Fund, shall be paid out of the DB Account, unless paid by the Company. If such expenses are incurred or paid by the Company, the Company may be reimbursed for such expense from the DB Account.

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All normal and reasonable fees and expenses in connection with the administration, operation and investment of the DC Accounts, the OPP Member Accounts, the OPP Company Accounts and the DC Provisions of the Plan, including the investment management fees, investment counsel fees, custodial fees, administrative fees, brokerage fees, commissions and transfer taxes, shall be paid by way of adjustment to the net investment returns of the respective DC Accounts, OPP Member Accounts or OPP Company Accounts subject to any limits set out in the Funding Agreement(s). Notwithstanding the foregoing, the Company may pay such fees and expenses directly or fees may be paid from the DB Account. If such expenses are incurred or paid by the Company, the Company may be reimbursed for such expenses from the Fund.

Fees related to specific transaction initiated by a DC Member or an OPP Member, including penalty fees, shall be deducted from his DC Account in accordance with the terms of the Funding Agreement(s).

A former DC Member, a former OPP Member or the Spouse or Beneficiary of a DC Member or a OPP Member, as applicable, shall be responsible for all fees and charges that are levied from time to time in maintaining and investing his DC Account, OPP Member Account or OPP Company Account, as applicable, if such former DC Member or OPP Member has not elected a distribution option in accordance with Sections 5.04 and 7.03 of Part 2 or transfer in accordance with Section A6.06 of Schedule 6 within the prescribed time or within such other time as determined by the Company. Such charges will be periodically deducted from the Member’s DC Account.

5.05	Actuarial Surplus

At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or to reduce the contributions of the Company under the Plan, including Company Basic Contributions and Company Matching Contributions made pursuant to Part 2 of the Plan and OPP Company Contributions, or used to pay any fees and expenses or may, to the extent allowed and subject to any conditions, or approval procedures under Applicable Pension Laws and Revenue Rules, be returned to the Company.

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5.06	Investments

(a)	The investment of the Fund shall be made in accordance with Applicable Pension Laws and Revenue Rules.

(b)	The Company shall direct the investment of the DB Account. Each DC Member shall direct the investment of his DC Account in accordance with Section 4.02 of Part 2 and each OPP Member shall direct the investment of his OPP Member Account and OPP Company Account in accordance with Section A6.06 of Schedule 6 to Part 3.

(c)	The Company shall establish a written statement of investment policies and procedures for the Plan.

5.07	Borrowing

Neither the Company nor the Funding Agent(s) shall borrow money for the purposes of the Plan, except as allowed under Applicable Pension Laws and Revenue Rules.

5.08	Claims on the Fund

(a)	Contributions made by the Company shall not constitute an enlargement of the amount of any benefit defined in the Plan, and shall not at any time create for any person other than the Company, the right, title or interest in the assets of the Company or the Fund, except as provided under Applicable Pension Laws.

(b)	No Member or any person claiming through him, by virtue of any provision of the Plan, shall have any right to, or any interest in, any part of the Fund or to any benefit or other payment from the Fund, except to the extent provided from time to time under the Plan, the Funding Agreement(s), or Applicable Pension Laws.

5.09	Sole Recourse to Fund

A Member or person claiming through the Member shall have recourse solely to the Fund for any benefit or other payment from the Plan. Under no circumstances shall any liability attach to the Company or any director, officer or employee of the Company, for any benefit or other payment hereunder.

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5.10	Return of Contributions

If the Company or a Member makes a contribution to the Plan which would cause the Plan’s registration to be revocable under Revenue Rules, subject to the conditions or approval procedures under Applicable Pension Laws, such contributions shall be returned to the Company or the Member, as applicable.

5.11	Discharge of Liability

Upon distribution of a Member’s entitlement under the Plan, including the purchase of a life annuity from an insurance company licensed to transact business in Canada pursuant to Section 10.07, there shall be no further liability under the Plan in respect of such Member. An acceptance of the benefit or the purchase of a life annuity shall constitute a full acquittal and discharge of the Company, the Fund and the Funding Agent(s) by the recipient.

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Article 6 – Protection of Benefits

6.01	Non-Assignability of Benefits

Except as permitted under Section 6.02 and subject to Applicable Pension Laws, the portability and commutation provisions of any other Article of the Plan, no benefit, right or interest provided under the Plan shall be:

(a)	capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; or

(b)	capable of being given as security or surrendered;

and, for the purposes of this Section:

(c)	assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual’s estate; and

(d)	surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

6.02	Support and Division of Property on Marriage Breakdown

(a)	Subject to Applicable Pension Laws, a benefit payable under the Plan may be:

(i)	subject to execution, seizure or attachment, in satisfaction of an order for support or maintenance or a garnishing order, pursuant to a decree, order or judgement of a competent tribunal; or

(ii)	assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property, pursuant to a written agreement, decree, order or judgement of a competent tribunal.

(b)	The determination of the benefit payable to a person under paragraph (a) shall be subject to Applicable Pension Laws and Revenue Rules.

(c)	The Member’s benefit entitlements shall be reduced to account for the value of any settlement made under paragraph (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

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6.03	Facility of Payment

If the Company shall receive evidence which in its absolute discretion is satisfactory to it that a person entitled to receive a payment under the Plan is a minor or is physically or mentally incompetent, the Company may direct the payment to any representative, trustee, guardian, attorney or other person or persons entitled at law to receive the payment on the person’s behalf. Such payment shall be a complete discharge of the payment obligations under the Plan.

In the absence of the appointment of a legal guardian, any benefit payable to a minor may be paid to such adult or adults as have, in the absolute discretion of the Company, assumed the custody and principal financial support of such minor.

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Article 7 – Amendment or Discontinuance

7.01	Amendment

The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to:

(a)	amend the Plan;

(b)	terminate the Plan;

(c)	merge or consolidate the Plan with any other registered pension plan adopted by the Board; or

(d)	transfer any assets or liabilities of the Plan to any other registered pension plan adopted by the Board,

provided that no such action shall adversely affect any right with respect to benefits which have accrued under the DB Provisions and the DC Provisions immediately prior to the time such action is taken, except as provided in Section 7.02 and 7.04. The accrued benefits shall be determined using as the applicable Date of Determination, the earliest of the date the Member ceases to accrue Continuous Service and the date of the amendment, termination, merger or consolidation of the Plan, as applicable.

Any amendment of the Plan shall be made by:

(f)	the adoption of a resolution by the Board; or

(g)	the execution of a certificate of amendment by an officer of the Company or the Administrator authorized by resolution of the Board to amend the Plan.

All such amendments shall be binding on the Company and on each Member.

7.02	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company may amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and Revenue Rules. Section 7.01 shall not restrict the Company’s ability to make an amendment to the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits

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to be reduced, when the purpose of the amendment is to maintain such registration of the Plan. Any such benefit reduction shall be subject to conditions or approval procedures under Applicable Pension Laws.

7.03	Certification of Post – 1989 Additional Benefits

An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National Revenue in accordance with Revenue Rules shall not be effective in respect of a Member until such certification has been received for that Member, and such additional benefits shall not be paid as a result of the amendment prior to certification. The Company shall apply for such certification before the Company makes any contributions to the Plan in respect of such amendment.

7.04	Discontinuance

In the event the Plan shall be discontinued at any time either in whole, or in part with respect to a specified group of Members only, the assets of the Fund (or the interest therein of Members affected by a partial discontinuance) shall be allocated to provide, to the extent of said assets and subject to Applicable Pension Laws, the retirement income and other benefits then accrued under the Plan. The accrued benefits shall be computed using the date the Member ceases to accrue Continuous Service as the applicable Date of Determination. Such allocation shall be made in accordance with an allocation schedule then established by the Company in consultation with the Actuary and filed with and approved by the appropriate authorities in accordance with Applicable Pension Laws.

7.05	Settlement on Discontinuance of Plan

The provisions for the accrued retirement income and other benefits described in Section 7.04 may be in the form of cash, the purchase of annuity contracts, the transfer of monies to other registered pension plans or to approved registered vehicles, or the continuation of the Fund, or a combination thereof, at the discretion of the Company and as permitted under Applicable Pension Laws and Revenue Rules.

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7.06	Surplus on Discontinuance

(a)	Upon discontinuance of the Plan in whole, assets remaining in the Fund after the discharge of all liabilities under the Plan or under Applicable Pension Laws shall be paid to the Company, subject to Applicable Pension Laws.

(b)	Upon discontinuance of the Plan in part, assets of the Plan shall be used to discharge all liabilities under the Plan or under Applicable Pension Laws to the Members affected by the partial discontinuance, the terms of such payment being subject to Applicable Pension Laws. The Company, with the advice of the Actuary, may allocate the total assets in the Plan between the portion of the Plan that is discontinued and the remaining portion of the Plan. At the option of the Company, the excess of the assets allocated to the discontinued portion of the Plan over the liabilities of the discontinued portion of the Plan in respect of the Members affected by the partial discontinuance, may be paid to the Company or used as the Company may direct, subject to Applicable Pension Laws.

(c)	The expenses related to the discontinuance of the Plan in whole or in part may be paid from the Plan, at the sole discretion of the Company, and subject to Applicable Pension Laws. In the case of a full discontinuance, such expenses may include expenses related to the distribution of assets remaining in the Plan after payment of the liabilities related to the discontinuance. In the case of a partial discontinuance, such expenses may include expenses related to the allocation of assets to the discontinued portion of the Plan and the distribution of the assets so allocated and remaining after the payment of liabilities related to the partial discontinuance.

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Article 8 – Disclosure

8.01	Plan Explanation

Within the period prescribed by Applicable Pension Laws, the Company shall provide to an Employee who becomes eligible for membership in the Plan, a written description of the Plan. Such description shall explain the pertinent terms and conditions of the Plan and amendments thereto as applicable to the Employee, and shall outline the rights and obligations of the Employee with reference to the benefits available under the Plan.

Except as otherwise permitted or required under Applicable Pension Laws, the Company shall provide a written explanation of an amendment to each Member who accrues Continuous Service and who is affected by the amendment and to each other person as may be required by Applicable Pension Laws, within the period prescribed by Applicable Pension Laws.

8.02	Inspection

(a)	The Company shall permit a Member, a Member’s authorized agent or any other person permitted under Applicable Pension Laws, to inspect, to make extracts from or to copy the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

(b)	To the extent required by Applicable Pension Laws, the Company shall provide, on request, a Member, or such person as is required to be permitted under Applicable Pension Laws, with copies of any of the documents required to be made available under Applicable Pension Laws upon payment to the Company of a reasonable fee.

8.03	Benefits Statement

(a)	Within the period prescribed by Applicable Pension Laws, the Company shall provide:

(i)	to each Member who accrues Continuous Service, a written statement describing the benefits the Member has earned to date and containing such other information as required under Applicable Pension Laws; and

(ii)	to each other person as may be required by Applicable Pension Laws, a written statement containing the information required under Applicable Pension Laws.

(b)	Upon cessation of employment of a Member or upon termination of the Member’s active membership in the Plan, the Company shall provide the Member (or the person entitled to a benefit in the event of the Member’s death), within the prescribed time period, a written statement containing the information prescribed under Applicable Pension Laws in respect of the benefits and options to which the Member or other person is entitled.

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8.04	Other Information

The Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

8.05	Limitation

Such explanation, statement or right of disclosure of the Plan text and other documents provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. Neither the Company, nor any employee, officer or director of the Company who is involved in the administration of the Plan shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

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Article 9 – Administration

9.01	The Administrator

The Plan shall be administered by the Company. Any amendments to the Plan, including any restatement of the Plan in its entirety, shall be made by resolution of the Board or by the execution of a certificate of amendment by an officer of the Company or the Administrator authorized by resolution of the Board to amend the Plan.

9.02	Agents

The Company may appoint one or more agents to carry out any act or transaction required for the administration of the Plan and the Fund or may retain advisors. Every agent appointed by the Company shall report to and shall be subject to the direction and continuing supervision of the Company.

9.03	Interpretation

The Company may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Company shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

9.04	Indemnification

The Company shall indemnify and save harmless any employees who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own wilful and intentional malfeasance or misconduct. No part of the Fund shall be used for indemnification payments.

9.05	Entitlement to Rely on Statements

The Company shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports which shall be furnished by an actuary, accountant, legal counsel or other professional person who shall be employed or engaged for such purposes.

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9.06	Company Records

Whenever the records of the Company are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

9.07	Information to be Furnished

An eligible Employee, a Member, a Beneficiary, or a Spouse shall sign such application forms prescribed by the Company and furnish proof of age and furnish such other data and sign such documents as the Company deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.

9.08	Notwithstanding anything contrary in the Plan, all prescribed forms and filings shall be completed in accordance with the administrative procedures of the Plan.

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Article 10 – General Provisions

10.01	Beneficiary Designation

Subject to the Applicable Pension Laws, a Member shall designate in writing a Beneficiary to receive any benefits that are payable under the Plan, other than benefits payable to a Spouse, to a Beneficiary upon the death of such Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the Member and shall be in such form and executed in such manner as the Company may, from time to time, determine. Any designation or change must be filed and accepted by the Company in accordance with applicable administrative procedures. Benefits payable as a result of the death of the Member shall be paid in accordance with the most recent designation filed by the Member with the Company and, in the absence of an effective designation of a Beneficiary, the Company shall instruct the Funding Agent(s) to make payment of any death benefits payable to the Beneficiary under the Plan to the estate of the Member and any such payment shall completely discharge all liability with respect to the amount paid. Any Beneficiary designations made under the Prior Plan or an Original Plan on record with the Company as of the Effective Date shall remain in effect for the purposes of the Plan until the Member changes such designation.

10.02	Information Provided by the Members, Beneficiaries and Spouses

(a)	An Employee who becomes a Member hereunder and a Beneficiary or Spouse shall complete such forms and furnish such data as the Company from time to time deems necessary or desirable as a prerequisite to initial or continued eligibility for a benefit hereunder.

(b)	In the absence of actual notice to the contrary, the Company shall make payment in accordance with information provided by the Member upon which the Company is entitled to rely. If there is a dispute as to whether a person is a Spouse, Beneficiary or other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of an Account, or where a person makes a claim that is inconsistent with information provided by the Member, the Company may obtain court directions.

Part 1 – General Provisions
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10.03	No Beneficiary

If a Member fails to validly designate a Beneficiary, or if the designated Beneficiary predeceases the Member or dies before payment of the death benefits, any benefits payable to the Member’s Beneficiary shall be paid in a lump sum to the estate of the Member.

10.04	Death of Beneficiary

If a Beneficiary, as a result of a Member’s death, is entitled to payments under the Plan and if the Beneficiary dies before receiving any or all of the payments of the death benefits due to him, the Actuarial Equivalent of the remainder of the payments shall be paid in a lump sum to the estate of the Beneficiary.

10.05	Employment Rights

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or lay off any Employee at any time and to treat such Employee without regard to the effect which such treatment might have under the Plan upon such Employee.

10.06	Withdrawal

Except as expressly provided in the Plan, no Member may receive a refund of all or part of his benefit entitlement while remaining in employment with the Company.

10.07	Annuity Purchase

Any new or continuing benefit payable from the Plan to a Member or other person entitled to a benefit under the Plan, notwithstanding any provisions herein to the contrary, may be satisfied through the purchase of an annuity or annuities from a life insurance company or companies licensed to transact business in Canada in respect of any Member.

Subject to Applicable Pension Laws, the purchase of such annuity from such life insurance company or companies shall constitute a full and final settlement of the rights of the Member or other person entitled to a benefit under the Plan in respect to whom the annuity was purchased and shall fully and forever discharge the Plan, Fund, Company, and its employees, directors, officers and other representatives from any further obligations to the Member or other person so entitled.

Part 1 – General Provisions
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10.08	Commutation of Benefits

(a)	Subject to the applicable Appendices, a benefit required to be paid under the Plan to a Member or a Spouse may be commuted and paid in a lump sum, at the discretion of the Company, if the annual retirement income under Part 3 of the Plan that would be payable to the Member at Normal Retirement Date or the value of the Member’s DC Account under Part 2 is not more than four percent (4%) of the YMPE as at the Date of Determination or the lump sum Actuarial Equivalent of such retirement income under Part 3 or the value of the Member’s DC Account under Part 2 is not more than twenty percent (20%) of the YMPE as at the Date of Determination or such other amount as prescribed or permitted under Applicable Pension Laws. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid or the value of the Member’s DC Account, as applicable.

(b)	Retirement income under Part 3 of the Plan or the value of the Member’s DC Account under Part 2 of the Plan may be commuted and paid in a lump sum, at the discretion of the Member, if the Member:

(i)	establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two (2) years, as certified by a written statement from a qualified medical doctor licensed to practise in Canada;

(ii)	provides an application to the Company in the prescribed form; and

(iii)	satisfies any other conditions prescribed by Applicable Pension Laws.

10.09	Non-Duplication of Benefits

There shall be no duplication of benefits payable under one provision of the Plan and benefits payable under any other provision of the Plan.

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Part 2 – Defined Contribution Provisions

Application

The provisions of this Part 2 shall apply to all DC Members of the Plan. For greater clarity, these DC Provisions shall not apply to Former Nabisco Salaried Members, Former Cadbury Former Adams Members and Former Cadbury Designated Members.

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Article 1 – Member Contributions

1.01	Member Required DC Contributions

(a)	Subject to Sections 1.03, 1.04 and 3.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service shall contribute to the Plan, by regular payroll deduction, Member Required DC Contributions equal to 2% of the DC Member’s Earnings.

(b)	Member Required DC Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death; or

(v)	the date of partial or complete discontinuance of the Plan affecting the Member.

(c)	All Member Required DC Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

1.02	Member Optional DC Contributions

(a)	Subject to Sections 1.03, 1.04 and 3.01, in each Plan Year or portion thereof, a DC Member who is accruing Continuous Service may elect to contribute to the Plan, by regular payroll deduction, Member Optional DC Contributions equal to 1, 2, 3 or 4% of the DC Member’s Earnings.

(b)	A DC Member who is making Member Optional DC Contributions in accordance with paragraph (a) may elect monthly, or at such other time or frequency permitted by the Company, to change the rate of Member Optional DC Contributions in the form and manner prescribed by the Company.

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(c)	Member Optional DC Contributions made pursuant to paragraph (a), as applicable, shall cease upon the earliest of:

(i)	the date the Member elects to cease making Member Optional DC Contributions;

(ii)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(iii)	the Member’s termination of employment;

(iv)	the Member’s Retirement Date;

(v)	the Member’s death; or

(vi)	the date of partial or complete discontinuance of the Plan affecting the Member.

(d)	All Member Optional DC Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits prescribed by Applicable Pension Laws.

1.03	Continuance of Member Contributions During Leaves

(a)	Subject to Section 3.01, if a Member is on a pregnancy, parental or leave as a result of an employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings, the Member may elect to make the Member Required DC Contributions and Member Optional DC Contributions that would have been made had the Member been in active employment during such period, for the period prescribed by applicable legislation or such longer period approved by the Company based on the Member’s Earnings rate in force immediately prior to the commencement of the period of leave.

(b)	Member Required DC Contributions and Member Optional DC Contributions made pursuant to this Section 1.03 shall be paid on such terms and in such manner as may be determined by the Company.

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(c)	In no event shall the total periods for which contributions are made by a Member under this Section 1.03, when combined with any period of absence during which the Member accrues Credited Service, but excluding any period during which the Member is disabled within the meaning of Revenue Rules, exceed the sum of:

(i)	the full-time equivalent of five years; and

(ii)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

(d)	Member Required DC Contributions and Member Optional DC Contributions shall cease during other periods of unpaid leaves of absence authorized by the Company not covered under paragraph (a) or Section 1.04.

1.04	Continuance of Member Contributions During a Period of Total Disability

If a Member is on a period of Total Disability, the Member may elect to make Member Required DC Contributions and Member Optional DC Contributions that would have been made had the Member been in active employment during such period based on the Member’s Earnings rate in force immediately prior to the commencement of the period of Total Disability.

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Article 2 – Company Contributions

2.01	Company Basic Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 3.01, the Company shall contribute during each Plan Year or portion thereof, Company Basic Contributions on behalf of a DC Member, equal to 4% of the DC Member’s Earnings.

(b)	If a DC Member is on a pregnancy, parental, or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Required DC Contributions pursuant to paragraph 1.03(a), Company Basic Contributions made pursuant to paragraph (a) shall continue for the period prescribed by applicable legislation or such longer period approved by the Company, subject to applicable laws, based on the DC Member’s Earnings rate in force immediately prior to the commencement of the period of leave. Company Basic Contributions shall cease during other periods of unpaid leaves of absences authorized by the Company not covered above or under paragraph (c).

(c)	If a DC Member is on a period of Total Disability and the DC Member elects to make Member Required DC Contributions pursuant to Section 1.04, Company Basic Contributions made pursuant to paragraph (a) shall continue based on the DC Member’s Earnings rate in force immediately prior to the commencement of the period of Total Disability.

(d)	Company Basic Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

2.02	Company Matching Contributions

(a)	Subject to Section 5.05 of Part 1, paragraphs (b) and (c) below, and Section 3.01, the Company shall contribute during each Plan Year or portion thereof, Company Matching Contributions on behalf of a DC Member, equal to 100% of the Member’s Optional DC Contributions.

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(b)	If a DC Member is on a pregnancy, parental or leave as a result of employment injury during which workers’ compensation benefits are paid or other statutory leave during which the Member does not have Earnings and the DC Member elects to make Member Optional DC Contributions pursuant to paragraph 1.03(a) of Part 2, Company Matching Contributions made pursuant to paragraph (a) shall continue for the period prescribed in paragraph 1.03(a) based on the Member’s deemed Earnings as described in paragraph 1.03(a).

(c)	If a DC Member is on a period of Total Disability and elects to make Member Optional DC Contributions pursuant to paragraph 1.04, Company Matching Contributions made pursuant to paragraph (a) shall continue based on the DC Member’s Earnings rate in force immediately prior to the commencement of the period of Total Disability.

(d)	Company Matching Contributions shall be paid into the Fund and allocated to the Member’s DC Account within the time limits specified in Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of the Company at any time is limited to such contributions as should have been made by it in accordance with Applicable Pension Laws.

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Article 3 – Maximum Contributions

3.01	Maximum Contribution Limit

(a)	For the purpose of Articles 1 and 2 of this Part 2, the total of the contributions allocated to a Member’s DC Account for any calendar year shall be the lesser of 18% of the Member’s Earnings in that calendar year, and the Money Purchase Limit as is applicable in that calendar year.

(b)	The maximum contribution limit calculated in accordance with paragraph (a) shall be reduced by the amount, if any, of a Member’s expected pension adjustment for any benefits accrued or contributions made in the calendar year from any other registered pension plan or deferred profit sharing plan of the Company.

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Article 4 – DC Account

4.01	DC Account

A separate DC Account shall be maintained for each DC Member to which Company Basic Contributions, Company Matching Contributions, Member Required DC Contributions and Member Optional DC Contributions shall be made.

The DC Account shall include the assets transferred from the defined contribution accounts under the Kraft Salaried Plan for Kraft Transferred Members and upon the completion of the transfer of assets from the Cadbury Non-Union Plan, for all Former Cadbury Non-Union Members, with DC Accounts in the Cadbury Non-Union Plan.

4.02	Investment of Accounts

(a)	A Member’s DC Account shall be invested, pursuant to directions provided by the Member, in the investment options made available by the Funding Agent(s) under the terms of the Funding Agreement(s).

(b)	In the event that the Member fails to make an election as to the investment options for the Member’s DC Account, the DC Account shall be invested in such fund that may be prescribed from time to time by the Company, until the Member files an election in accordance with the administrative procedures of the Plan.

(c)	A Member may change the investment options in which the Member’s DC Account is invested, in the manner prescribed by the Company.

(d)	The Company reserves the right to change the investment options available to a DC Member at any time.

4.03	Valuation of Accounts

(a)	The value of each DC Account shall be determined by the Funding Agent(s) or its agent at each Valuation Date to account for the allocation of:

(i)	net investment income;

(ii)	net realized and unrealized capital gains and losses; and

(iii)	fees and expenses paid from the DC Account, in accordance with paragraph 5.04(f) of Part 1.

(b)	Valuation Dates shall occur at such times as may be required or permitted by the Funding Agreement(s), but not less frequently than monthly. The value of each DC Account shall be computed on the basis of market values at the Valuation Date concerned, having regard to the terms of the Funding Agreement(s).

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Article 5 – Retirement Benefits

5.01	Retirement

For purposes of this Part 2, a Member shall retire if:

(a)	the Member’s employment with the Company ceases on or after the Member’s Normal Retirement Date and in no event later than December 1 of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules; or

(b)	the Member terminates employment after attaining age 55.

5.02	Retirement Benefit

Upon retirement in accordance with Section 5.01, a DC Member shall be entitled to the distribution of the value of the Member’s DC Account in the form elected by the DC Member in accordance with Section 5.03, determined as of the Valuation Date coincident with or immediately preceding distribution of the Member’s DC Account.

5.03	Payment of Retirement Benefit

(a)	If a DC Member retires in accordance with Section 5.01 the DC Member shall elect distribution of the Member’s DC Account in any one of the following forms:

(i)	a single premium purchase of an immediate or deferred life annuity contract from an insurance company licensed to carry on business in Canada, commencing not earlier than 10 years prior to Normal Retirement Date and commencing not later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted by Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules; or

(ii)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

(iii)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws.

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(b)	If, at the date the first instalment of the life annuity purchased in accordance with subparagraph (a)(i) or ultimately purchased with the amount transferred in accordance with subparagraph (a)(ii) or (a)(iii) is due:

(i)	the former DC Member has a Spouse; and

(ii)	the Spouse has not waived, in the prescribed form, the right to a contingent pension within the period prescribed by Applicable Pension Laws;

the former DC Member shall receive any retirement income as if the former DC Member had elected to receive his retirement income with provision for a portion of the former DC Member’s retirement income continuing to be paid to the Spouse after the former Member’s death. This portion shall be 60% or such higher percentage elected by the Member.

A Spouse who has waived the right to a contingent pension may revoke such a waiver in writing prior to the date the first instalment is due to the former Member in the manner and form prescribed by Applicable Pension Laws.

A life annuity purchased in accordance with this paragraph shall comply with any other requirements prescribed by Applicable Pension Laws.

5.04	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 5.03.

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Article 6 – Death Benefits

6.01	Death Benefits Prior to Distribution of Member’s DC Accounts

Subject to the applicable Appendix, if the death of a DC Member occurs prior to the distribution of the Member’s DC Account under any other Article of Part 2 of the Plan, the Member’s Spouse or, if there is no Spouse or if the Spouse has waived entitlement to the death benefit in the prescribed form and in accordance with Applicable Pension Laws, the Member’s Beneficiary shall be entitled to distribution of the value of the Member’s DC Account.

6.02	Payment of Death Benefits

(a)	Subject to the applicable Appendix and Applicable Pension Laws, if a DC Member dies, distribution of the DC Account payable in accordance with Section 6.01 to the Member’s Spouse shall be made as:

(i)	a lump sum transfer to an RRSP in the name of the Spouse, to another registered pension plan, if the administrator of the plan accepts such transfer, or to such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules;

(ii)	a single premium purchase of a life annuity from an insurance company licensed to carry on business in Canada, commencing no later than December 1 of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or, if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules; or

(iii)	a lump sum cash payment;

as designated by the Spouse, or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion, in such form as may be permitted under Applicable Pension Laws.

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

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6.03	Timing of Payment

Any death benefit payable under this Article 6 shall be paid as soon as practicable after the DC Member’s death.

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Article 7 – Termination of Employment

7.01	Termination of Employment

Subject to the applicable Appendix, a DC Member whose employment with the Company ceases other than by retirement in accordance with Article 5 or death in accordance with Article 6 shall receive his DC Account.

7.02	Payment of Accounts

Distribution of the DC Account payable to a Member shall be made as:

(a)	a transfer to another registered pension plan, provided the administrator of the other plan permits the transfer; or

(b)	a transfer to a locked-in retirement savings arrangement prescribed under the Applicable Pension Laws; or

(c)	a single premium purchase of an immediate or deferred life annuity contract from an insurance company licensed to carry on business in Canada, commencing not earlier than 10 years prior to Normal Retirement Date and commencing not later than the end of the calendar year in which the Member attains age 71, or such other age as may be permitted by Revenue Rules, in a form acceptable under Applicable Pension Laws and Revenue Rules.

The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

7.03	Payment in Default of Election

If a DC Member who is entitled to elect distribution of his DC Account under Section 7.02 fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, select an insurance company and purchase an annuity on behalf of the DC Member. Such annuity shall be payable commencing on the DC Member’s Normal Retirement Date and in the form of specified in Section 5.03.

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Article 8 – Transfers of Employment

8.01	Transfers Out of the Plan

(a)	If a DC Member is transferred within the Company to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or to an affiliated or associated company, this transfer shall not, subject to Applicable Pension Laws, constitute a termination of employment for the purposes of Article 5 and Article 7 provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 7. Such Member’s DC Account shall be distributed upon the Member ceasing to accrue Continuous Service.

(b)	A Member to whom paragraph (a) applies, provided the Member does not elect, as may be provided under Applicable Pension Laws, to receive benefits in accordance with Article 7, shall continue to direct the investment of his DC Account in accordance with Section 4.02.

8.02	Transfers Into the Plan

If an employee of the Company or an affiliated or associated company is transferred to a category of employment such that the employee becomes an Employee for the purposes of the Plan, such Employee shall become a DC Member of the Plan upon the date of transfer of employment.

Notwithstanding the above provisions, in the event of the transfer of an employee, who was hired prior to January 1, 2011, from an foreign affiliate of Kraft Canada Inc. and who prior to January 1, 2011 participated in a defined benefit provision of a plan of the foreign affiliate, to a category of employment such that the Member becomes an Employee upon such transfer for purposes of the Plan,

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he was an employee of the foreign affiliate; and

(b)	the Member shall become a DB Member participating under Part 3 of the Plan as a Plan E Member at his date of transfer.

An employee, who was hired on or after January 1, 2011, and transfers from foreign affiliates of the Company to a category of employment such that the Member becomes an Employee upon such transfer shall become a DC Member of the Plan as his date of transfer in accordance with the preceding provisions of this Section 8.02.

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Part 3 – Defined Benefit Provisions

Application

The provisions of this Part 3 of the Plan shall apply to all DB Members. Subject to Section 8.02 of Part 2 and Section 10.02 of Part 3, the DB provisions are closed to all Employees hired on or after the Effective Date.

Notwithstanding the above, Kraft Prior Plan Members became DB Members on September 29, 2012.

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Article 1 – Credited Service

1.01	Credited Service

Subject to the applicable Appendix, Credited Service, with respect to a DB Member, means the number of years and fractions thereof of the Member’s Continuous Service during which a Member makes Member Required DB Contributions in accordance with Article 2. For an Employee who joined the Kraft Salaried Plan prior to January 1, 1988, Credited Service shall include the 12-month period of Continuous Service immediately prior to becoming a Member.

For a Kraft Transferred Member, Credited Service shall include credited service under the Kraft Salaried Plan prior to September 29, 2012.

For Kraft Prior Plan Members, who have neither commenced a pension nor transferred their benefit out of the Kraft Prior Plans, Credited Service shall include credited service under the Kraft Prior Plans for service to September 28, 2012.

For a Former Nabisco Salaried Member, Credited Service shall equal the sum of such Member’s Credited Future Service and Credited Past Service.

Notwithstanding the above, Credited Service shall be determined under the applicable Appendices, as appropriate.

1.02	Exclusions, Inclusions and Adjustments of Credited Service

Subject to the applicable Appendix and notwithstanding Section 1.01, Credited Service is subject to the following exclusions, inclusions and adjustments.

(a)	Adjustments for Less-Than-Full-Time Work

With respect to any period of Continuous Service during which the Member is not in full-time employment with the Company, Credited Service for each month of such period shall be adjusted in the ratio that:

(i)	the number of hours the Member actually worked during each month, as determined by the Company; bears to

(ii)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Company;

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such ratio not to exceed one (1).

(b)	Exclusions from Credited Service (Credited Future Service for a Former Nabisco Salaried Members)

Credited Service shall not include:

(i)	any period of active membership of a Member in any other registered pension plan of the Company or any other company associated with the Company (including other registered pension plans of Kraft Canada Inc. or any other company associated with Kraft Canada Inc. prior to September 29, 2012 for a Former Nabisco Salaried Member), for which a benefit is accrued, and during which the Member did not make Member Required DB Contributions under the Plan;

(ii)	any period of leave of absence, disability or military service as described in paragraphs 2.20(b)(iii), or (v) of Part 1 during which such Member is not receiving Earnings, unless such period is specifically included in Credited Service under paragraph (c);

(iii)	any period of lay-off as described in subparagraph 2.20(b)(i) of Part 1 unless the Member is a Plan E Member;

(iv)	any period which would result in Credited Service exceeding

(A)	thirty-five (35) years; less

(B)	any period of service for which the Member has accrued and remains contingently or absolutely entitled to pension benefits under the terms of another pension plan of the Company;

(v)	any period excluded from Credited Service under the terms of the Prior Plan, as they may be applicable to the Member;

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(vi)	with respect to a Kraft Transferred Member who became a member of the Kraft Salaried Plan on or after January 1, 1988, the period of continuous service immediately prior to becoming a member; and

(vii)	subject to the provisions of Article 10 and including the five year limitation under the Revenue Rules, any period of service with a foreign affiliate or subsidiary, unless such person is specifically designated by the Company as an Employee for such period.

(c)	Special Inclusions in Credited Service (Credited Future Service for a Former Nabisco Salaried Member)

Credited Service shall include:

(i)	any period of Total Disability;

(ii)	any period of temporary absence, as described in subparagraph 2.20(b)(ii) where the temporary absence is due to accident, sickness, injury, emergency leave, compassionate care, pregnancy or parental leave or other leave prescribed by applicable laws, subject to a maximum of two years;

(iii)	any period of leave or military service, other than a period included under paragraphs (i) and (ii), during which the Member has no Earnings and any legislation applicable to the Member requires that the Member be permitted to make the Member Required DB Contributions that would have been made had he been at work during such period and provided that if the Member is a Plan B Member, Plan D Member or Plan E Member, the Member makes the Member Required DB Contributions; and

(iv)	any period of lay-off if the Member is a Plan E Member or a period of lay-off up to one year for a Former Nabisco Salaried Member.

For each period included in Credited Service as a result of subparagraphs (ii), (iii) and (iv), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three (3) months preceding such period.

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(d)	Prescribed Compensation Limits

In no event, however, shall the total periods of Credited Service included in paragraph (c), in respect of a Member, excluding those throughout which the Member suffers a physical or mental impairment, certified by a medical doctor licensed to practice in Canada, that prevents the Member from performing the duties of employment in which the Member has engaged before the commencement of the impairment, exceed the sum of (i) and (ii), where:

(i)	is the full-time equivalent of five years; and

(ii)	is the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of the full-time equivalent of 12 months for any one period of parenting.

Such total limit being subject to further adjustment at the sole discretion of the Company as permitted under Revenue Rules taking into account the Plan’s pension formula. In no event shall any period included in Credited Service under this paragraph (d) cause Credited Service to exceed the maximum period specified in paragraph 1.02(b)(iv).

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Article 2 – Member Required Contributions

2.01	Member Required DB Contributions

(a)	Subject to the applicable Appendices, a DB Member may be required to contribute, in each calendar year or portion thereof, by regular payroll deduction, an amount determined in accordance with the applicable Schedule or Appendix. Subject to Article 10, such Member Required DB Contributions shall commence on the date of initial membership and shall cease, upon the earliest of:

(i)	the Member’s transfer to a category of employment such that the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death;

(v)	the date of discontinuance of the Plan;

(vi)	the date on which the Member’s Credited Service attains the maximum period specified in Section 1.02(b)(iv); and

(vii)	such other date as is provided for in Section 2.03.

(b)	In no event, however, shall Member Required DB Contributions in any calendar year exceed the lesser of (i) and (ii), where:

(i)	is nine percent (9%) of the DB Member’s earnings; and

(ii)	is the sum of (A) and (B), where:

(A)	is seventy percent (70%) of the Member’s pension credits under the Plan for the calendar year, as determined under Revenue Rules; and

(B)	is $1,000.

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(c)	All Member Required DB Contributions shall be paid into the Fund within the time limits specified in Applicable Pension Laws.

(d)	For further clarity, a Former Cadbury Former Adams Member and a Former Cadbury Designated Member are not permitted or required to make Member Required DB Contributions.

2.02	Interest Credits

(a)	Subject to the applicable Appendices and Applicable Pension Laws, Interest shall be credited on Member Required DB Contributions made during the calendar year based upon one-half of the period for which the Member made Member Required DB Contributions. Interest shall be compounded annually at the end of each Plan Year, with proportionate Interest up to the first day of the month in which the payment falls due or up to the Member’s Retirement Date, whichever shall first occur.

(b)	Subject to the applicable Appendices, Interest credited for any Plan Year on or after January 1, 1988, shall be at a rate adopted by the Company, provided that it shall not be less than the average rate credited on five-year personal fixed term chartered bank deposits (CANSIM Series V122515, or such other series as may be in effect) for the Plan Year, or such other higher rate as may be required under Applicable Pension Laws.

For a Member who terminates employment during a Plan Year, Interest shall be credited during the year of termination at a rate which shall not be less than the average rate credited on five-year personal fixed term chartered bank deposits (CANSIM Series V122515, or such other series as may be in effect) for the twelve (12) month period immediately preceding the Plan Year, or such higher rate as may be required under Applicable Pension Laws.

(c)	A Member’s OPP Company Account and OPP Member Account shall receive the Investment Earnings.

2.03	No Contributions during Absences

Except as provided in Article 10 and subject to paragraph 1.02(d) and the Subject to the applicable Appendix, a DB Member shall not be required to contribute pursuant to Section 2.01 during any period of lay-off, period of Total Disability, leave of absence due to maternity or parenting or other statutory leave or absence as a result of injury or sickness for which he does not receive Earnings from the Company. Upon the Employee returning to work after such a period, Member Required DB Contributions shall resume immediately.

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Article 3 – Retirement Income Formulae

The formulae in this Article 3 are used in the calculation of the annual retirement income in respect of Kraft Transferred Members and certain Kraft Prior Plan Members who are DB Members, and the amount derived therefrom is the basis on which the actual amount of retirement income shall be determined in accordance with the applicable provisions of the Plan. The calculation of the annual retirement income in respect of all other DB Members shall be determined in accordance with the applicable Appendix. For greater clarity, in the absence of a provision in the applicable Appendix, this Article 3 shall govern.

3.01	Plan Formula

Subject to the applicable Appendices, the annual amount of retirement income as of a Member’s Date of Determination shall be equal to the sum of his Past Service Benefit and Future Service Benefit determined in accordance with the remainder of this Article 3.

For Kraft Prior Plan Members, who have neither commenced a pension nor transferred their benefit out of the Kraft Prior Plans, the annual retirement income as of the Member’s Date of Determination shall be equal to his Future Service Benefit determined in accordance with Section 3.03 and reduced by the annual amount of retirement income payable under the Kraft Prior Plans for service to September 28, 2012.

3.02	Past Service Benefit

Subject to the applicable Appendices, a Member’s Past Service Benefit shall be equal to (c) plus the greater of (a) and (b), where:

(a)	is one percent (1%) of the Member’s Average Earnings-5 multiplied by his Credited Past Service, to a maximum of thirty (30) years; and

(b)	is one and one-quarter percent (1-1/4%) of the Member’s Average Earnings-5 less one and three sevenths percent (1-3/7%) of the Member’s Canada/Quebec Pension Plan Benefit, all multiplied by his Credited Past Service, and

(c)	is three-quarters of one percent (3/4%) of the Member’s Average Earnings-5 multiplied by Contributory Service.

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3.03	Future Service Benefit

Subject to the applicable Appendices, a Member’s Future Service Benefit shall be equal to the sum of his Future Service Benefit under Plan A, Plan B, Plan C, Plan D and Plan E.

3.04	Prior Plan Benefits

Subject to the applicable Appendices, notwithstanding the foregoing, the annual amount of retirement income in respect of service prior to the Effective Date shall not be less than the amount to which the Member was entitled under the terms of the Prior Plan.

3.05	Insured Benefits

Notwithstanding the foregoing, a Member’s retirement income shall be reduced by the amount of retirement income, if any, to which the Member is entitled under any group annuity contracts as detailed in the Prior Plan, calculated assuming that the Member receives such retirement income commencing on his Normal Retirement Date and ceasing with the payment made immediately prior to his death.

3.06	Maximum Formula

Notwithstanding the foregoing provisions of this Article 3 and applicable Appendices, the annual amount, at the DB Member’s Normal Retirement Date, of a Member’s retirement income under the foregoing provisions of this Article shall not exceed the product of (a) and (b), where:

(a)	is the lesser of (i) and (ii), where:

(i)	is two percent (2%) of the Member’s Average Earnings-3; and

(ii)	is the defined benefit limit as defined under Revenue Rules at the Date of Determination;

(b)	is the Member’s Credited Service (plus, for a Former Nabisco Salaried Member, such other pensionable service recognized under the Plan which is not counted as Credited Service as referenced in Schedule 1 to Appendix B).

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3.07	Plan Benefit

The Plan Benefit shall be the lesser of the Plan Formula and the Maximum Formula.

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Article 4 – Amount of Retirement Income

4.01	Normal Retirement

Subject to the applicable Appendices, a DB Member who retires on his Normal Retirement Date shall receive an amount of retirement income commencing from the Member’s Normal Retirement Date, equal to the Plan Benefit determined using the Member’s Normal Retirement Date as his Date of Determination, payable in accordance with Article 5.

4.02	Early Retirement

(a)	Subject to the applicable Appendices and paragraph (c), a DB Member who retires on an Early Retirement Date shall receive an amount of retirement income commencing, at the Member’s election, at any time on or prior to his Normal Retirement Date, determined in accordance with Article 3, but excluding Section 3.06, using the Member’s Early Retirement Date as his Date of Determination, multiplied by the applicable early retirement factor, in accordance with paragraph (b) or the applicable Appendix.

(b)	Subject to the applicable Appendices, the early retirement factor referred to in paragraph (a) shall be determined in accordance with the paragraphs below, based upon complete calendar months:

(i)	The early retirement factor for a Member who was a Plan A Member or a Plan B Member under the Kraft Salaried Plan at January 1, 1991 and who did not become a Plan E Member under the Kraft Salaried Plan prior to March 1, 1991, shall be equal to one hundred percent (100%) less one-third of one percent (1/3%) for each month by which his Pension Commencement Date precedes the first day of the month following attainment of age sixty (60) and such factor shall apply to the portion of the retirement income in respect of Credited Plan A Service, Credited Plan B Service, Credited Plan C Service, Credited Plan D Service and Credited Past Service.

(ii)

The early retirement factor for a Plan A Member or a Plan B Member, who became a Plan E Member under the Kraft Salaried Plan prior to March 1,1991 shall be equal to one hundred percent (100%) less one quarter of one percent (1/4%) for each month by which his Pension Commencement Date precedes the first day of the month following attainment of age sixty (60) and such factor shall

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apply to the portion of the retirement income in respect of Credited Plan A Service, Credited Plan B Service, Credited Plan E Service and Credited Past Service.

(iii)	The early retirement factor, with respect to benefits attributable to Credited Plan E Service, for a Plan C Member who became a Plan E Member under the Kraft Salaried Plan after March 1, 1991, shall be determined in accordance with paragraph (ii).

(iv)	The early retirement factor applicable to a Member who joined the Kraft Salaried Plan after 1990 and was last hired by Kraft Canada Inc. prior to January 1, 2007, shall be equal to one hundred percent (100%) less one quarter of one percent (1/4%) for each month by which his Pension Commencement Date precedes the earliest of:

(A)	his Normal Retirement Date; and

(B)	the first day of the month following the date on which he would have both attained age sixty (60) and completed twenty-five (25) years of Continuous Service.

Such reduction shall not be greater than a reduction on an Actuarial Equivalent basis.

(v)	The early retirement factor applicable to a Member who was last hired by Kraft Canada Inc. on or after January 1, 2007 and prior to September 29, 2012 or the Company on or after September 29, 2012 shall be equal to one hundred percent (100%) less one half of one percent (1/2%) for each month by which his Pension Commencement Date precedes his Normal Retirement Date. Such reduction shall not be greater than a reduction on an Actuarial Equivalent basis.

(c)	Subject to the applicable Appendices, the retirement income payable under paragraph (a) shall not exceed the Maximum Formula, using the Early Retirement Date as the Date of Determination, multiplied by an early retirement factor equal to one hundred percent (100%) less one-quarter percent (1/4%) for each month, if any, by which the Member’s Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age sixty (60);

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(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, thirty (30) years of early retirement eligibility service, as defined under Revenue Rules; and

(iii)	the date on which the aggregate of the Member’s age and early retirement eligibility service, as defined under Revenue Rules, is, or would have been had the Member continued in employment after his Early Retirement Date, equal to eighty (80) years.

4.03	Bridge Benefit

(a)	Subject to the applicable Appendices and paragraph (d), a Member who retires on an Early Retirement Date and who was employed by the Company immediately prior to such date shall be entitled to receive an annual supplemental retirement income equal to $150 multiplied by his Credited Service, except that for a Member who was eligible to become a Plan E Member of the Kraft Salaried Plan at January 1, 1991 and who did not elect to become a Plan E Member under the Kraft Salaried Plan prior to March 1, 1991, the annual amount of supplemental retirement income shall be $96 for each year of Credited Service other than Credited Plan E Service to a maximum of thirty (30) years and $150 for each year of Credited Plan E Service less Credited Service used for the $96 supplemental retirement income. Such supplemental retirement income shall be paid in accordance with paragraph 5.01(b).

(b)	The annual supplemental retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A)	the maximum annual pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B)	the maximum annual pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age sixty-five (65), multiplied by the ratio, not to exceed one (1), that the total of the Member’s remuneration for the three (3) calendar years in which the remuneration is the highest bears to the total of the YMPE for those three (3) years;

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(ii)	is equal to the sum of:

(A)	the ratio that the Member’s Credited Service prior to January 1, 1992 bears to his total Credited Service; and

(B)	the product of:

(1)	the ratio that the Member’s Credited Service after December 31, 1991 bears to his total Credited Service;

(2)	the ratio that the lesser of (10) and the Member’s Credited Service bears to ten (10); and

(3)	one hundred percent (100%) less one-quarter of one percent (1/4%) for each month, if any, by which Pension Commencement Date precedes the date the Member will attain age sixty (60).

(c)	Subject to the applicable Appendices and notwithstanding the foregoing provisions of this Section, the annual rate of that portion of the total amount of retirement income payable to a Member at Pension Commencement Date which is in respect of Credited Service after December 31, 1991, under the foregoing provisions of this Section and Section 4.02, shall not exceed the sum of (i) and (ii), where:

(i)	is equal to the product of (A) and (B) as follows:

(A)	the amount specified in subparagraph 3.06(a)(ii);

(B)	Credited Service after December 31, 1991;

(ii)	is equal to the product of (A) and (B) as follows:

(A)	twenty-five percent (25%) of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two (2) preceding calendar years, divided by thirty-five (35);

(B)	the Member’s Credited Service after December 31, 1991.

(d)	Notwithstanding the foregoing, a Member who was last hired by Kraft Canada Inc. on or after January 1, 2007 and prior to September 29, 2012 or by the Company on or after September 29, 2012 shall not be entitled to any supplemental retirement income pursuant to this Section 4.03.

(e)	Former Cadbury Former Adams Members and Former Cadbury Non-Union Members shall not be entitled to any bridging benefits.

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4.04	Postponed Retirement

Subject to applicable Appendices and Applicable Pension Laws, a DB Member who accrues Continuous Service after his Normal Retirement Date shall receive and annual retirement income commencing on his Postponed Retirement Date, determined in accordance with Article 3 using the Member’s Postponed Retirement Date as the Date of Determination, payable in accordance with Article 5.

Notwithstanding the preceding, a Member who joined the Kraft Salaried Plan prior to January 1, 1991 and who accrues Continuous Service after his Normal Retirement Date shall have the option of receiving an annual retirement income commencing on his Normal Retirement Date, determined in accordance with Article 3 using the Member’s Normal Retirement Date as his Date of Determination in which case the Member shall be deemed to have retired on his Normal Retirement Date.

4.05	Excess Contributions

Subject to Applicable Pension Laws, a Member who is entitled to a benefit under this Article 4 shall also receive a lump sum payment that is equal to any Member Required DB Contributions made on or after January 1, 1987, together with Interest to his Retirement Date, that is in excess of fifty (50%) of the Actuarial Equivalent of the total Retirement Income Earned After 1986 under Plan B, Plan D, Plan E or the retirement income earned in respect of Credited Service after 1986 in respect of a Former Nabisco Salaried Member or a Former Cadbury Non-Union Member.

For greater clarify, a Former Cadbury Former Adams Member and a Former Cadbury Designated Member are not permitted or required to make Member Required DB Contributions and therefore shall not receive a benefit under this Section 4.05.

4.06	Grow-in to Early Retirement Benefits – Ontario Members Only

If the employment of a Member is involuntarily terminated by the Company after July 1, 2012 and if the Member’s age and Continuous Service or membership in the Kraft Salaried Plan and the

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Plan (including membership in the Nabisco Salaried Plan, Cadbury Former Adams Plan, Cadbury Non-Union Plan and Cadbury Designated Plan, as applicable) at his Date of Determination equals 55 or more, the Member shall be entitled to:

(a)	the benefit payable pursuant to the provisions of Section 4.02 applicable to the Member; and

(b)	if the Member had also completed 10 years of Continuous Service or membership in the Kraft Salaried Plan and the Plan (including membership in the Nabisco Salaried Plan, Cadbury Former Adams Plan, Cadbury Non-Union Plan and Cadbury Designated Plan, as applicable) at his Date of Determination, the benefit payable pursuant to Section 4.03 applicable to the Member, if the Member elects to commence his retirement income pursuant to Section 4.02 of Part 1 prior to his Normal Retirement Date.

Notwithstanding the above, such a Member shall not be entitled to the benefits in paragraphs (a) and/or (b) of this Section 4.06 if his termination of employment is excluded from “grow-in benefits” under the Applicable Pension Laws.

For greater certainty, this Section 4.06 shall only apply where “grow-in benefits” are mandated under Applicable Pension Laws and is so mandated, subject to such Applicable Pension Laws.

4.07	OPP Benefits

In addition to the benefits under this Article 4, a Member who participates in the OPP shall receive the applicable benefits described in Schedule 6 of Appendix A.

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Article 5 – Payment of Retirement Benefits

5.01	Normal Form

(a)	Subject to Sections 5.02 and 5.03 and the applicable Appendices, the normal form of payment of retirement income payable under Article 4 or 7, except any supplemental retirement income payable under Section 4.03, shall be an annual retirement income payable in equal monthly instalments for the life of the DB Member, with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before sixty (60) payments are made, the remaining payments shall be paid to the Member’s Beneficiary. Notwithstanding the foregoing, for a Member other than a Plan E Member, payments shall be in the form of monthly instalments payable during his lifetime with the provision that the total payments received by the Member shall be at least equal to the Member Required DB Contributions accrued with Interest to his Retirement Date.

(b)	Payment of any supplemental retirement income payable under Section 4.03 shall be in the form of monthly instalments beginning on the Member’s Pension Commencement Date and ceasing with the payment made immediately prior to the earlier of:

(i)	the date of the Member’s death; or

(ii)	the Member’s Normal Retirement Date,

with the provision that, for a Member who has a Spouse on his Pension Commencement Date, on his death after retirement, sixty percent (60%) of such supplemental retirement income shall be paid to the Spouse. Payment to the Spouse shall be made monthly and shall cease with the payment made immediately prior to the earlier of:

(i)	the date of the Spouse’s death; or

(ii)	the Member’s Normal Retirement Date.

5.02	Mandatory Spousal Pension

(a)

Subject to the applicable Appendices, a Member who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with Section 5.03, with the provision that sixty percent (60%) of the Member’s retirement

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income shall be payable to his Spouse after his death and with the provision that the total payments made to the Member and the Spouse shall be at least equal to the Member Required DB Contributions accrued with Interest to the Member’s Retirement Date.

(b)	Subject to the applicable Appendices, a Member who was last hired by the Company on or after January 1, 2007 and who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with Section 5.03, with the provision that sixty percent (60%) of the Member’s retirement income shall be payable to his Spouse after his death and with the provision that the total payments made to the Member and the Spouse shall be at least equal to the Member Required DB Contributions accrued with Interest to the Member’s Retirement Date. The amount of retirement income payable under this paragraph (b) shall be the Actuarial Equivalent to the normal form of retirement income payable under Section 5.01.

(c)	Subject to the applicable Appendices and paragraph (b), the amount of retirement income payable under the mandatory spousal option shall be equal to the amount of retirement income under the normal form except for benefits payable under the OPP which shall be determined in accordance with the annuity purchase rates offered by insurance companies for this form of pension at the time the annuity is purchased.

(d)	Subject to the applicable Appendices and Applicable Pension Laws, a DB Member and his Spouse may waive this form of pension by signing a waiver form to that effect. A Spouse who has waived entitlement to a survivor pension may revoke the waiver by filing a written notice with the Company prior to the Member’s Pension Commencement Date.

5.03	Election of Optional Form

Subject to the applicable Appendices and Applicable Pension Laws, Revenue Rules and Section 5.02, a Member may elect, in lieu of the normal form of retirement income as described in paragraph 5.01(a), to receive his retirement income, except his supplemental retirement income payable under Section 4.03, under any optional form of retirement income offered by the Company. Such written election in prescribed form must be filed with the Company at any time prior to the Pension Commencement Date. The retirement income payable under the elected option shall be the Actuarial Equivalent of the retirement income payable under the normal form as described in paragraph 5.01(a), or in the case of a Member with a Spouse who elects an optional form providing for a continuation percentage to the Spouse higher than sixty percent (60%), the Actuarial Equivalent of the retirement income payable under the mandatory spousal option as described in Section 5.02.

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If the elected option provides for payment to a Spouse and the Spouse dies prior to the Pension Commencement Date, such election shall be void and the Member shall be permitted to elect another form of retirement income.

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Article 6 – Death Benefits

6.01	Death Benefits Prior to Retirement Date

Subject to the applicable Appendices, if the death of a DB Member occurs prior to his Retirement Date, there shall be paid to the Member’s Beneficiary or Spouse, as applicable, a benefit as set out in (a) and (b) below:

(a)	For Retirement Income Earned Prior to 1987, a benefit as set out in (i) or (ii) below:

(i)	If the DB Member dies prior to his Retirement Date and if no benefit is payable under paragraph 6.01(a)(ii) below, the Member’s Beneficiary shall receive an amount equal to the Member Required DB Contributions made prior to January 1, 1987, if any, with Interest.

(ii)	If a DB Member (other than a Former Nabisco Salaried Member) dies after his attainment of age fifty-five (55) and prior to his Retirement Date, and provided that the Member was a Survivor Benefit Contributor, the Spouse of such deceased Member shall receive a retirement income equal to fifty percent (50%) of the retirement income to which the Member would have been entitled pursuant to Section 4.02, taking into account only Credited Past Service, had he retired on the first day of the month next following his death. Such retirement income shall be paid monthly to the Spouse commencing on the first day of the month next following the Member’s date of death and continuing thereafter during such Spouse’s remaining lifetime. In the event that such Spouse dies prior to receiving the aggregate retirement income payments at least equal to the benefit described in paragraph 6.01(a)(i), any such shortfall shall be paid in the form of a lump sum payment to the Spouse’s estate.

(b)	For Retirement Income Earned After 1986, the DB Member’s Spouse or, if the Member does not have a Spouse, his Beneficiary shall receive a lump sum equal to the Actuarial Equivalent of the Member’s Retirement Income Earned After 1986 plus the amount by which Member Required DB Contributions made on or after January 1, 1987, together with Interest to the date of death, exceed fifty percent (50%) of the Actuarial Equivalent of the total Retirement Income Earned After 1986 in respect of Credited Plan B Service, Credited Plan D Service, Credited Plan E Service and, in respect of a Former Nabisco Salaried Member and Former Cadbury Non-Union Member, Credited Service.

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Subject to Applicable Pension Laws, if an amount is payable to the Member’s Spouse, the Spouse may elect to receive such benefit, in lieu of the lump sum amount, as an immediate annuity or as a deferred annuity commencing not later than December 1st of the calendar year in which the Spouse attains age seventy-one (71) (or such other date permitted under Revenue Rules) or if later, within one year of the Member’s date of death. If the Spouse does not make an election within the period prescribed by Applicable Pension Laws, the Spouse shall be deemed to have elected an immediate retirement income.

6.02	Death Benefits After Normal Retirement Date and Before Postponed Retirement Date

Notwithstanding Section 6.01, if the death of a DB Member occurs after his Normal Retirement Date, but prior to his Postponed Retirement Date, for the purposes of determining any death benefit payable hereunder, the Member shall be deemed to have retired on the day preceding his death. However such benefit shall not have a lesser value than the benefit provided under Section 6.01.

6.03	Death Benefits After Retirement

(a)	If the death of a DB Member occurs after his Pension Commencement Date, there shall be paid to his Beneficiary or Spouse, as applicable, any benefits due in accordance with the retirement income option elected by the Member in accordance with Article 5.

(b)	If the death of a DB Member occurs after his Early Retirement Date but prior to his Pension Commencement Date, there shall be paid the benefits determined in accordance with Section 6.01.

6.04	Commutation of Death Benefits

(a)	Subject to the applicable Appendices and Applicable Pension Laws, a Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a registered retirement savings plan of the Spouse;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada commencing not later than December 1st of the calendar year during

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which the Spouse attains age seventy-one (71) (or such other age permitted under Revenue Rules), or, if later, within one (1) year of the Member’s date of death, in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

(b)	The amount of retirement income payable to a DB Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a DB Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

6.05	OPP Benefits

In addition to the benefits under this Article 6, a Member who participates in the OPP shall receive the applicable benefits described in Schedule 6 of Appendix A.

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Article 7 – Termination of Employment

7.01	Termination Benefit

Subject to the applicable Appendices, a DB Member whose employment with the Company is terminated, for any reason other than death or retirement, provided the Member has not attained age fifty-five (55), shall receive benefits as follows:

(a)	A retirement income calculated in accordance with Article 3 using the Member’s date of termination as his Date of Determination and commencing on his Normal Retirement Date, or, in the case of an Early Retirement Eligible Member, calculated in accordance with Section 4.02 or the applicable Appendices, as applicable, and payable commencing on his Early Retirement Date.

(b)	The amount by which Member Required DB Contributions, if any, made on or after January 1, 1987, or such other date as may be specified in Applicable Pension Laws, together with Interest to the Date of Determination, exceeds fifty percent (50%) of the Actuarial Equivalent of the retirement income earned in respect of Credited Service on or after January 1, 1987.

(c)	The retirement income specified in paragraph (a) in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect fifty percent (50%) of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is ten (10) years prior to Normal Retirement Date. The annualized increase shall not be less than zero percent (0%) or greater than two percent (2%). For determination of the amount specified in paragraph (b), the lump sum Actuarial Equivalent of the entitlement under paragraph (a) shall reflect the increase specified in this paragraph.

The above paragraph (c) shall not apply to any retirement income specified in (a) for a Former Cadbury Former Adams Member (except for those located in Quebec) or a Former Designated Member.

7.02	Earlier Commencement of Retirement Income

Subject to the applicable Appendices, if a DB Member is entitled to receive a deferred retirement income in accordance with the provisions of this Article, such Member is not an Early Retirement

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Eligible Member, he may elect to start receiving his retirement income at any time within ten (10) years of his Normal Retirement Date. The amount of retirement income payable to such a Member shall be the retirement income payable at Normal Retirement Date, reduced to the lesser of (a) and (b) as follows:

(a)	the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date;

(b)	the retirement income which would have commenced at Normal Retirement Date multiplied by the applicable early retirement factor in accordance with paragraph 4.02(c) with the reference to Early Retirement Date changed to date of termination of employment.

7.03	Grow-in to Early Retirement Benefits – Ontario Members Only

If the employment of a Member is involuntarily terminated by the Company after July 1, 2012 and if the Member’s age and Continuous Service or membership in the Kraft Salaried Plan and the Plan (including membership in the Nabisco Salaried Plan, Cadbury Former Adams Plan, Cadbury Non-Union Plan and Cadbury Designated Plan, as applicable) at his Date of Determination equals 55 or more, the Member shall be entitled to:

(a)	the benefit payable pursuant to Section 4.02 applicable to the Member; and

(b)	if the Member had also completed 10 years of Continuous Service or membership in the Kraft Salaried Plan and the Plan (including membership in the Nabisco Salaried Plan, Cadbury Former Adams Plan, Cadbury Non-Union Plan and Cadbury Designated Plan, as applicable) at his Date of Determination, the benefit payable pursuant to Section 4.03 applicable to the Member, if the Member elects to commence his retirement income pursuant to Section 7.02 prior to his Normal Retirement Date or to transfer the retirement income pursuant to Section 11.02.

Notwithstanding the above, such a Member shall not be entitled to the benefits in paragraphs (a) and/or (b) of this Section 7.03 if his termination of employment is excluded from “grow-in benefits” under Applicable Pension Laws.

For greater certainty, this Section 7.03 shall only apply where “grow-in benefits” are mandated under Applicable Pension Laws and if so mandated, subject to such Applicable Pension Laws.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 77

7.04	OPP Benefits

In addition to the benefits under this Article 7, a Member who participates in the OPP shall receive the applicable benefits described in Schedule 6 of Appendix A.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 78

Article 8 – Disability Benefits

8.01	Total Disability

A DB Member who is on a period of leave due to Total Disability shall be eligible for the benefits described in Section 8.02. Such Member shall cease to qualify for such benefits upon the earliest of:

(a)	the Member’s Normal Retirement Date;

(b)	the date of the Member’s death;

(c)	the date the Member ceases to suffer from a Total Disability, as certified by a medical doctor licensed to practice under the laws of a province of Canada; or

(d)	the date of discontinuance of the Plan in whole or in part in respect of a Member affected by the discontinuance.

A DB Member who ceases to qualify for such benefits may, if he is eligible, elect to retire on his Normal Retirement Date or an Early Retirement Date. If he is not eligible to retire and if he does not return to active employment, the Member shall be deemed to terminate his employment in accordance with Article 7. In no event shall the Member continue to accrue benefits pursuant to Section 8.02 subsequent to his Retirement Date.

8.02	Disability Accrual

Subject to the applicable Appendices, with respect to a DB Member who sustains a Total Disability, for the purposes of the Plan:

(a)	Earnings, Average Earnings-5, Average Earnings-3 and YMPE Average shall be determined as of the date on which the Member became disabled;

(b)	Canada/Quebec Pension Plan Benefit shall be deemed to be equal to the benefit in effect immediately prior to his Total Disability;

(c)	Continuous Service shall continue to accrue in full;

(d)	Credited Service shall continue to accrue at the rate in effective immediately prior to his Total Disability; and

(e)	Subject to Section 2.03, his benefit shall continue to accrue in accordance with the Schedule of benefits applicable to the DB Member as in effective immediately prior to the Member’s Total Disability.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 79

A Member who ceases to be disabled shall continue to be entitled to the Continuous Service and Credited Service accrued under paragraphs (c) and (d) prior to the date of recovery regardless whether the Member returns to active employment upon expiry of the period of disability.

8.03	Continuation of Disability Accrual

A Member who is eligible for disability accrual under Section 8.01 shall continue to receive such accrual until the earliest of:

(1)	the Member’s recovery from his Total Disability, as provided under Section 8.04;

(2)	the date the Member ceases to meet the requirements of Section 8.01; or

(3)	the Member’s Normal Retirement Date.

From time to time the Company may designate a medical doctor to examine a Member who is receiving disability accrual hereunder. If such medical doctor certifies that the Total Disability no longer exists, or if the Member refuses to undergo such a medical examination, disability accrual shall be suspended. Disability accrual shall resume if the Member is once again certified as having a Total Disability and otherwise meets the requirements of Section 8.01 or, if having refused to undergo a medical examination consents to one, and the medical doctor certifies that the Member continues to suffer from a Total Disability and the Member otherwise meets the requirements of Section 8.01.

8.04	Cessation of Disability Accrual

(a)	Recovery From Total Disability Prior to Retirement Date

If a Member who is receiving disability accrual under the provisions of Section 8.03 recovers from his Total Disability prior to his Normal Retirement Date, and ceases to be eligible to receive benefits under either a long term disability plan sponsored by the Company or under the provisions of a provincial worker’s compensation act, and returns to active employment with the Company, disability accrual shall cease and he shall commence participating in the Plan based on his annual rate of Earning at the date of his return to active employment. At his retirement, the benefits payable to such Member shall include his period of Credited Service before, during and after recovery from his Total Disability.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 80

If such Member does not return to active employment with the Company, disability accrual shall cease, he shall be deemed to have terminated his Continuous Service and he shall receive the termination benefits to which he is entitled under Article 7, based on his period of Credited Service both before and during the period of his Total Disability, up to the date that his disability accrual was terminated.

(b)	At Normal Retirement Date

If a Member who is receiving disability accrual under the provisions of Section 8.03 does not recover from his Total Disability prior to his Normal Retirement Date, disability accrual shall cease and he shall be retired under the Plan on his Normal Retirement Date. At that date, the Member shall receive a pension benefit calculated in accordance with Section 4.01, based on his period of Credited Service both before and during his period of Total Disability, up to his Normal Retirement Date.

(c)	Death While Receiving Disability Accrual

If a Member dies while he is receiving disability accrual hereunder and prior to his Normal Retirement Date, death benefits shall be paid to the Member’s Spouse or Beneficiary, as applicable, in accordance with Article 6. Any death benefits payable hereunder shall be based on his period of Credited Service both before and during the period of his Total Disability, up to his date of death.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 81

Article 9 – Related Employer Benefit Limitations

9.01	Related Employers

For purposes of this Article 9, “Related Employers” means the Company, an employer that is a company that is related within the meaning of the Revenue Rules to the Company, or a partnership or joint venture in which the Company is a partner or joint venturer and in respect of which the Company does not act at arm’s length.

9.02	Lifetime Benefit

The amount of lifetime retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary or a Member’s Spouse, as applicable, shall not cause the lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the lifetime retirement income limits set out under Revenue Rules.

9.03	Bridge Benefit

The amount of supplemental retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the supplemental retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the supplemental retirement income limits set out under Revenue Rules.

9.04	Combined Lifetime Benefit and Bridge Benefit

The amount of the combined lifetime retirement income benefit and supplemental retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the combined lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the combined lifetime retirement income and supplemental retirement income limits set out under Revenue Rules.

9.05	Pension Adjustment

In each calendar year, the amount of retirement income accrued by the Member under the Plan shall not cause the pension adjustments, as determined in accordance with Revenue Rules, in respect of the Member under all registered pension plans in which Related Employers participate, to exceed, in the aggregate, the money purchase limit, as defined in Revenue Rules.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 82

Article 10 – Transfer of Employment

10.01	Transfers While Not Remaining an Employee

Subject to the applicable Appendices, the transfer of a DB Member within the Company to a category of employment such that the Member ceases to be an Employee, or to a Canadian company which is associated with the Company but which does not itself participate in the Plan, shall not constitute a termination of employment pursuant to Article 7. In the event of such transfer, the Member’s:

(a)	Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company, as applicable;

(b)	Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he is not an Employee except as previously provided in Section 1.02(b)(vii);

(c)	Average Earnings-5, Average Earnings-3, YMPE Average and Canada Pension Plan Benefit shall be determined at the Member’s Date of Determination;

(d)	the benefits payable under the Plan shall be determined in accordance with the applicable provisions of the Plan on the earliest of:

(i)	the date of retirement or date of termination of employment with the Company or the associated company; and

(ii)	the Member’s death.

Provided the Member does not elect, as may be provided under Applicable Pension Laws to receive benefits in accordance with Article 7.

If the DB Member is transferred to a foreign affiliate of the Company, the Member’s benefit shall be determined in accordance with the Company’s policy on such transfers subject to any limits under the Revenue Rules or the Applicable Pension Laws.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 83

10.02	Transfers Where Becomes an Employee

In the event of the transfer of an employee, on or after September 29, 2012, within the Company or from another associated company to a category of employment such that the Member becomes an Employee upon such transfer for the purposes of this Plan,

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he was in the employment of the Company or associated company; and

(b)	the Member shall become a DC Member at his date of transfer.

Notwithstanding the above provisions, in the event of the transfer of an employee on or after September 29, 2012, who was hired prior to January 1, 2011, from an foreign affiliate of Kraft Canada Inc. and who prior to January 1, 2011 participated in a defined benefit provision of a plan of the foreign affiliate, to a category of employment such that the Member becomes an Employee upon such transfer for purposes of the Plan,

(c)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he was an employee of the foreign affiliate; and

(d)	the Member shall become a DB Member participating under Part 3 of the Plan as a Plan E Member at his date of transfer.

An employee, who was hired on or after January 1, 2011, and transfers from foreign affiliates of the Company to a category of employment such that the Member becomes an Employee upon such transfer shall become a DC Member of the Plan as his date of transfer in accordance with the preceding provisions of this Section 10.02.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 84

Article 11 – Transfers of Funds

11.01	Transfer from Registered Plan of Previous Employer

Where there exists a Reciprocal Agreement between the Company and a previous employer, the Company shall accept deposits into the Fund to the credit of a Member by way of transfer from the Member’s previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred shall be accepted in accordance with the terms of the Reciprocal Agreement.

11.02	Transfer to Other Registered Plan

(a)	Where there exists a Reciprocal Agreement between the Company and the subsequent employer of a Member, transfer payments may be made into the fund of the subsequent employer’s registered pension plan. The amount of such transfer shall be determined in accordance with the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, any cash settlement to which the Member is entitled in accordance with Section 10.08 of Part 1, or Section 4.05 or paragraph 7.01(b) of this Part 3 may be:

(i)	paid into another registered pension plan, if this other plan so permits;

(ii)	paid into a registered retirement savings plan of the Member;

(iii)	transferred to an insurance company licensed to carry out an annuity business in Canada for the purchase of an immediate life annuity or a deferred life annuity commencing not later than December 1st of the calendar year during which the Member attains age seventy-one (71) (or such other date permitted under Revenue Rules) in a form acceptable under Revenue Rules; or

(iv)	paid into such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 85

(c)	Where no Reciprocal Agreement exists and:

(i)	a Member, including any Member who is no longer employed by the Company, is entitled to receive a deferred retirement income in accordance with Article 7 or benefits under the OPP; or

(ii)	where required by Applicable Pension Laws, a Spouse who is entitled to a retirement income under the Plan including the OPP, upon the death of the Member prior to the commencement of payment of the Member’s retirement income, may direct that the lump sum Actuarial Equivalent of such retirement income and/or value of the OPP Member Account and the OPP Company Account be:

(iii)	transferred to an insurance company licensed to carry out an annuities business in Canada for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31 of the calendar year during which the Member attains age seventy-one (71) or the Spouse attains such age or date specified under Revenue Rules, as applicable, in a form acceptable under Applicable Pension Laws and Revenue Rules;

(iv)	transferred to another registered pension plan, if this other plan so permits;

(v)	transferred to such other type of registered plans or vehicles as approved under Applicable Pension Laws and Revenue Rules;

subject to any approval by the Member’s Spouse that is required by Applicable Pension Laws. Such transfer shall only be permitted if the administrator of such plan agrees in writing to administer such transferred pension credit within the conditions of Applicable Pension Laws.

The Member or Spouse may elect to make such a transfer:

(vi)	upon termination of employment with the Company or upon the Member’s death, as applicable;

(vii)	at any other date as may be specified in Applicable Pension Laws; and

(viii)	at any other date as may be authorized by the Company.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 86

If the Spouse fails to make an election within the time required or permitted under Applicable Pension Laws, the Company may, in its absolute discretion, make payment in such form as may be permitted under Applicable Pension Laws and which is acceptable under Revenue Rules.

(d)	As may be permitted under Applicable Pension Laws, the Company may require a Member or a Spouse, as applicable, who is entitled to an amount of retirement income to transfer the lump sum Actuarial Equivalent of the benefit to another registered vehicle.

(e)	An amount transferred in accordance with paragraph (c), or a cash settlement payable to a Member under Section 10.08 of Part 1 and transferred in accordance with paragraph (b), to a registered retirement savings plan, registered retirement income fund or a money purchase provision of a registered pension plan, shall not exceed the product of (i) and (ii), where:

(i)	is the annual amount of retirement income equal to the Plan Benefit using the Member’s date of termination of employment or Retirement Date, as applicable, as the Date of Determination; and

(ii)	is the appropriate factor from the following table:

Attained Age at Date of Calculation	Factor

Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Part 3 – Defined Benefit Provisions
Effective December 31, 2013	Page 87

Attained Age at Date of Calculation	Factor

66	12.0
67	11.7
68	11.3
69	11.0
70	10.6
71	10.3

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

If the Member retires on a Postponed Retirement Date, the amount under subparagraph (i) above shall include any actuarial increase to which the Member may be entitled under Section 4.04.

(f)	If the amount to be transferred exceeds the maximum transferable amount determined above, such excess shall be paid to the Member in cash.

The transfers in this Section shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

(g)	The transfers under paragraphs (a), (b), (c) and (d), excluding any refund of Member Required DB Contributions with Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 1 to Part 3 – Plan A
Effective December 31, 2013	Page 88

Appendix A – Schedule 1 to Part 3 – Plan A

A1.01	The provisions of this Schedule shall only be applicable to Kraft Transferred Members during such periods as they are accruing Credited Plan A Service. This Schedule is closed to new Members.

A1.02	Member Required DB Contributions

A Plan A Member shall not be required, nor allowed, to make Required DB Contributions.

A1.03	Future Service Benefits

A Plan A Member’s Future Service Benefit shall be equal to one and one-quarter percent (1-1/4%) of the Member’s Average Earnings-5 less one and three-sevenths percent (1-3/7%) of the Member’s Canada/Quebec Pension Plan Benefit, all multiplied by his Credited Plan A Service.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 2 to Part 3 – Plan B
Effective December 31, 2013	Page 89

Appendix A – Schedule 2 to Part 3 – Plan B

A2.01	The provisions of this Schedule shall only be applicable to Kraft Transferred Members during such periods as they are accruing Credited Plan B Service. This Schedule is closed to new Members.

A2.02	Member Required DB Contributions

A Plan B Member shall be required to contribute in each calendar year or portion thereof, an amount equal to three percent (3%) of his Earnings.

A2.03	Future Service Benefits

A Plan B Member’s Future Service Benefit shall be equal to two percent (2%) of the Member’s Average Earnings-5 less one and three-sevenths percent (1-3/7%) of the Member’s Canada/Quebec Pension Plan Benefit all multiplied by his Credited Plan B Service.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 3 to Part 3 – Plan C
Effective December 31, 2013	Page 90

Appendix A – Schedule 3 to Part 3 – Plan C

A3.01	The provisions of this Schedule shall only be applicable to Kraft Transferred Members during such periods as they are accruing Credited Plan C Service. This Schedule is closed to new Members.

A3.02	Member Required DB Contributions

A Plan C Member shall not be required, nor allowed, to make Required DB Contributions.

A3.03	Future Service Benefits

A Plan C Member’s Future Service Benefit shall be equal to one and one-quarter percent (1-1/4%) of the Member’s Average Earnings-5 less two and six-sevenths percent (2-6/7%) of the Member’s Canada/Quebec Pension Plan Benefit all multiplied by his Credited Plan C Service.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 4 to Part 3 – Plan D
Effective December 31, 2013	Page 91

Appendix A – Schedule 4 to Part 3 – Plan D

A4.01	The provisions of this Schedule shall only be applicable to Kraft Transferred Members during such periods as they are accruing Credited Plan D Service. This Schedule is closed to new Members.

A4.02	Member Required DB Contributions

A Plan D Member shall be required to contribute in each calendar year or portion thereof, an amount equal to three percent (3%) of his Earnings.

A4.03	Future Service Benefits

A Plan D Member’s Future Service Benefit shall be equal to two percent (2%) of the Member’s Average Earnings-5 less two and six-sevenths percent (2-6/7%) of the Member’s Canada/Quebec Pension Plan Benefit all multiplied by his Credited Plan D Service.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 5 to Part 3 – Plan E
Effective December 31, 2013	Page 92

Appendix A – Schedule 5 to Part 3 – Plan E

A5.01	The provisions of this Schedule shall only be applicable to Kraft Transferred Members during such periods as they are accruing Credited Plan E Service. For Employees joining the DB Provisions of the Plan in accordance with Section 3.01 of Part 1, Section 8.02 of Part 2 or Section 10.02 of Part 3, this Schedule is open.

A5.02	Member Required DB Contributions

A Plan E Member shall be required to contribute in each calendar year or portion thereof, an amount equal to two and one-half percent (2-1/2%) of his Earnings up to the YMPE and five percent (5%) of his Earnings in excess of the YMPE. For the period from January 1, 1991 to February 28, 1991, the Member Required DB Contributions should be in accordance with the provisions of the Kraft Salaried Plan applicable to the Member on December 31, 1990. For a Member who becomes a member of the Kraft Salaried Plan in January or February 1991, Member Required DB Contributions shall be equal to zero (0) prior to March 1, 1991.

A5.03	Future Service Benefits

A Plan E Member’s Future Service Benefit shall be equal to one and one-tenth percent (1.1%) of his Average Earnings-3 up the YMPE Average and one and eighty-five hundredths percent (1.85%) of his Average Earnings-3 in excess of the YMPE Average all multiplied by his Credited Plan E Service.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members
Effective December 31, 2013	Page 93

Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members

A6.01	The provisions of this Schedule shall only be applicable to Kraft Transferred Members who previously participated in the DB Provisions of the Kraft Salaried Plan, Kraft Prior Plan Members and Former Nabisco Salaried Members. The benefits payable under this Schedule shall be in addition to the benefits payable under Part 3 and any other Appendices or Schedules of this document.

The OPP is the optional defined contribution portion of the Plan which is closed to all Employees hired or rehired on or after the Effective Date.

A6.02	OPP Member Contributions

An OPP Member may elect to contribute to his OPP Member Account an amount not exceeding 6% of his Earnings.

A6.03	OPP Company Contributions

In each calendar year or portion thereof and subject to the provisions of Section 5.01 and 5.02 of Part 1, an amount equal to fifty-five percent (55%) of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Company Account of the OPP Member.

A6.04	OPP Benefits

The amount of benefits payable out of the OPP shall be those benefits which may be purchased from an insurance company using the full balance of the OPP Member Account and the OPP Company Account. Upon termination of employment, the OPP Member shall be permitted to transfer the full balance of the OPP Member Account and the OPP Company Account to another registered vehicle as permitted under the Applicable Pension Laws and Revenue Rules.

A6.05	Pre-Retirement Death

If an OPP Member dies prior to receiving the balance of his accounts his Beneficiary or, where required by Applicable Pension Laws, his Spouse, shall receive a lump sum equal to the full balance of his OPP Member Account and his OPP Company Account.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members
Effective December 31, 2013	Page 94

A6.06	OPP Administrative Rules

(a)	An OPP Member may change, discontinue, or reinstate his level of OPP Member Contributions on the first day of any month.

(b)	OPP Member Contributions shall be deposited in individual OPP Member Accounts. OPP Member Accounts shall also include the amounts transferred from such accounts under the Kraft Salaried Plan for Kraft Transferred Members and subject to the completion of the transfer of pension assets from the Nabisco Salaried Plan to the Plan, amounts transferred from such accounts under the Nabisco Salaried Plan.

(c)	OPP Company Contributions shall be deposited in individual OPP Company Accounts. OPP Company Accounts shall also include the amounts transferred from such accounts under the Kraft Salaried Plan for Kraft Transferred Members and subject to the completion of the transfer of pension assets from the Nabisco Salaried Plan to the Plan, amounts transferred from such accounts under the Nabisco Salaried Plan.

(d)	OPP Member Accounts and OPP Company Accounts shall be invested, at the direction of the OPP Member, in a number of investment options to be made available by the Funding Agent(s) under the terms of the Funding Agreement(s). An OPP Member may change such direction on the first day of any month.

(e)	OPP Member Accounts and OPP Company Accounts shall be valued at least monthly, at which time all Investment Earnings of the portion of the Fund in which the accounts are invested shall be allocated to each account.

(f)	The Company shall establish and communicate other administrative procedures to ensure the efficient administration of the OPP.

(g)	Fees and expenses related to the OPP shall be paid from the Fund pursuant to Section 5.04 (f) of Part 1.

A6.07	OPP Maximum Contributions

The Company shall establish administrative procedures such that the total of OPP Company Contributions and OPP Member Contributions and any OPP Transfers as defined in Section A-6.08 shall not exceed the amount of contributions permissible under Revenue Rules, taking into account the pension credits derived under this Plan and any other registered pension plan of a company that is related to the Company within the meaning of the Revenue Rules.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix A – Schedule 6 to Part 3 – Optional Pension Plan Members
Effective December 31, 2013	Page 95

A6.08	OPP Transfers

On or after February 7, 2000 and subject to Article A6.07, an OPP Member was permitted to contribute to the OPP any amounts transferred from the Kraft Canada Inc. Employee Savings Plan. Any such funds so transferred shall be defined as “OPP Transfers”, did not attract any OPP Company Contributions under Section A6.03, and were deposited in the OPP Member Account of the OPP Member. Effective July 31, 2003, OPP Transfers were no longer permitted.

Appendix B – Former Nabisco Salaried Plan Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 96

Appendix B – Former Nabisco Salaried Plan Members

The provisions of this Appendix B shall apply to each Former Nabisco Salaried Member. The regular DB Provisions of the Plan shall apply to each such Member, except to the extent specifically modified by the provisions of this Appendix B. Any reference in this Appendix to Member shall mean a Former Nabisco Salaried Plan Member.

PART 1 – GENERAL PROVISIONS

Article 1 - Introduction

1.01	Appendix B applies to the retirement income and related benefits for Employees whose employment was transferred from Kraft Canada Inc. to the Company effective as of September 29, 2012 as a result of the Company’s purchase of Kraft Canada Inc.’s snack business. As a result of the transfer of employment to the Company and as part of the asset purchase agreement, such employees ceased participation in the Kraft Nabisco Salaried Plan, effective September 28, 2012 and commenced participation in the Nabisco Salaried Plan for service on and after September 29, 2012.

The Kraft Nabisco Salaried Plan was closed to new members as of January 1, 2003.

1.02	The Nabisco Salaried Plan assumed the obligation to provide the benefits accrued under the defined benefit and optional pension plan provisions of the Kraft Nabisco Salaried Plan up to September 29, 2012 and pension assets were transferred from the Kraft Nabisco Salaried Plan.

1.03	Effective December 31, 2013, the Nabisco Salaried Plan is to be merged into the Plan and subject to the completion of the transfer of pension assets from the Nabisco Salaried Plan to the Plan, the Plan will assume the obligation to provide benefits to all Former Nabisco Salaried Members.

Article 2 – Definitions

2.42.1	“Group Annuity Retirement Plan” means the retirement plans funded through (i) Group Annuity Contracts G 26 and G 1026 with the Canadian Government Annuities Branch, (ii) Group Annuity Contracts GP-6019 with the Connecticut General Life Insurance Company, (iii) Group Annuity Contract GA 2159N with London Life Insurance Company and (iv) Group Annuity Contract PW 10283 with The Standard Life Assurance Company.

Appendix B – Former Nabisco Salaried Plan Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 97

Article 4 – Retirement Dates

4.02	Early Retirement Date

A Member may retire prior to his Normal Retirement Date on the first (1st) day of any month coincident with or following the date on which the Member attains age fifty-five (55). The date of the Member’s actual retirement in accordance with this paragraph shall be his Early Retirement Date.

PART 3 – DEFINED BENEFIT PROVISIONS

Article 2 – Member Required Contributions

2.01	Member Required DB Contributions

A Member shall be required to contribute in each calendar year or portion thereof, an amount equal to the sum of two and one-half percent (2-1/2%) of his Earnings up to the YMPE and five percent (5%) of his Earnings in excess of the YMPE.

Member Required DB Contributions includes required defined benefit contributions made to the Kraft Nabisco Salaried Plan prior to January 1, 2003, including Member’s required contributions, if any, made under the Standard Brands Limited Pension Plan, the Associated Biscuits of Canada Ltd. Consolidated Retirement Plan (but not the Former Dad’s Plan (as defined in Schedule 1), the Associated Biscuits of Canada Ltd. Executive Pension Plan, the Nabisco Brands Ltd. Trusteed Retirement Plan and/or the Former Plans.

Article 3 – Retirement Income Formula

3.01	Plan Formula

This formula is used in the calculation of the retirement income in respect of a Former Nabisco Salaried Member, and the amount derived therefrom is the basis on which the actual amount of retirement income will be determined in accordance with the applicable provisions of the Plan.

The annual amount of retirement income as of a Former Nabisco Salaried Member’s Date of Determination shall be equal to the sum of his Past Service Benefit and Future Service Benefit determined in accordance with the remainder of this Article 3.

Appendix B – Former Nabisco Salaried Plan Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 98

3.02	Past Service Benefit

A Member’s Past Service Benefit shall be equal to the aggregate of:

(a)	for that portion of the Member’s Continuous Service, if any, which is not included in the Member’s Credited Past Service, the annual amount of Former Plan Benefit (as defined in Schedule 1 of this Appendix B), if any, to which the Member is entitled pursuant to Schedule 1 of this Appendix B; plus

(b)	for the portion of the Member’s Continuous Service which is included in the Member’s Credited Past Service, two percent (2%) of the Member’s Average Earnings-5 minus seven-tenths of one percent (7/10 of 1%) of the lesser of his Average Earnings-5 and his Average YMPE, multiplied by his years of Credited Past Service; and

(c)	additional adjustments apply, as set out in Schedule 2 of this Appendix B, for:

(i)	a Member entitled to a benefit under the Group Annuity Retirement Plan;

(ii)	a Member who participated in the Associated Biscuits of Canada Ltd. Executive Pension Plan prior to January 1, 1984; or

(iii)	a Member entitled to a benefit under any other registered pension plan maintained by the Company, any subsidiary or affiliated company or any predecessor of said companies or to which the Company, any subsidiary or affiliated company or any predecessor company of said companies contributes.

3.03	Future Service Benefit

A Member’s Future Service Benefit shall be equal to the aggregate of:

(a)	one and one-tenth percent (1.1%) of that part of his Average Earnings-3 which do not exceed the YMPE Average; plus

(b)	one and eighty-five hundredths percent (1.85%) of that part of his Average Earnings-3 which exceeds the YMPE average;

multiplied by the Member’s Credited Future Service.

Appendix B – Former Nabisco Salaried Plan Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 99

Article 4 – Amount of Retirement Income

4.02	Early Retirement

(a)	Subject to paragraph (c), a Member who retires on an Early Retirement Date will receive an amount of retirement income starting, at the Member’s election, at any time on or prior to his Normal Retirement Date, computed in accordance with Article 3, but ignoring Section 3.06 using the Member’s Early Retirement Date as his Date of Determination, multiplied by the applicable early retirement factor, in accordance with paragraph (b) hereof.

(b)	The early retirement factor referred to in paragraph (a) shall be determined in accordance with the paragraphs below, based on complete calendar months:

(i)	the early retirement factor for a Member’s Past Service Benefit shall be equal to one hundred percent (100%) less one-third of one percent (1/3%) for each month by which the Member’s Pension Commencement Date precedes his sixty-second (62nd) birthday;

(ii)	the early retirement factor for a Member’s Future Service Benefit shall be equal to one hundred percent (100%) less one quarter of one percent (1/4%) for each month by which his Pension Commencement Date precedes the earliest of:

(A)	Normal Retirement Date; and

(B)	the first day of the month following the date on which he would have both attained age sixty (60) and completed twenty-five (25) years of Continuous Service.

(c)	The retirement income payable under paragraph (a) shall not exceed the amount computed in accordance with Section 3.06, using the Early Retirement Date as his Date of Determination, multiplied by an early retirement factor equal to one hundred percent (100%) less one-quarter percent (1/4%) for each month, if any, by which Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age sixty (60);

Appendix B – Former Nabisco Salaried Plan Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 100

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, thirty (30) years of Early Retirement Eligibility Service; and

(iii)	the date on which the aggregate of the Member’s age and Early Retirement Eligibility Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to eighty (80) years.

For the purposes of subparagraphs (ii) and (iii), “Early Retirement Eligibility Service” has the same meaning as defined in the Revenue Rules.

4.03	Bridge Benefit

(a)	A Member who retires on an Early Retirement Date while accruing Continuous Service shall be entitled to receive an annual supplemental retirement income equal to $150 multiplied by his Credited Future Service. Such supplemental retirement income shall be paid in accordance with paragraph 5.01(b).

(b)	The annual supplemental retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A)	the maximum annual pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B)	the maximum annual pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age sixty-five (65), multiplied by the ratio, not to exceed one (1), that the total of the Member’s remuneration for the three (3) calendar years in which the remuneration is the highest bears to the total of the YMPE for those three (3) years;

(ii)	is equal to the product of:

(A)	the ratio that the lesser of ten (10) and the Member’s Credited Service bears to ten (10); and

(B)	one hundred percent (100%) less one-quarter of one percent (1/4%) for each month, if any, by which Pension Commencement Date precedes the date the Member will attain age sixty (60).

Appendix B – Former Nabisco Salaried Plan Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 101

(c)	Notwithstanding the foregoing provisions of this Section, the annual rate of that portion of the total amount of retirement income payable to a Member at Pension Commencement Date which is in respect of Credited Service after December 31, 1991, under the foregoing provisions of this Section and Section 4.02, shall not exceed the sum of (i) and (ii), where:

(i)	is equal to the product of (A) and (B) as follows:

(A)	the amount specified in subparagraph 3.06(a)(ii);

(B)	Credited Service after December 31, 1991;

(ii)	is equal to the product of (A) and (B) as follows:

(A)	twenty-five percent (25%) of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two (2) preceding calendar years, divided by thirty-five (35);

(B)	the Member’s Credited Service after December 31, 1991.

Article 5 – Payment of Retirement Benefits

5.02	Mandatory Spousal Pension

(a)	A Member who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with Section 5.03, with the provision that seventy-five percent (75%) of the Member’s Past Service Benefit, shall be payable to his Spouse after his death. Such benefit shall be the Actuarial Equivalent of the normal form of benefit payable pursuant to paragraph 5.01(a).

(b)

A Member who has a Spouse on his Pension Commencement Date shall be deemed to have elected an optional form, in accordance with paragraph 5.03, with the provision that sixty percent (60%) of the Member’s Future Service Benefit shall be payable to his Spouse after his death and with the provision that the total payments made to the Member and his Spouse, including payments in respect of the Member’s Past Service

Appendix B – Former Nabisco Salaried Plan Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 102

Benefit under paragraph (a), shall be at least equal to the Member Required DB Contributions accrued with Interest to his Retirement Date. In addition, if the Member was receiving a supplemental retirement income under Section 4.03, 60% of such supplemental retirement income may continue to the Spouse in accordance with and for the time period described in Section 5.01(b). The amount of retirement income payable under the mandatory spousal option under this paragraph (b) shall be equal to the amount of retirement income under the normal form.

Article 7 – Termination of Employment

7.01	Termination Benefit

A Member whose employment with the Company is terminated, for any reason other than death or retirement, and who has not attained age fifty-five (55) shall receive benefits as follows:

(a)	A retirement income calculated in accordance with Article 3 using the Member’s date of termination as his Date of Determination and commencing on the Member’s Normal Retirement Date.

(b)	Notwithstanding the foregoing, if the Member is an Early Retirement Eligible Member, the Member may elect to receive:

(i)	his Past Service Benefit calculated in accordance with Section 3.02 using his date of termination as the Date of Determination and commencing on his Normal Retirement Date; and

(ii)	his Future Service Benefit calculated in accordance with Section 4.02 and payable commencing on his Early Retirement Date.

If the Early Retirement Eligible Member elects to commence payment of his Future Service Benefit on his Early Retirement Date, his Past Service Benefit shall also commence on the same date, reduced in accordance with Section 7.02, if his Pension Commencement Date precedes his Normal Retirement Date.

Appendix B – Schedule 1 – Former Plan Benefit Schedule
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 103

Appendix B – Schedule 1 – Former Plan Benefit Schedule

B1.01	Definition

All terms with initial capitals in this Former Plan Benefit Schedule, other than those defined herein, shall have the meaning set forth in Article 2 of Part 1 of the Plan.

(a)	“Former Plan” means any prior pension plan of the Company or any predecessor company of the Company which is designated as a Former Plan by the Company under the Former Plan Benefit Schedule.

(b)	“Former Plan Benefit” means that pension benefit, if any, to which a Member is entitled hereunder in respect of his period of membership in any Former Plan (as determined pursuant to the provisions of said plans), all as set out in the Former Plan Benefit Schedule.

(c)	“Former Plan Benefit Schedule” means this Schedule 1 of Appendix B setting forth the Former Plan Benefit to which a Member may be entitled as a consequence of his membership in a Former Plan. Said schedule shall be approved by the Company and, subject to Applicable Pension Laws, may be amended from time to time by the Company. The Former Plan Benefit Schedule shall be kept with the records of the Company.

B1.02	Purpose

This schedule contains special benefit provisions for particular Members who were members of a Former Plan and whose entitlement thereunder have been assumed by the Plan.

B1.03	Limitation

No provision of this Schedule shall operate to increase the amount of annual pension payable under the Plan to a Member on retirement, termination of employment or the termination of the Plan beyond the maximum lifetime pension permitted pursuant to the Revenue Rules.

Appendix B – Schedule 1 – Former Plan Benefit Schedule
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 104

B1.04	Former Plans

The following plans shall be designated as Former Plans from and after their respective designation dates:

Walter M. Lowney Company, Limited Pension Plan	January 1, 1975

Retirement Plan for the Employees of Standard Brands Limited (formerly Moirs Limited)	January 1, 1975

Plan for Pensions of Christie, Brown and Company, Limited	January 1, 1983

Dickson’s Food Services Ltd. Pension Plan	January 1, 1983

Pension Plan for Employees of Life Savers Canada Inc.	January 1, 1983

B1.05	Lowney Plan Members

This Section B1.05 shall apply to Former Nabisco Salaried Members who were members of the Walter M. Lowney Company, Limited Pension Plan immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 3.02(a) of Appendix B to Part 3 in respect of his participation in the Former Plan shall be the amount of pension he had accrued up to June 30, 1970 under the Former Plan (“Former Plan Benefit”).

B1.06	Moirs Plan Members

This Section B1.06 shall apply to Former Nabisco Salaried Members who were members of the Retirement Plan for the Employees of Standard Brands Limited (formerly Moirs Limited) immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 3.02(a) of Appendix B to Part 3 in respect of his participation in the Former Plan shall be the amount of pension he had accrued up to December 31, 1974 under the Former Plan (“Former Plan Benefit”).

B1.07	CBCL Plan Members

This Section B1.07 shall apply to Former Nabisco Salaried Members who were members of the Plan for Pensions of Christie, Brown and Company, Limited immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

Appendix B – Schedule 1 – Former Plan Benefit Schedule
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 105

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 3.02(a) of Appendix B to Part 3 in respect of his participation in the Former Plan shall be equal to one and one-half percent (1-1/2%) of the Member’s Average Earnings-5 minus four-tenths of one percent (4/10 of 1%) of the lesser of his Average Earnings-5 and his Average Year’s Maximum Pension Earnings, multiplied by his years of credited service accrued under the Former Plan as at December 31, 1982 (“Former Plan Benefit”).

B1.08	Dickson’s Plan Members

This Section B1.08 shall apply to Former Nabisco Salaried Members who were members of the Dickson’s Food Services Ltd. Pension Plan immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 3.02(a) of Schedule B in respect of his participation in the Former Plan shall be the amount of pension he had accrued under the Former Plan up to December 31, 1982 (“Former Plan Benefit”).

B1.09	Life Savers Plan Members

This Section B1.09 shall apply to Former Nabisco Salaried Members who were members of the Pension Plan for Employees of Life Savers Canada Inc. immediately prior to becoming a Member hereunder as of the designation date and whose entitlements under said plan were assumed by the Plan (“Former Plan Members”).

The amount to be included in said Former Plan Member’s annual retirement pension pursuant to Section 3.02(a) of Schedule B in respect of his participation in the Former Plan shall be equal to, in the case of Former Plan Members who were classified as management employees under the Former Plan, two percent (2%) of the Member’s final average earnings multiplied by his years of credited service accrued under the Former Plan as at December 31, 1982 or, in the case of Former Plan Members who were not classified as management employees under the Former Plan, one and three quarters percent (1-3/4% of the Member’s final average earnings multiplied by his years of credited service accrued under the Former Plan as at December 31, 1982 less his “Statutory Government Benefits” multiplied by the ratio of his credited service (up to a maximum of 35 years) accrued under the Former Plan as at December 31, 1982 to thirty-five (35) years (“Former Plan Benefit”). Statutory Government Benefits for purposes of this Section B1.09 shall mean the Canada Pension Plan and Old Age Security benefits determined in accordance with the provisions of the Former Plan.

Appendix B – Schedule 2 Adjustments and Offsets
Mondelez Canada Inc. Retirement Plan	Regarding Predecessor Plans
Effective December 31, 2013	Page 106

Appendix B – Schedule 2 – Adjustments and Offsets Regarding Predecessor Plans

B2.01	Reduction for Group Annuity Retirement Plan Benefits

The amount of a Member’s Past Service Benefit as determined pursuant to the provisions of Section 3.02 of Appendix B to Part 3, shall be reduced pursuant to Section 3.02(c)(i) of Appendix B to Part 3 by the monthly amount of the pension benefit, if any, which the Member is entitled to receive under the Group Annuity Retirement Plan, said amount being adjusted on an Actuarial Equivalent basis, if necessary, to reflect the same terms and conditions applicable to the Past Service Benefit payable under the Plan. The resulting reduced pension benefit shall be the pension benefit under Section 3.02 and shall be in addition to the monthly amount of pension benefit, if any, payable to the Member under the Group Annuity Retirement Plan.

B2.02	Minimum Benefit for Members of the Associated Biscuits of Canada Ltd. Executive Plan

Pursuant to Section 3.02(c)(ii) of Appendix B to Part 3, the annual benefit entitlement payable to a Member under the Plan in respect of his participation in the Associated Biscuits of Canada Ltd. Executive Pension Plan prior to January 1, 1984 (the “ABC Executive Plan”) shall in no event be less than equal to two percent (2%) of the Member’s Final Average Salary as of his Date of Determination multiplied by his years of Credited Service under the ABC Executive Plan, subject to adjustment, if any, for early retirement and/or payment in other than the normal form. Final Average Salary for purposes of this Section B2.02 shall mean the average of the Member’s Earnings (excluding incentive compensation and management bonus) for any consecutive three (3) year period during the ten (10) year period immediately preceding the Member’s Date of Determination for which such average is the highest.

B2.03	Benefit Entitlement in Respect of Dad’s Plan Contributions

If a Member with Dad’s Plan Contributions to his credit reaches his Date of Determination for any reason excluding death, he shall be entitled to receive a lump sum amount equal to his Dad’s Plan Contributions together with Credited Interest thereon. Such a Member may elect one of the following manner of payments:

(a)	a lump sum transfer to a registered retirement savings plan of the kind prescribed by Applicable Pension Laws; or

(b)	an additional pension benefit payable under the Plan which can be secured on an Actuarial Equivalent basis with such lump sum entitlement. Such additional pension benefit shall commence on the Member’s Pension Commencement Date and shall be payable under the normal pension form prescribed under Section 5.01 or 5.02(a), as applicable, or such other optional pension form as provided in Article 5 of Part 3 as the Member may elect.

Appendix B – Schedule 2 Adjustments and Offsets
Mondelez Canada Inc. Retirement Plan	Regarding Predecessor Plans
Effective December 31, 2013	Page 107

Notwithstanding the foregoing, if the Member has not attained age forty-five (45) or has not completed ten (10) or more years of Continuous Service or Credited Service on his Date of Determination, the lump sum entitlement shall be paid to the Member in a single sum or, at the Member’s direction, be transferred to a registered retirement savings plan which is established under the Revenue Rules.

If a Member with Dad’s Plan Contributions to his credit dies prior to his Date of Determination, his Spouse or if no Spouse exists, his Beneficiary or estate, shall receive a lump sum refund equal to his Dad’s Plan Contributions with Credited Interest thereon.

(c)	for the purpose of this Section B2.03:

(i)	“Dad’s Plan Contributions” means the Former Dad’s Plan contributions credited to the Member under the Associated Biscuits of Canada Ltd. Consolidated Retirement Plan as of December 31, 1983; and

(ii)	“Former Dad’s Plan” means the plan underwritten by Group Policy GA8212 issued by the Imperial Life Assurance Company of Canada and whose assets and liabilities were merged and consolidated under the Associated Biscuits of Canada Ltd. Consolidated Retirement Plan effective January 1, 1981.

B2.04	Non-Duplication of Benefits

Pursuant to Section 3.02(c)(iii) of Appendix B to Part 3, if a Member is entitled to a pension or any other benefit under any other plan maintained by the Company, any subsidiary or affiliated company or any predecessor company of said companies (including Nabisco Brands Inc.) or to which the Company, any subsidiary or affiliated company or any predecessor company of said companies contributes or has contributed, the Actuarial Equivalent of such pension or other benefit to the extent attributable to service for which a benefit is provided hereunder shall be offset against the pension or any other benefit payable hereunder, provided, however, that if such pension or other benefit shall have been directly offset hereunder, the foregoing offset shall not apply.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix C – Schedule 1 – 2005 Pension Upgrade
Effective December 31, 2013	Page 108

Appendix C – Former Cadbury Former Adams Members

The provisions of this Appendix C shall apply to each Former Cadbury Former Adams Member. The regular DB Provisions of the Plan shall apply to each such Member, except to the extent specifically modified by the provisions of this Appendix C. Any reference to Member in this Appendix C shall refer to a Former Cadbury Former Adams Member.

PART 1 – GENERAL PROVISIONS

Article 1 - Introduction

1.01	Effective March 31, 2003, Cadbury Schweppes PLC and Pfizer Inc. entered into a purchase agreement whereby certain employees of Pfizer Canada Inc. became employees of Cadbury Adams Canada Inc.

1.02	Cadbury Adams Canada Inc. established the Cadbury Adams Canada Inc. Pension Plan for Former Adams’ Colleagues effective March 31, 2003. Each employee who was a member of the Warner-Lambert Canada Inc. Pension Plan (the “Warner Lambert Plan”) on March 31, 2003 and who was affected by the purchase agreement ceased to be a member of the Warner-Lambert Plan and became a Member of the Cadbury Former Adams Plan on March 31, 2003.

1.03	The Cadbury Former Adams Plan assumed all liabilities with respect to the affected Members’ benefits accrued under the Warner-Lambert Plan. Proportionate assets corresponding to the Members’ accrued liabilities were transferred from the Warner-Lambert Plan to the Cadbury Former Adams Plan as of March 31, 2003 when approval was granted by the applicable regulatory authority.

1.04	Effective April 1, 2005, the Cadbury Former Adams Plan was closed and all Employees hired or re-hired on or after April 1, 2005 became eligible for participation in the Cadbury Non-Union Plan. Each Employee who was a Member on March 31, 2005 had a one-time irrevocable election to continue to accrue benefits under the Cadbury Former Adams Plan or accrue benefits on or after April 1, 2005 under the Cadbury Non-Union Plan.

1.05	Effective December 26, 2010, Kraft Canada Inc. and Cadbury Adams Canada Inc. amalgamated to become Kraft Canada Inc. As a result of this amalgamation, the name of the Company changed to Kraft Canada Inc. and the name of the Plan changed to the Pension Plan for Former Adams’ Colleagues of the Cadbury Adams Division of Kraft Canada Inc.

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Effective December 31, 2013	Page 109

1.06	Effective from and as of the effective time of the Canadian Asset Transfer Agreement dated September 29, 2012, Kraft Canada Inc. sold the snack business to Mondelez Canada Inc. As a result, the sponsorship and the administration of the Plan were transferred to Mondelez Canada Inc. effective as of the effective time of such agreement on September 29, 2012.

1.07	Effective December 31, 2013, the Cadbury Former Adams Plan is to be merged into the Plan and subject to the completion of the transfer of pension assets from the Cadbury Former Adams Plan to the Plan, the Plan will assume the obligation to provide benefits to all Former Cadbury Former Adams Plan Members.

Article 2 – Definitions

2.16	“Canada/Quebec Pension Plan Benefit” means any retirement benefit payable under the Canada Pension Plan, the Quebec Pension Plan and the Old Age Security Act and such other legislation of a comparable nature as amended and as may be applicable from time to time, and calculated as if the Member had met all the necessary eligibility requirements to receive such benefit at the Date of Determination.

2.20	“Continuous Service” means the period of uninterrupted service of an Employee with the Company as shown on the Company’s records, calculated from the last date of employment and shall include:

(a)	a leave of absence properly applied for and consented to in writing by the Company, provided the Employee returns to work on the expiration of such leave of absence;

(b)	a leave of absence due to disability or sickness, provided the Employee has returned to work upon recovery from his disability or sickness; and

(c)	a temporary suspension or lay-off from employment as prescribed under Applicable Pension Legislation and any other applicable laws.

Continuous Service shall also include the prior period of uninterrupted service of an Employee with the Prior Company from the Employee’s last date of hire with the Prior Company.

2.23	“Credited Service” means, subject to Applicable Pension Legislation and Revenue Rules, the years and months of a Member’s Continuous Service, excluding any periods of absence without Earnings other than the following:

(1)	unpaid leaves of absence in respect of a period of Total Disability during which the Member is deemed to continue to be actively participating in and accruing Credited Service under the Plan;

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix C – Schedule 1 – 2005 Pension Upgrade
Effective December 31, 2013	Page 110

(2)	unpaid leaves of absence due to an injury or recurrence of that injury in respect of which the Member is not suffering a Total Disability, but for which the Member is entitled to receive benefits under a provincial workers’ compensation act within the 12-month period following the date of injury, provided the period is required by law to be granted;

(3)	any period of absence required by law to be granted in respect of emergency, pregnancy or parental leave;

(4)	at the sole discretion of the Company, and on a current service basis only, any period following a period of employment in Canada, during which the Member received no Earnings from the Company and throughout which the Member was employed by a foreign associate or affiliate of the Company, subject to a maximum of five years and subject to any other requirements under the Revenue Rules;

(5)	any other unpaid leave of absence required by law to be granted without impairing employment rights or benefits.

A Member who is employed on a less than full-time basis shall receive for each year of Continuous Service, a fraction of one year of Credited Service corresponding to the ratio that such Member’s actual hours worked during the Plan Year bears to the number of hours regularly scheduled to be worked by a Member employed on a full-time basis.

Credited Service shall exclude any period of Continuous Service during which an individual is a member of a collective bargaining unit represented by a union, unless a collective bargaining agreement includes provisions to the contrary. In respect of any period of Credited Service granted under paragraph (2) or (3) above, the following rules shall apply:

(6)	Credited Service shall continue to accrue based on the Member’s Earnings as defined in Section 2.33 that are in effect when the Member first ceased employment as a result of such period of absence, unless applicable law requires another basis of calculation; and

(7)	the aggregate of Credited Service granted under paragraph (2) or (3) above is limited to a maximum full-time equivalent of 5 years for any such period of absence, plus an additional maximum of 3 years credited in respect of absences that are taken within the first 12 months after the birth or adoption of a child of the Member.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix C – Schedule 1 – 2005 Pension Upgrade
Effective December 31, 2013	Page 111

Credited Service in any Plan Year shall be calculated for a Member’s period of membership in the Plan, rounded to the nearest one-twelfth of a year.

2.33	(a)	Except to the extent otherwise provided below, “Earnings” means the amounts that are paid directly by the Company or, prior to September 29, 2012, by Kraft Canada Inc., for personal services that:

(i)	fall into one of the following categories:

(A)	base salary, including forms of base pay delivered in alternative forms, such as lump sum pay increases;

(B)	holiday pay, vacation pay or vacation payouts;

(C)	sick pay;

(D)	bonus payments made under the Company’s annual incentive plan (other than bonus payments made in connection with an Employee’s termination of employment);

(E)	retail sales bonuses or vacation averaging bonuses; or

(F)	salary continuance paid following a Member’s advance notification of termination of employment but prior to the actual date of termination,

and

(ii)	do not fall into any of the following categories:

(G)	remuneration not paid in cash;

(H)	overtime pay and premium pay;

(I)	prizes, signing bonuses, contest bonuses or home sale bonuses;

(J)	long-term incentive awards;

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix C – Schedule 1 – 2005 Pension Upgrade
Effective December 31, 2013	Page 112

(K)	stock dividend payments;

(L)	equity grants or awards under the Company’s incentive plan (or any other income under any equity-based plan);

(M)	salary continuance payments made after the Member’s actual date of termination;

(N)	payments made pursuant to an employment contract or bonus plan under which such payments are not intended to be Earnings hereunder; or

(O)	any other remuneration not expressly described in subparagraph 2.33(a)(i) above.

If it is not entirely clear whether an item of remuneration meets the requirements of subsection (a)(i) or (a)(ii) above, the Company, in its sole discretion, will determine whether the item meets the requirements of such subsection (a)(i) or (a)(ii) above.

For a Member who is employed on a less than full-time basis, and for the sole purpose of determining the benefit accrued to such Member under the Plan, Earnings shall be annualized for each Plan Year of less than full-time employment. To annualize such a Member’s Earnings, the actual Earnings received by the Member while employed on a less than full-time basis in the Plan Year shall be multiplied by the ratio of the hours regularly scheduled to be worked by full-time Members to the Member’s actual hours worked on a less than full-time basis in the Plan Year.

(b)	“Best Average Earnings” means the average of a Member’s annualized Earnings during the 36 consecutive months of Continuous Service prior to the Date of Determination which produce the highest average or, where the Member’s Continuous Service is less than 36 months, the average of the Member’s annualized Earnings during his Continuous Service prior to the Date of Determination.

2.74.1	“Prior Company” means Pfizer Canada Inc. and its predecessors.

2.84.1	“Warner-Lambert Plan” means the Warner-Lambert Canada Inc. Pension Plan, effective as at March 31, 2003, as registered under the Revenue Rules under registration number 0344713.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix C – Schedule 1 – 2005 Pension Upgrade
Effective December 31, 2013	Page 113

Article 3 - Membership

3.06	No Discontinuance of Membership

An Employee who joined the Cadbury Former Adams Plan may not terminate from participation in the Plan. Notwithstanding the foregoing, a Member may make a one-time election to suspend his participation in the Plan. Such Member may elect to subsequently resume participation in the Plan. An amendment to the Plan, executed during the period of suspension, shall be applicable to such Member’s benefits under the Plan.

Article 4 – Retirement Date

4.02	Early Retirement

If a Member leaves active employment with the Company after attaining age 55 and before his Normal Retirement Date, the Member shall be considered to have retired early for the purposes of the Plan on his Early Retirement Date which is the first day of the month following the date on which the Member leaves active employment with the Company. A Member who elects to retire early in accordance with this Section 4.02 may commence receipt of the early retirement pension at any time within the ten year period prior to Normal Retirement Date.

PART 3 – DEFINED BENEFIT PROVISIONS

2.01	Member Required DB Contributions

A Member is neither required, nor permitted to contribute to the Plan.

Article 3 – Retirement Income Formulae

3.01	Plan Formula

The formulae shown in this Article are used in the calculation of the pension in respect of a Member, and the amount derived therefrom is the basis on which the actual amount of pension shall be determined in accordance with the applicable provisions of the Plan.

The amount of annual pension shall be determined as of a Member’s Date of Determination.

Mondelez Canada Inc. Mondelez Canada Inc. Retirement Plan	Appendix C – Schedule 1 – 2005 Pension Upgrade
Effective December 31, 2013	Page 114

The Plan Formula shall be the sum of (1) and (2):

(1)	For Credited Service prior to January 1, 1998

An amount equal to the sum of 1.0% of the Member’s 1997 Earnings not in excess of $35,800 plus 1.3% of the Member’s 1997 Earnings in excess of $35,800, multiplied by the Member’s Credited Service prior to January 1, 1998.

(2)	For Credited Service on and after January 1, 1998

An amount equal to the sum of 1.0% of the Member’s Earnings not in excess of the YMPE plus 1.3% of the Member’s Earnings in excess of the YMPE, for each year of the Member’s Credited Service on and after January 1,1998.

3.06	Maximum Formula

The Maximum Formula shall be the product of (1) and (2), where:

(1)	is the lesser of (a) and (b), where:

(a)	is two percent (2%) of the Member’s Best Average Earnings; and

(b)	is the defined benefit limit as defined under Revenue Rules at the Date of Determination;

(2)	Is the sum of (a) and (b), where:

(a)	is the lesser of (i) and (ii) as follows:

(i)	Credited Service prior to January 1, 1992; and

(ii)	35 years;

(b)	is the Member’s Credited Service after December 31, 1991.

Article 4 – Amount of Retirement Income

4.01	Normal Retirement

Subject to Schedule 1 to this Appendix C, a Member who retires on his Normal Retirement Date shall receive an amount of pension commencing from the Member’s Normal Retirement Date and equal to the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination, payable in accordance with Article 5.

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4.02	Early Retirement

(1)	Subject to Schedule 1 to this Appendix C, a Member who is accruing Continuous Service and who retires on an Early Retirement Date shall receive an amount of pension commencing from the Member’s Pension Commencement Date determined as the lesser of (a) and (b), where:

(a)	is the Plan Formula computed using the Member’s Early Retirement Date as the Date of Determination, multiplied by the applicable early retirement factor based on the Pension Commencement Date, in accordance with paragraph (2); and

(b)	is the Maximum Formula computed using the Member’s Early Retirement Date as the Date of Determination and multiplied by the applicable early retirement factor based on the Pension Commencement Date, in accordance with paragraph (3).

(2)	The early retirement factor referred to in Section 4.02(1)(a) shall be as indicated in the table below:

Attained Age at Pension Commencement Date	Applicable Factor (%)

62 and over	100
61	97
60	94
59	88
58	82
57	76
56	70
55	64

(3)	The early retirement factor referred to in Section 4.02(1)(b) shall be 100% less 0.25% for each month, if any, by which Pension Commencement Date precedes the earliest of:

(a)	the date the Member attains age 60;

(b)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of Early Retirement Eligibility Service; and

(c)	the date on which the aggregate of the Member’s age and Early Retirement Eligibility Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80,

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Effective December 31, 2013	Page 116

For the purpose of paragraphs (b) and (c) above, “Early Retirement Eligibility Service” means the sum of:

(d)	all periods throughout which the Member was employed by an employer who is or was a participating employer or by a predecessor employer to such an employer, within the meaning of the Revenue Rules; and

(e)	any period of Credited Service which is not included under paragraph (d).

4.04	Postponed Retirement

Subject to Schedule 1 to this Appendix C, a Member who elects to retire on his Postponed Retirement Date shall receive an annual pension payable in equal monthly instalments commencing on such date, calculated in accordance with Section 4.01 based on his Credited Service and Earnings to his Postponed Retirement Date.

Article 5 – Payment of Retirement Benefits

5.02	Mandatory Spousal Pension

Notwithstanding the provisions of Section 5.01, a Member who, on his Pension Commencement Date, has a Spouse who has not waived, in prescribed form and in accordance with Applicable Pension Laws, the right to the death benefit, shall receive his pension in the form of a joint and survivor annuity which is payable in equal monthly instalments for the Member’s lifetime and after the Member’s death, for the Spouse’s remaining lifetime, in equal monthly instalments, each of which is equal to 50% of the amount of the monthly instalment paid to the Member immediately prior to his death. Payment of this joint and survivor pension shall be subject to the Applicable Pension Laws regarding marriage breakdown, as further described in Section 6.02 of Part 1.

5.03	Election of Optional Forms

If a Member elects the optional form providing for 60% continuance after the Member’s death, such pension shall be 98% of, but no less than the Actuarial Equivalent of, the normal form of pension payable under 5.02. Subject to Applicable Pension Laws, a Member may be required to elect an optional form providing for 60% survivor pension continuing after the Member’s death to the Spouse.

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Effective December 31, 2013	Page 117

Article 6 – Death Benefits

6.01	Death Benefits Prior to Retirement Date

If a Member who is accruing Continuous Service dies prior to his Normal Retirement Date and prior to attaining age 55, the Member’s Spouse shall receive the Actuarial Equivalent of the deferred pension the Member would have been eligible to receive in accordance with Article 7.

If a Member who is accruing Continuous Service dies prior to his Normal Retirement Date, but after attaining age 55, the Member’s Spouse shall be entitled to receive an immediate or deferred pension, as elected by the Spouse, equal to the greater of (a) and (b), where:

(a)	is 50% of the Member’s Plan Benefit, using the date of death as the Date of Determination; and

(b)	is a pension provided by the Actuarial Equivalent of the Member’s Plan Benefit, using the date of death as the Date of Determination.

If there is no Spouse or if the Spouse has waived, in the prescribed form and in accordance with the Applicable Pension Laws, the right to the death benefit, the Beneficiary shall receive the pre-retirement death benefit in a lump sum cash payment.

Article 7 – Termination of Employment

7.02	Earlier Commencement of Retirement Income

A Member whose Continuous Service is terminated for any reason other than death or retirement and who is entitled to receive a deferred pension under Section 7.01 may elect to commence receipt of such pension on the first day of any month coincident with or next following the month in which he attains age 55 and prior to his Normal Retirement Date. The amount of this pension shall be determined in accordance with Section 4.02 with the references to Section 4.02(1)(a) and 4.02(1)(b) to “Early Retirement Date” changed to “date of termination of employment”.

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Effective December 31, 2013	Page 118

Article 8 – Disability Benefits

8.02	Disability Accrual

A Member who is eligible for disability accrual under Section 8.01 shall continue to accrue pension credits under the Plan. The annual rate of Earnings of a Member is determined as the Earnings for the Plan Year of disablement, multiplied by the ratio of the Average Industrial Wage Index, as published by Statistics Canada, for a particular Plan Year to the Average Industrial Wage Index, as published by Statistics Canada, for the Plan Year of disablement.

For the purposes of this Section 8.02, Earnings for the Plan Year of disablement shall be determined as the sum of:

(1)	the Earnings actually received by the Member during that Plan Year; and

(2)	the Earnings which would have been received by the Member during the period of disability within that Plan Year based upon the Member’s rate of Earnings at the onset of the Total Disability.

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Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 119

Appendix D – Former Cadbury Non-Union Members

The provisions of this Appendix D shall apply to each Former Cadbury Non-Union Member. The regular DB Provisions of the Plan shall apply to each such Member, except to the extent specifically modified by the provisions of this Appendix D. Any reference to Member in this Appendix D shall refer to a Former Cadbury Non-Union Member.

PART 1 – GENERAL PROVISIONS

Article 1 – Introduction

1.01	The Cadbury Non-Union Plan closed its DB Provisions to new entrants on and after June 1, 2002 with new hires joining the DC Provisions of the Cadbury Non-Union Plan. Members accruing benefits under the DB Provisions as at December 31, 2001 were given a one-time election to accrue future service under the DC Provisions for service on and after January 1, 2002.

1.02	Membership under the DC Provisions of the Cadbury Non-Union Plan was closed as of December 31, 2011 and those Members accruing benefits under the DC Provisions commenced participation in the DC Provisions of the Kraft Salaried Plan.

1.03	As a result of the purchase of Kraft’s snack business, sponsorship and administration of the Cadbury Non-Union Plan was transferred to Mondelez Canada Inc. effective September 29, 2012. The defined contribution account balances for active Members under the Cadbury Non-Union Plan for service prior to January 1, 2012 were transferred to the Plan.

1.04	Effective December 31, 2013, the Cadbury Non-Union Plan is to be merged into the Plan and subject to the completion of the transfer of pension assets from the Cadbury Non-Union Plan to the Plan, the Plan will assume the obligation to provide benefits to all Former Cadbury Non-Union Members.

Article 2 – Definitions

2.20	“Continuous Service” means the period of uninterrupted service of an Employee with the Company or a company owned, directly or indirectly by the Company or its predecessors as shown on the Company’s records, calculated from the last date of employment and shall include:

(i)	a leave of absence properly applied for and consented to in writing by the Company, provided the Employee returns to work on the expiration of such leave of absence;

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Effective December 31, 2013	Page 120

(ii)	a leave of absence due to disability or sickness, provided the Employee has returned to work upon recovery from his disability or sickness or attained Normal Retirement Date; and

(iii)	a suspension of employment that lasts less than two years and is expected to be temporary in nature or a period of layoff.

Continuous Service shall also include the prior period of uninterrupted service of an Employee with William Neilson Ltd.

For an Employee who remained employed by Kraft Canada Inc. after the sale of the snack business to the Company, Continuous Service shall include the period of uninterrupted service with Kraft Canada Inc. on and after September 29, 2012 as recognized under the Kraft Salaried Plan.

2.23.1	“Crown Life Annuity” means Crown Life Group Annuity Number 17193.

2.30.1	“Disability Retirement Date” means the disability retirement date as described in Section 4.04 of this Appendix D.

2.33	(a)	Except to the extent otherwise provided below, “Earnings” means the amounts that are paid directly by the Company or, prior to September 29, 2012, by Kraft Canada Inc., for personal services that:

(i)	fall into one of the following categories:

(A)	base salary, including forms of base pay delivered in alternative forms, such as lump sum pay increases;

(B)	holiday pay, vacation pay or vacation payouts;

(C)	sick pay; or

(D)	salary continuance paid following a Member’s advance notification of termination of employment but prior to the actual date of termination,

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and

(ii)	do not fall into any of the following categories:

(E)	remuneration not paid in cash;

(F)	overtime pay and premium pay;

(G)	bonuses;

(H)	prizes;

(I)	long-term incentive awards;

(J)	stock dividend payments;

(K)	equity grants or awards under the Company’s incentive plan (or any other income under any equity-based plan);

(L)	salary continuance payments made after the Member’s actual date of termination;

(M)	payments made pursuant to an employment contract or bonus plan under which such payments are not intended to be Earnings hereunder; or

(N)	any other remuneration not expressly described in subparagraph 2.33(a)(i) above.

If it is not entirely clear whether an item of remuneration meets the requirements of subsection (a)(i) or (a)(ii) above, the Company, in its sole discretion, will determine whether the item meets the requirements of such subsection (a)(i) or (a)(ii) above.

Notwithstanding the foregoing definition, for the purpose of determining Earnings during periods of Total Disability or Total and Permanent Disability, Earnings means either:

(iii)	if the Member’s Earnings are based on an hourly rate of pay, the Member’s regular hourly rate of pay multiplied by the Member’s normal work week, as determined immediately prior to the Member’s Total Disability or Total and Permanent Disability, as applicable, and excluding all bonuses, overtime, commissions, taxable benefits and all other remuneration received from the Company; and

(iv)	if the Member’s Earnings are based on a weekly, monthly or annual rate of pay, Earnings means the Member’s regular weekly, monthly or annual rate of salary or wages received from the Company immediately prior to his Total Disability or Total and Permanent Disability, as applicable, and excluding all bonuses, overtime, commissions, taxable benefits and all other remuneration received from the Company.

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Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 122

For a Member who is employed on a less than full-time basis, and for the sole purpose of determining the benefit accrued to such Member under the Plan, Earnings shall be annualized for each Plan Year of less than full-time employment. To annualize such a Member’s Earnings, the actual Earnings received by the Member while employed on a less than full-time basis in the Plan Year shall be multiplied by the ratio of the hours regularly scheduled to be worked by full-time Members to the Member’s actual hours worked on a less than full-time basis in the Plan Year. For greater certainty, the Member’s actual Earnings, and not his annualized Earnings, shall be used in determining the contributions he is required to make to the Plan pursuant to Article 2 of Part 3.

(b)	“Final Average Earnings” means a Member’s average annual Earnings in his 5 highest paid consecutive calendar years in his last 10 calendar years of Continuous Service as a Member. If the Member has less than 10 years of Continuous Service as a Member, the average of the Member’s 5 highest paid consecutive calendar years Earnings shall be used. If the Member has less than 5 consecutive calendar years of Continuous Service as a Member, the average annual rate of Earnings received by the Member during the total period of Continuous Service as a Member shall be used.

If there is a dispute as to whether an amount is to be included in Earnings, it shall be at the Company’s sole discretion whether such amount is included.

For an Employee who remained employed by Kraft Canada Inc. after the sale of the snack business to the Company, and was accruing Credited Service under the defined benefit formula at the time of the sale, Earnings shall be determined as of September 29, 2012 increased at the sole discretion of the Company each January 1st by the rate of increase in the Average Industrial Wage as published by Statistics Canada.

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Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 123

2.38.1	“Former Crown Life Member” means a Member who was participating in the Crown Life Annuity as at December 31, 1989, ceased to participate in the Crown Life Annuity and commenced participating in and accruing benefits under the Prior Plan on January 1, 1990.

2.42.1	“Hourly Plan” means the Pension Plan for Unionized Colleagues of the Cadbury Adams Division of Mondelez Canada Inc.

2.75	“Prior Plan” means the Pension Plan of George Weston Limited and Related Companies.

2.82.1	“Total and Permanent Disability” means a physical or mental impairment which prevents a Member from engaging in any employment for which he is reasonably suited by virtue of his education, training or experience and that can reasonably be expected to continue for the remainder of the Member’s lifetime and which is certified, in writing, by a medical doctor licensed in Canada or where the Member resides, and in respect of which the Member is in receipt of benefits from the Company’s long-term disability income plan or from a statutory disability income plan.

2.85	(a)	“YMPE” means the Year’s Maximum Pensionable Earnings established under the Canada Pension Plan or Quebec Pension Plan, as applicable, as amended from time to time, or under any superseding legislation considered by the Company to be appropriate.

(b)	“Average Canada Quebec Pension Plan Earnings” means the average of the YMPE in a Member’s 5 highest paid consecutive calendar years in his last 10 calendar years of Continuous Service with the Company, or such other time period that is used to calculate the Member’s Final Average Earnings.

Article 4 Retirement Dates

4.02	Early Retirement Date

A Member who has attained age 55 may retire from active employment with the Company on an Early Retirement Date, which shall be the first day of any month coincident with or next following the Member’s 55th birthday.

4.04	Disability Retirement Date

A Member who has suffered a Total and Permanent Disability and for which the Member is not then, nor likely to be in the future, eligible to receive benefits under either a long-term disability plan sponsored by the Company or under the provisions of provincial Workers’ Compensation

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Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 124

Act, shall be retired under the Plan on the first day of the month coincident with or next following the date upon which he meets such conditions. Such date shall be known as the Member’s Disability Retirement Date.

PART 3 – DEFINED BENEFIT PROVISIONS

Article 1 – Credited Service

1.01	Credited Service

Credited Service means the years and completed months of Continuous Service during which a Member makes Member Required DB Contributions to the Plan.

1.02	Exclusions, Inclusions and Adjustments of Credited Service

Notwithstanding Section 1.01, Credited Service is subject to the following exclusions, inclusions and adjustments.

(a)	Adjustments for Less-Than-Full-Time Work

With respect to any period of Continuous Service during which the Member is not in full-time employment with the Company, Credited Service for each month of such period shall be adjusted in the ratio that:

(i)	the number of hours the Member actually worked during each month, as determined by the Company; bears to

(ii)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Company;

such ratio not to exceed one (1).

(b)	Exclusions for Credited Service

Credited Service shall not include:

(i)	subject to subparagraph 1.02(c)(ii) and (iii), and Section 2.03, any periods of absence due to an unpaid leave of absence, sickness or accident;

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(ii)	any suspension of employment that lasts less than two years and is expected to be temporary in nature or a period of layoff;

(iii)	any periods of Continuous Service after December 1 of the calendar year in which the Member attains age 71, or such other age as may be permitted under Revenue Rules; and

(iv)	any period after September 29, 2012 for an Employee who remained employed by Kraft Canada Inc. after the sale of the snack business to the Company.

(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	any paid leave of absence;

(ii)	any unpaid leaves of absence in respect of a period of Total Disability during which a Member is not required to make Member Required DB Contributions pursuant to Section 2.04;

(iii)	any emergency, maternity, parental or other statutory leave during which the Member does not have Earnings and where legislation applicable to the Member requires that the Member be permitted to make contributions to the Plan during such period, if the Member makes Member Required DB Contributions during such absence pursuant to Section 2.03; and

(iv)	at the sole discretion of the Company, and on a current service basis only, any period following a period of employment in Canada, during which the Member received no Earnings from the Company and throughout which the Member was employed by a foreign associate or affiliate of the Company, subject to a maximum of five years and subject to any other requirements under Revenue Rules.

(d)	Prescribed Compensation Limits

In no event, however, shall the total periods of Credited Service included under paragraph (c) in respect of a Member, but excluding those throughout which the Member suffers a disability as defined under Revenue Rules, exceed the sum of:

(i)	the full-time equivalent of 5 years; and

(ii)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

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Effective December 31, 2013	Page 126

Article 2 – Member Required Contributions

2.01	Member Required DB Contributions

In each calendar year, or portion thereof, a Member who is accruing Credited Service shall contribute by regular payroll deduction, Member Required DB Contributions equal to 3% of his Earnings up to the YMPE and 5% of Earnings in excess of the YMPE.

2.02	Interest Credits

Subject to Applicable Pension Laws, Interest shall be credited on Member Required DB, compounded annually and calculated:

(i)	at the end of each Plan Year, on the balance of contributions at the beginning of the Plan Year, at a rate determined by the Company using the average of the yields of 5 year personal fixed term chartered bank deposit rates (CANSIM Series V122515, or such other series as may be prescribed by Applicable Pension Laws) for that Plan Year; plus

(ii)	at the end of each Plan Year, on the contributions made during the Plan Year, at the rate calculated in accordance with paragraph (a) above, assuming that such contributions were made halfway through the participation period during the current Plan Year; plus

(iii)	at the end of the month in which the Member ceases Continuous Service, on the balance of contributions at the beginning of the Plan Year, a pro-rata portion of the rate equal to the average of the yields of 5 year personal fixed term chartered bank deposit rates (CANSIM Series V122515, or such other series as may be prescribed by Applicable Pension Laws) for the previous Plan Year, for the portion of the Plan Year before the Member ceases Continuous Service.

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For contributions made during the Plan Year, Credited Interest shall be calculated at the same rate, assuming that such contributions were made halfway through the participation period during the current Plan Year.

2.04	Required Contributions during a Disability Leave

(a)	A Member who has suffered a Total Disability and who is receiving or is eligible to receive benefits under either a short term disability plan, weekly indemnity plan, long term disability or any other disability or sick leave plan sponsored by the Company, or under the provisions of a provincial Worker’s Compensation Act or the Employment Insurance Act, shall, so long as he is in receipt of such disability benefits, not be required to make Member Required DB Contributions but shall accrue Credited Service based on the Earnings received by the Member immediately prior to his Total Disability, unless applicable law requires another basis of calculation.

Article 3 – Retirement Income Formulae

The formulae shown in this Section are used in the calculation of the retirement income in respect of a Member, and the amount derived therefrom is the basis on which the actual amount of retirement income shall be determined in accordance with the applicable provisions of this Part 3. The amount of annual retirement income shall be determined as of a Member’s Date of Determination.

3.01	Plan Formula

(a)	Subject to the Maximum Formula, the Plan Formula shall be equal to the sum of 1.063% of Final Average Earnings not in excess of the Average Canada/Quebec Pension Plan Earnings plus 2% of Final Average Earnings in excess of the Average Canada/Quebec Pension Plan Earnings, multiplied by the Member’s Credited Service.

(b)	Notwithstanding the foregoing, in respect of a Former Crown Life Member’s period of participation in the Crown Life Annuity prior to January 1, 1990, the Plan shall pay the greater of the benefit earned under the Crown Life Group Annuity and the benefit payable under paragraph (a) in respect of Credited Service prior to January 1, 1990.

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Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 128

Article 4 – Amount of Retirement Income

4.02	Early Retirement

(a)	A Member who is accruing Continuous Service and who retires on an Early Retirement Date shall receive the sum of (i) and (ii):

(i)	an amount of retirement income commencing from the Member’s Pension Commencement Date and equal to the lesser of (1) and (2) as follows:

(1)	the Plan Formula computed using the Member’s Early Retirement Date as the Date of Determination and multiplied by the applicable early retirement factor based on the Pension Commencement Date, in accordance with paragraph (b); and

(2)	the Maximum Formula computed using the Member’s Early Retirement Date as the Date of Determination and multiplied by the applicable early retirement factor based on the Pension Commencement Date, in accordance with paragraph (c);

(ii)	his Excess Contributions, which shall be paid in a lump sum.

(b)	The early retirement factor referred to in subclause (a)(i)(1) shall be 100% if, at the Member’s Early Retirement Date, the Member has attained age 60, and the Member’s age plus years of Continuous Service equal 90 or more. Otherwise, the early retirement factor shall be 100% less 0.5% for each month, if any, by which the Pension Commencement Date precedes the Member’s Normal Retirement Date.

(c)	The early retirement factor referred to in subclauses (a)(i)(2) shall be 100% less 0.25% for each month, if any, by which the Member’s Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age 60;

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of early retirement eligibility service, as defined under the Revenue Rules; and

(iii)	the date on which the aggregate of the Member’s age and early retirement eligibility service, as defined under the Revenue Rules is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

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Effective December 31, 2013	Page 129

4.08	Disability Retirement

(a)	A Member who retires on a Disability Retirement Date shall receive an amount of retirement income, commencing on his Disability Retirement Date and, subject to subsection 4.08(b), continuing for the Member’s lifetime, equal to the sum of the following subparagraphs (i) and (ii):

(i)	the retirement income accrued to the Member to his Disability Retirement Date, calculated in accordance with Section 4.01 based on such Member’s Credited Service and Final Average Earnings to his Disability Retirement Date, without actuarial reduction; and

(ii)	the excess, if any, of the retirement income the Member would have accrued under the Plan from his date of Plan participation to his Normal Retirement Date had he remained actively employed by the Company to his Normal Retirement Date, to a maximum annual amount equal to the YMPE in the year of the Member’s Disability Retirement Date, over the amount described in subparagraph (i) above.

In determining the amount of pension the Member would have accrued under the Plan from his Disability Retirement Date to his Normal Retirement Date, the following rules shall apply:

(iii)	Member Required DB Contributions the Member would otherwise make are waived as at his Disability Retirement Date; and

(iv)	the retirement income the Member would have accrued under the Plan from his Disability Retirement Date to his Normal Retirement Date shall be based on the rate of Earnings the Member received immediately prior to his Disability Retirement Date and is calculated in accordance with Section 4.01.

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Effective December 31, 2013	Page 130

A Member’s disability pension shall be payable in accordance with the normal form, automatic form or any optional form of pension elected by the Member pursuant to Article 5.

(b)	The following rules and conditions shall apply to retirement income payable pursuant to this Section 4.08:

(i)	Requirement for Further Medical Examination

From time to time prior to the Member’s Normal Retirement Date, the Company may designate a medical doctor to examine a Member in receipt of the disability pension payable pursuant to this Section 4.08 to confirm that the Member continues to suffer from a Total and Permanent Disability. If such medical doctor certifies that the Total and Permanent Disability no longer exists or if the Member refuses to undergo such a medical examination, the disability pension shall be suspended and, subject to recertification under subparagraph (ii), the provisions of subparagraph (iii) shall apply.

(ii)	Subsequent Recertification of Total and Permanent Disability

If a Member whose disability pension has been suspended under subparagraph (i) is once again certified as having a Total and Permanent Disability and otherwise meets the requirements of Section 4.04 of Part 1 or, if having refused to undergo a medical examination consents to one, and the medical doctor certifies that the Member continues to suffer from a Total and Permanent Disability and the Member otherwise meets the requirements of Section 4.04 of Part 1, payment of the disability retirement income shall resume.

(iii)	Recovery from Total and Permanent Disability Prior to Normal Retirement Date

If a Member, who is receiving a disability pension under the provisions of this Section 4.08, has his retirement income suspended under subparagraph (i) or otherwise recovers from his Total and Permanent Disability prior to his Normal Retirement Date and he returns to active employment with the Company, he shall recommence participating in and making Member Required DB Contributions to the Plan based on the annual rate of Earnings he receives at that date. At his subsequent retirement, the benefits payable to such Member shall include his period of Credited Service both before, during and after recovery from his Total and Permanent Disability.

Appendix D – Former Cadbury Non-Union Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 131

If such a Member does not return to active employment with his Company, subject to subparagraph (ii), he shall be deemed to have terminated his Continuous Service and he shall receive the termination benefits to which he is entitled under Article 7 based on the Earnings he received immediately prior to his Disability Retirement Date and his period of Credited Service both before and during the period of his Total and Permanent Disability, to the date his disability retirement income was terminated.

Article 6 – Death Benefits

6.01	Death Prior to Pension Commencement Date

(a)	If a Member who is accruing Continuous Service dies prior to his Pension Commencement Date and has a Spouse who has not waived, in the prescribed form and in accordance with Applicable Pension Laws, the right to a death benefit, such Member’s Spouse shall be entitled to receive:

(i)	an immediate or deferred retirement income commencing not later than the December 1st of the calendar year in which the Spouse attains age 71, or such later date as permitted under Revenue Rules or, if later, within one year of the Member’s death. Such retirement income shall be the Actuarial Equivalent of the retirement income that the Member would have been eligible to receive in accordance with Article 4 or Article 7, as applicable, in respect of Credited Service and Plan amendments made on or after January 1, 1987, had the Member retired or terminated employment on the date of his death;

(ii)	the Member’s Required DB Contributions made prior to January 1, 1987, with Credited Interest to the Date of Determination, which shall be paid as a lump sum cash payment; and

(iii)	the Member’s Excess Contributions which shall be paid as a lump sum cash payment.

(b)	The benefit described in subparagraph (a)(i) may also be paid, at the Spouse’s option, as a lump sum cash payment or transferred in accordance with Section 11.02.

(c)	If there is no Spouse or if the Spouse has waived, in prescribed form and in accordance with Applicable Pension Laws, the right to the death benefit, the Beneficiary shall receive a lump sum cash payment that is the Actuarial Equivalent of the death benefit payable pursuant to paragraph (a).

Appendix D – Former Cadbury Non-Union Members
Mondelez Canada Inc. Retirement Plan
Effective December 31, 2013	Page 132

6.06	Death Benefits for Terminated Employees

If a Member who is not accruing Continuous Service dies before benefit payments commence, the benefit and the person entitled to the benefit shall be determined in accordance with Section 6.01, with the reference to Article 4 deleted, to the extent not previously refunded or transferred.

Article 7 – Termination of Employment

7.02	Earlier Commencement of Retirement Income

A Member who is entitled to an amount of retirement income commencing at Normal Retirement Date under paragraph 7.01 may elect to receive such retirement income commencing within 10 years of the Member’s Normal Retirement Date, reduced to the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date, such reduction being at least equal to the reduction described in paragraph 4.02(c), with the references to “Early Retirement Date” changed to “date of termination of employment”.

Article 10 – Transfer of Employment

10.01	Transfers While Not Remaining an Employee

The transfer of a DB Member within the Company to a category of employment such that the Member ceases to be an Employee, or to a Canadian company which is associated with the Company but which does not itself participate in the Plan, shall not constitute a termination of employment pursuant to Article 7. In the event of such transfer, the Member’s:

(a)	Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company, as applicable;

(b)	Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he is not an Employee except as previously provided in Section 1.02(b)(vii);

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(c)	Earnings, Final Average Earnings, YMPE Average and Canada Pension Plan Benefit shall be determined at the Member’s Date of Determination;

(d)	the benefits payable under the Plan shall be determined in accordance with the applicable provisions of the Plan on the earliest of:

(i)	the date of retirement or date of termination of employment with the Company or the associated company; and

(ii)	the Member’s death.

Provided the Member does not elect, as may be provided under Applicable Pension Laws to receive benefits in accordance with Article 7.

If the DB Member is transferred to a foreign affiliate of the Company, the Member’s benefit shall be determined in accordance with the Company’s policy on such transfers subject to any limits under the Revenue Rules or the Applicable Pension Laws.

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 134

Appendix E – Former Cadbury Designated Members

The provisions of this Appendix E shall apply to each Former Cadbury Designated Member. The regular DB Provisions of the Plan shall apply to each such Member, except to the extent specifically modified by the provisions of this Appendix E.

PART 1 – GENERAL PROVISIONS

Article 1 - Introduction

1.01	The Cadbury Designated Plan incorporated and preserved the benefits accrued under the provisions of the George Weston Limited and Related Companies Pension Plan for Designated Employees (the “Prior Plan”) for designated employees who were affected by the sale of Neilson Confectionary effective January 5, 1996 to the extent permitted by Revenue Rules. All assets accumulated in the pension fund of the Prior Plan in respect of the members were consolidated in the Fund established for the Cadbury Designated Plan, and all liabilities under the Prior Plan in respect of the members were assumed under the terms of the Cadbury Designated Plan as at January 5, 1996.

In addition, the Cadbury Designated Plan assumed all liabilities for Jean-Guy Meunier with respect to his benefits accrued under the provisions of the Pension Plan of Trebor Canada Inc. for Jean-Guy Meunier. Assets in respect of the assumed liabilities were transferred from such plan to the Cadbury Designated Plan.

1.02	For each Member who was a member of the Canada Dry Mott’s Inc. Pension Plan for Non-Union Employees (formerly the Cadbury Beverages Canada Inc. Pension Plan for Non-Union Colleagues) (the “Beverages Plan”), the Cadbury Designated Plan assumed liabilities in respect of the benefits earned in the Beverages Plan on and after the date as of which a Member’s Credited Past Service is recognized under the Cadbury Designated Plan, in accordance with Schedule 1 to this Appendix E. Assets equal to the liabilities were transferred from the Beverages Plan to the Fund. Assets and liabilities in respect of benefits accrued under the provisions of the Beverages Plan prior to the date that a Member’s Credited Past Service is recognized hereunder remained with the Beverages Plan.

1.03	Effective January 1, 2008, the Cadbury Designated Plan was closed to Employees hired or rehired on or after January 1, 2008.

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 135

1.04	Effective May 7, 2008, Cadbury Schweppes plc, the parent company of Cadbury Schweppes Americas Beverages, de-merged to form Cadbury plc and Dr. Pepper Snapple Group, Inc. Effective April 25, 2008, in conjunction with the de-merger, the business assets of Cadbury Beverages Canada Inc., a division of Cadbury Schweppes Americas Beverages, were sold to Canada Dry Mott’s Inc. and employees of Cadbury Beverages Canada Inc. became employees of Canada Dry Mott’s Inc. Benefits accrued prior to April 25, 2008 under the provisions of the Cadbury Designated Plan in respect of Members who, on April 24, 2008, were employed by Cadbury Beverages Canada Inc. are suspended and shall be payable in accordance with the terms of the Cadbury Designated Plan as at the date the Member terminates continuous service with Canada Dry Mott’s Inc. or its successors and assigns, based on Credited Service and the benefits accrued under the provisions of the Cadbury Designated Plan as at April 25, 2008 and Best Average Earnings as at April 25, 2008.

1.05	Effective from and as of the effective time of the Canadian Asset Transfer Agreement dated September 29, 2012, Kraft Canada Inc. sold the snack business to Mondelez Canada Inc. As a result, the sponsorship and the administration of the Cadbury Designated Plan was transferred to Mondelez Canada Inc. effective as of the effective time of such agreement on September 29, 2012 and the name of the Cadbury Designated Plan was changed to the Pension Plan for Designated Colleagues of the Cadbury Adams Division of Mondelez Canada Inc.

1.06	Effective December 31, 2013, the Cadbury Designated Plan is to be merged into the Plan and subject to the completion of the transfer of pension assets from the Cadbury Designated Plan to the Plan, the Plan will assume the obligation to provide benefits to all Former Cadbury Designated Members.

Article 2 - Definitions

2.17	“Company” means Mondelez Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise.

2.20	“Continuous Service” means

(a)	the period of uninterrupted employment of a Member with the Company or any related employer, beginning with the date on which the Member was last hired by the Company or any related employer and ending on the earliest of:

(i)	the Member’s no longer being employed by the Company or any related employer;

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Effective December 31, 2013	Page 136

(ii)	the Member’s death;

(iii)	the Member’s Retirement Date; and

(iv)	the discontinuance of the Plan without immediate substitution of a successor registered pension plan.

(b)	The following shall not constitute an interruption of employment:

(i)	leave of absence duly authorized by the Company or any related employer, including, but not restricted to, leave on account of sickness, accident, disability, maternity or parental leave. Notwithstanding the foregoing, if such Employee does not return to active employment with the Company or a related employer upon expiry of the period concerned, his employment with the Company or a related employer shall be deemed to have terminated as of the date the Employee was due to but failed to return to active employment.

(ii)	a temporary suspension or lay-off from the employment as prescribed under Applicable Pension Laws and any other applicable laws;

To the extent that periods are included in Credited Service by virtue of paragraph 1.02(c) of Part 3, such periods shall also be included in Continuous Service.

(c)	Notwithstanding paragraphs 2.20(a) and (b), the Continuous Service of a Member who became an employee of Canada Dry Mott’s Inc. effective April 25, 2008 as a result of the de-merger of Cadbury Schweppes plc, shall not be considered terminated solely as a result of such de-merger and such Member’s Continuous Service shall terminate on the date the Member terminates continuous service with Canada Dry Mott’s Inc. or its successors and assigns. For greater certainty, such Member’s Credited Service shall be frozen as at April 25, 2008.

2.23	“Credited Service” with respect to a Member means the sum of the Credited Past Service and Credited Future Service, where:

(a)	“Credited Past Service” means, for the period prior the Participation Date (as defined in Schedule 1 to this Appendix E), the number of years (included completed months as fractions thereof) of Credited Service of the Member as specified in Schedule 1 to this Appendix E; and

(b)	“Credited Future Service” means the number of years (including completed months as fractions thereof) of Continuous Service with the Company while a Member of the Plan.

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 137

2.33	(a)	Except to the extent otherwise provided below, “Earnings” means the amounts that are paid directly by the Company or, prior to September 29, 2012, by Kraft Canada Inc., for personal services that:

(i)	fall into one of the following categories:

(A)	base salary, including forms of base pay delivered in alternative forms, such as lump sum pay increases;

(B)	holiday pay, vacation pay or vacation payouts;

(C)	sick pay;

(D)	bonus payments made under the Company’s annual incentive plan (other than bonus payments made in connection with an Employee’s termination of employment), limited to 20% of base salary; or

(E)	salary continuance paid following a Member’s advance notification of termination of employment but prior to the actual date of termination,

and

(ii)	do not fall into any of the following categories:

(F)	remuneration not paid in cash;

(G)	overtime pay and premium pay;

(H)	incentive plan bonuses in excess of 20% of base salary

(I)	prizes or bonuses other than incentive plan bonuses;

(J)	long-term incentive awards;

(K)	stock dividend payments;

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(L)	equity grants or awards under the Company’s incentive plan (or any other income under any equity-based plan);

(M)	salary continuance payments made after the Member’s actual date of termination;

(N)	payments made pursuant to an employment contract or bonus plan under which such payments are not intended to be Earnings hereunder; or

(O)	any other remuneration not expressly described in subparagraph 2.33(a)(i) above.

If it is not entirely clear whether an item of remuneration meets the requirements of subsection (a)(i) or (a)(ii) above, the Company, in its sole discretion, will determine whether the item meets the requirements of such subsection (a)(i) or (a)(ii) above.

(b)	“Best Average Earnings” means the average of the Member’s annualized Earnings during the 36 consecutive months of Continuous Service prior to the Date of Determination which produce the highest average or, where the Member’s Continuous Service is less than 36 months, the average of the Member’s annualized Earnings during his Continuous Service prior to the Date of Determination.

For the purposes of this paragraph (b) only, the following shall apply:

(i)	with respect to any period of Continuous Service included in the Member’s Credited Service during which the Member has not actually received Earnings from the Company, including periods of Total Disability, the Member’s Earnings for such period shall be deemed to have continued unchanged at the Member’s regular rate in effect immediately before such period commenced; and

(ii)	with respect to any period of Continuous Service during which the Member is not in full-time employment with the Company, the Earnings for each month of such period shall be adjusted by the ratio that,

(A)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Company, bears to

(B)	the number of hours the Member actually worked during such month, as determined by the Company,

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 139

such ratio not to be less than one.

2.85	(b)	“YMPE Average” means the average of the YMPE in the calendar year of the Date of Determination and the two preceding calendar years. Notwithstanding the above, for the purposes of this paragraph only, with respect to any periods of Continuous Service included in the Member’s Credited Service and during which the Member has not actually received Earnings from the Company, include periods of disability in accordance with Section 2.33, the YMPE shall be deemed to be equivalent to the YMPE in effect immediately before such period commenced.

Article 4 – Retirement Dates

4.02	Early Retirement Date

A Member may retire prior to his Normal Retirement Date on the first (1st) day of any month coincident with or following the date on which the Member attains age fifty-five (55). The date of the Member’s actual retirement in accordance with this paragraph shall be his Early Retirement Date.

PART 3 – DEFINED BENEFIT PROVISIONS

Article 1 – Credited Service

1.01	Credited Service

Credited Service, with respect to a DB Member, means the sum of his Credited Past Service and Credited Future Service, where:

(a)	“Credited Past Service” means, for the period prior to the date on which the Member’s employer became a Participating Employer, the number of years (including fractions thereof) of Credited Service as specified in Schedule 1 to this Appendix E; and

(b)	“Credited Future Service” means the number of years (and fractions thereof of Continuous Service with a Participating Employer while a Member of the Plan.

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 140

1.02	Exclusions, Inclusions and Adjustments of Credited Service

Notwithstanding Section 1.01, Credited Service is subject to the following exclusions, inclusions and adjustments.

(a)	Exclusions from Credited Service

Credited Service shall not include:

(i)	any period of active membership of a Member in any other registered pension plan of the Company or any other company associated with the Company for which a benefit is accrued;

(ii)	any period of leave of absence, disability or military service as described in paragraphs 2.20(b)(iii), or (v) of Part 1 during which such Member is not receiving Earnings, unless such period is specifically included in Credited Service under paragraph (c);

(b)	Special Inclusions in Credited Service (Credited Future Service for a Former Nabisco Salaried Member)

Credited Service shall include:

(i)	any period of Total Disability;

(ii)	at the sole discretion of the Company, and on a current service basis only, any period following a period of employment in Canada, during which the Member received no Earnings from a Participating Employer and throughout which the Member was employed by a foreign associate or affiliate of a Participating Employer, subject to a maximum of five years and subject to any other requirements under Revenue Rules; and

(iii)	any period of leave or military service, other than a period included under paragraphs (i) and (ii), during which the Member has no Earnings and any legislation applicable to the Member requires that the Member continue to accrue benefits under the Plan during such period of absence.

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 141

For each period included in Credited Service as a result of subparagraph (iii), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three (3) months preceding such period.

(c)	Prescribed Compensation Limits

In no event, however, shall the total periods of Credited Service included in paragraph (b), in respect of a Member, excluding those throughout which the Member suffers a physical or mental impairment, certified by a medical doctor licensed to practice in Canada, that prevents the Member from performing the duties of employment in which the Member has engaged before the commencement of the impairment, exceed the sum of (i) and (ii), where:

(i)	is the full-time equivalent of five years; and

(ii)	is the periods of parenting, as defined in Revenue Rules, subject to a maximum of the full-time equivalent of 36 months of such periods of parenting and a maximum of the full-time equivalent of 12 months for any one period of parenting.

Article 3 – Retirement Income Formulae

3.01	Plan Formula

The Plan Formula shall be the sum of (a) and (b), where:

(a)	is the retirement income accrued for Credited Past Service, if any, as summarized in Schedule 1 of this Appendix E; and

(b)	is Credited Future Service multiplied by 2% of Best Average Earnings.

Article 4 – Amount of Retirement Income

4.02	Early Retirement

(a)	A Member who is accruing Continuous Service and who retires on an Early Retirement Date shall receive an amount of retirement income commencing from the Member’s Pension Commencement Date determined as the lesser of (A) and (B) as follows:

(A)	the Plan Formula computed using the Member’s Early Retirement Date as the Date of Determination multiplied by the applicable early retirement factor based on the Pension Commencement Date, in accordance with paragraph (b); and

(B)	the Maximum Formula computed using the Member’s Early Retirement Date as the Date of Determination multiplied by the applicable early retirement factor based on the Pension Commencement Date, in accordance with paragraph (c).

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 142

(b)	The early retirement factor referred to in subparagraph (a)(A) shall be 100% less 0.25% for each complete month, if any, by which the Pension Commencement Date precedes age 60.

(c)	The early retirement factor referred to in subparagraph (a)(B) shall be 100% less 0.25% for each complete month, if any, by which Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age 60;

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of Early Retirement Eligibility Service; and

(iii)	the date on which the aggregate of the Member’s age and Early Retirement Eligibility Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

For the purpose of subparagraphs (ii) and (iii), “Early Retirement Eligibility Service” means the sum of:

(iv)	all periods throughout which the Member was employed by an employer who is or was participating employer in this Plan or by a predecessor employer to such an employer, within the meaning of Revenue Rules; and

(v)	any period of Credited Service which is not included under subparagraph (iv).

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Effective December 31, 2013	Page 143

4.03	Bridge Benefit

(a)	In addition to the retirement income specified in paragraph 4.02(a), a Member who retires on an Early Retirement Date while accruing Continuous Service shall receive a monthly supplemental retirement income commencing on his Pension Commencement Date and ending on the earlier of:

(i)	the first day of the month in which the death of the Member occurs; and

(ii)	the first day of the month preceding the Member’s Normal Retirement Date.

(b)	The monthly supplemental retirement income payable under paragraph (a) at Pension Commencement Date shall be equal to the product of (i) and (ii), where:

(i)	is the maximum monthly pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age 65, multiplied by the ratio, not to exceed one, that the total of the Member’s remuneration for the three calendar years in which the remuneration is the highest bears to the total of the YMPE for those three years;

(ii)	is the product of:

(A)	the ratio that the lesser of 10 and the Member’s Credited Service bears to 10; and

(B)	100% less 0.25% for each complete month, if any, by which Pension Commencement Date precedes the date the Member will attain age 60.

(c)	Notwithstanding the foregoing provisions of this Section, the total amount of retirement income payable at Pension Commencement Date under the foregoing provisions of this Section and Section 4.02 shall not exceed the sum of (i) and (ii), where:

(i)	is equal to the product of (A) and (B) as follows:

(A)	the amount specified in subparagraph 3.06(a)(ii);

(B)	Credited Service;

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 144

(ii)	is equal to the product of (A) and (B) as follows:

(A)	25% of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two preceding calendar years;

(B)	the ratio that Credited Service bears to 35.

Article 5 – Payment of Retirement Benefits

5.01	Normal Form

Subject to Sections 5.02 and 5.03, the normal form of payment of retirement income payable under Article 4 or 7, except any supplemental retirement income payable under Section 4.03, shall be an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due on the first day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before 120 payments are made, the remaining payments shall be paid to the Member’s Beneficiary.

5.02	Mandatory Spousal Pension

Subject to Section 5.03, the following paragraph shall apply to a Member who has a Spouse on the date on which the first instalment of the retirement income is paid.

The retirement income payable under Article 4 or 7 shall be payable in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs and 60% of this retirement income continuing to be paid to the Member’s Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month which the death of the Member’s Spouse occurs.

Article 6 – Death Benefits

6.01	Death Benefits Prior to Retirement Date

If a Member who is accruing Continuous Service dies prior to his Normal Retirement Date, the lump sum Actuarial Equivalent of the retirement income that the Member would have been eligible to receive in accordance with Section 4.02 or Article 7, as applicable, in respect of Credited Service, had the Member retired or terminated employment on the date of death is payable to the Spouse, or if there is no Spouse or if the Spouse has waived, in prescribed form and in accordance with Applicable Pension Laws, the right to the death benefit, the Beneficiary.

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 145

Any benefit payable to the Spouse shall be paid, at the Spouse’s option, as a lump sum or, on an Actuarial Equivalent basis, as an immediate retirement income or a deferred retirement income commencing not later than the December 1st of the calendar year in which the Spouse attains age 71, or if later, within one year of the Member’s date of death. Any benefit payable to a Beneficiary shall be paid as a lump sum.

6.02	Death Benefits After Normal Retirement Date and Before Postponed Retirement Date

If a Member who is accruing Continuous Service dies on or after his Normal Retirement Date, but before his Postponed Retirement Date, the benefit shall be determined in accordance with Section 6.01, with the reference to Section 4.02 changed to Section 4.04.

6.06	Death Benefits for Terminated Employees

If a Member who is not accruing Continuous Service dies before benefit payments commence, the benefit and the person entitled to the benefit shall be determined in accordance with Section 6.01, to the extent not previously refunded or transferred, with the reference to Section 4.02.

Article 7 – Termination of Employment

7.02	Earlier Commencement of Retirement Income

A Member who is entitled to an amount of retirement income commencing at Normal Retirement Date, under this Article 7 may elect to receive such retirement income commencing within 10 years of the Member’s Normal Retirement Date, equal to the retirement income calculated in accordance with Section 4.02 and 4.03, but using the Member’s date of termination of employment as the Date of Determination.

Article 11 – Transfer of Funds

11.01	Transfer from Registered Plan of Previous Employer

(a)	Where a Reciprocal Agreement exists between the Company and a previous employer, the Administrator will accept deposits into the Fund to the credit of an Employee by way of transfer from the previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred will be accepted in accordance with the terms of the Reciprocal Agreement.

Appendix E – Former Cadbury Designated Members
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Effective December 31, 2013	Page 146

(b)	Where no Reciprocal Agreement exists, such amounts may be transferred into the Fund at the sole discretion of the Company. Amounts so transferred shall be accounted for separately and applied as elected by the Member under administrative arrangements made by the Administrator, including any arrangements between the Administrator and a Funding Agent. The transferred amounts shall only be applied toward the provision of benefits on a money purchase basis upon the Member ceasing to accrue Continuous Service. Thereupon the Member or, after death in the absence of an election, the Beneficiary, shall receive the transferred amounts in accordance with Applicable Pension Laws and Revenue Rules.

(c)	Interest shall commence to accrue on transferred amounts from the first day of the month following the date on which such amounts are paid into the Plan. Interest shall be credited annually at the end of each Plan Year and to the first day of the month in which the payment is made. The annual rate of interest credited to Transferred Amounts shall be the rate of return attributable to that part of the Fund to which the amounts are transferred as determined by the Company.

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Effective December 31, 2013	Page 147

Appendix F – Provincial Provisions – Alberta

Notwithstanding any other provision of the Plan, the provisions of this Appendix F shall apply to a Member who is an Alberta Employee.

“Alberta Employee” means an Employee who reports to work at an establishment of the Company in the Province of Alberta. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Alberta Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Alberta.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.81	“Spouse” means, subject to the requirements of the Applicable Pension Laws, the person who, at the earlier of the Member’s Pension Commencement Date and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(a)	the person who is married to the Member and has not been living separate and apart from the Member for three (3) or more consecutive years; or

(b)	if there is no person to whom paragraph (a) above applies, the person who, immediately preceding the relevant time, lived with the Member in a conjugal relationship:

(i)	for a continuous period of at least three (3) years; or

(ii)	of some permanence, if there is a child of the relationship by birth or adoption.

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Effective December 31, 2013	Page 148

Article 10 – General Provisions

10.08	Commutation of Benefits

(a)	Retirement income under Part 3 may, before payment of that benefit has commenced, be commuted and paid in a lump sum at the discretion of the Member or the Member’s Spouse if the Member has died, if:

(i)	the annual retirement income that would be payable to the Member under Part 3 at or after Normal Retirement Date does not exceed four percent (4%) of the YMPE as at the date the Member or the Member’s Spouse, as applicable, makes the application in the prescribed form; or

(ii)	the lump sum Actuarial Equivalent of such retirement income under Part 3 does not exceed twenty percent (20%) of the YMPE as at the date the Member or the Member’s Spouse, as applicable, makes the application in the prescribed form.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(b)	Retirement income under Part 3 payable to a Member may be commuted and paid in a lump sum if the Member has a terminal illness or a disability, certified by a medical practitioner, which is likely to shorten the Member’s life considerably. If the Member has a Spouse, the retirement income may only be commuted if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(c)	Retirement income under Part 3 required to be paid under the Plan to a Member who has ceased to accrue Continuous Service and who has been a non-resident of Canada for purposes of Revenue Rules, may be commuted and paid in a lump sum at the request of the person entitled to the benefit, provided that the prescribed forms are completed and filed as required by Applicable Pension Laws. If the Member has a Spouse, an election to commute and receive a lump sum payment may only be made if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(d)	The Company may, at its sole discretion, require a Member who is entitled to an amount of deferred retirement income under Part 3, who is more than 10 years prior to Normal Retirement Date to transfer, in lieu of any other benefit under the Plan, the lump sum Actuarial Equivalent of such deferred retirement income, if the lump sum Actuarial Equivalent of the benefits payable under Part 3 is less than 20% of the YMPE in the year of termination.

(e)

If a Member terminates employment after he has attained age 50 or more and who is eligible and elects a transfer option in accordance with Section 5.03 of Part 2 or Section 11.02 of Part 3, such Member may elect to unlock and receive a lump sum payment, or a transfer to a retirement savings plan or a retirement income fund registered under the

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Effective December 31, 2013	Page 149

Revenue Rules, up to 50% of the Actuarial Equivalent value provided that the appropriate forms are completed and filed as may be required by the Applicable Pension Laws. If the Member has a Spouse, an election to unlock under this provision may only be made if the Spouse completes a waiver in the form and manner prescribed by Applicable Pension Laws.

(f)	A Spouse who has attained age 50 who is entitled to a payment of a benefit as a result of the death of a Member and who transfers the value required to be paid under the Plan to a locked-in retirement arrangement prescribed under the Applicable Pension Laws, may also elect to unlock and receive as a lump sum payment or a transfer to a retirement savings plan or a retirement income fund registered under the Revenue Rules, up to 50% of the benefit payable to the Spouse provided the appropriate forms are completed and filed as may be required by the Applicable Pension Laws.

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 6 – Death Benefits

6.02	Payment of Death Benefits

(a)	If a DC Member dies, distribution of the Member’s DC Account payable in accordance with Section 6.01 to the Member’s Spouse shall be made as:

(i)	a transfer to a locked-in retirement savings vehicle as prescribed under the Applicable Pension Laws, or

(ii)	a single premium purchase of a life annuity from an insurance company, commencing no later than the end of the calendar year in which the Spouse attains age 71, or such other age as may be permitted by Revenue Rules, or if later, within one year of the Member’s date of death, in a form acceptable under Applicable Pension Laws and Revenue Rules.

as designated by the Spouse or if the Spouse fails to make a designation within the time required or permitted under Applicable Pension Laws, as may be determined by the Company in its absolute discretion in such form as may be permitted under Applicable Pension Laws.

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Effective December 31, 2013	Page 150

(b)	The value of the Member’s DC Account shall be determined as of the Valuation Date coincident with or immediately preceding the date of distribution.

(c)	Distribution of the Member’s DC Account on the death of a Member to the Member’s Beneficiary who is not a Spouse shall be made as a lump sum cash payment.

PART 3 – DEFINED BENEFIT PROVISIONS

Article 6 – Death Benefits

6.04	Commutation of Death Benefits

(a)	A Spouse who is entitled to a lump sum amount pursuant to Section 6.01, may elect in the manner and form prescribed by the Company, to have this amount:

(i)	paid into another registered pension plan, if this other plan so permits; or

(ii)	paid into a locked-in registered retirement savings plan of the Spouse prescribed under the Applicable Pension Laws.

(b)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum Actuarially Equivalent to the remaining retirement income payments under the guarantee option.

(c)	The amount of any retirement income payable to a Member’s estate under a guarantee option, shall be paid in a lump sum Actuarially Equivalent amount to the remaining retirement income payments under the guarantee option.

Appendix G – Provincial Provisions – New Brunswick
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Effective December 31, 2013	Page 151

Appendix G – Provincial Provisions – New Brunswick

Notwithstanding any other provision of the Plan, the provisions of this Appendix G shall apply to a Member who is a New Brunswick Employee.

“New Brunswick Employee” means an Employee who reports to work at an establishment of the Company in the Province of New Brunswick. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “New Brunswick Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of New Brunswick.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.81	“Spouse” means, in relation to a Member, the person who at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(1)	the person who is married to the Member; or

(2)	the person who is married to the Member by a marriage that is voidable and has not been avoided by a declaration of nullity; or

(3)	the person who has gone through a form of marriage with the Member, in good faith, that is void, and has cohabited with the Member within the preceding year; or

(4)	the person who is not married to the Member, provided that the person is cohabiting with the Member in a conjugal relationship for a continuous period of at least two years immediately before that time; or

(5)	in the case of the death of a Member, the person who is not married to the Member, provided that the person cohabited with the Member in a conjugal relationship at the time of the death of the Member for a continuous period of at least two years immediately before the death of the Member; or

(6)	in the case of the breakdown of a common-law partnership, the person who is not married to the Member, provided that the person cohabited with the Member in a conjugal relationship for a continuous period of at least two years immediately before the date of the breakdown of the common-law partnership.

Where a Member has both a married spouse under paragraph (a), (b) or (c) above and a common-law spouse under paragraph (d), (e) or (f) above, the married spouse shall be entitled to

Appendix G – Provincial Provisions – New Brunswick
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Effective December 31, 2013	Page 152

the pre-retirement survivor benefit or the post-retirement survivor pension, as applicable, unless there is a valid domestic contract between the Member and married spouse or a decree, order or judgment of a competent tribunal that bars the spouse’s claim

Article 10 – General Provisions

10.08	Commutation of Benefits

(1)	Retirement income payable under Part 3 or the value of the DC Account under Part 2 may be commuted and paid in a lump sum at the discretion of the Member if the lump sum Actuarial Equivalent of the retirement income under Part 3 or the value of the Accounts under Part 2, as applicable, increased by 6% per year that he Member’s age on December 31st of the year of Date of Determination is less than 65, is less than 40% of the YMPE as at the Date of Determination.

(2)	An annuity required to be paid under the Plan to a Member who has ceased to accrue Continuous Service, who is neither a Canadian citizen nor a resident of Canada for purposes of the Revenue Rules and whose Spouse, if applicable, is neither a Canadian citizen nor a resident of Canada for purposes of the Revenue Rules, may be commuted and paid in a lump sum at the Member’s discretion. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid. Such commutation is subject to the Member’s Spouse providing the required waiver in accordance with Applicable Pension Laws.

The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid. Such commutation is subject to the Member’s Spouse providing the required waiver in accordance in accordance with Applicable Pension Laws.

PART 2 – DEFINED CONTRIBUTION PROVISIONS

Article 6 – Death Benefits

6.01	Death Benefits Prior to Distribution of Member’s DC Accounts

(a)	If the death of a DC Member occurs prior to the distribution of the Member’s DC Account under any other Article of Part 2 of the Plan, the Member’s Spouse or, if there is no Spouse, the Member’s Beneficiary shall be entitled to distribution of the value of the Member’s DC Account.

(b)	A Spouse may not waive entitlement to the death benefit provided for under this Section 6.01.

Appendix G – Provincial Provisions – New Brunswick
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Effective December 31, 2013	Page 153

PART 3 – DEFINED BENEFIT PROVISIONS

Article 6 – Death Benefits

6.01	Death Benefits Prior to Distribution of Member’s DC Accounts

(a)	If the death of a DB Member occurs prior to his Retirement Date, there shall be paid to the Member’s Beneficiary or Spouse, as applicable, a lump sum benefit equal to the Actuarial Equivalent of the Member’s retirement income.

(b)	A Spouse may not waive entitlement to the death benefit provided for under this Section 6.01.

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Effective December 31, 2013	Page 154

Appendix H – Provincial Provisions – Quebec

Notwithstanding any other provision of the Plan, the provisions of this Appendix H shall apply to a Member who is a Quebec Employee.

“Quebec Employee” means an Employee who reports to work at an establishment of the Company in the Province of Quebec. If the Employee is not required to report to work at an establishment of the Company or is required to report to more than one (1) establishment of the Company in different provinces, “Quebec Employee” means an Employee who is paid from an establishment of the Company, such establishment being situated in the Province of Quebec.

PART 1 – GENERAL PROVISIONS

Article 2 – Construction, Interpretation and Definitions

2.81	“Spouse” means:

(a)	subject to paragraphs (c) and (e), in relation to a Member, the person, whether the person is of the opposite sex or the same sex, who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one (1) of the following eligibility requirements:

(i)	the person who is married to or in a civil union with the Member; or

(ii)	where the Member is neither married nor in a civil union, the person who lives together with the Member in a conjugal relationship:

(A)	continuously for a period of three (3) years or more; or

(B)	continuously for a period of one (1) year or more if:

(1)	at least one child is born, or to be born, of their union;

(2)	they have adopted, jointly, at least one (1) child while living together in a conjugal relationship; or

(3)	one (1) of them has adopted at least one (1) child who is the child of the other, while living together in a conjugal relationship;

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provided that not more than one (1) person shall be a Spouse hereunder. In the event of more than one (1) person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it which it considers sufficient for the purposes of such determination, shall be final.

For the purposes of subparagraph (ii), the birth or adoption of a child during a marriage, a civil union or a period of conjugal relationship prior to the period of conjugal relationship existing on the day as of which spousal status is established may qualify a person as a Spouse.

(b)	For the purposes of paragraphs (c), (e) and (f), “Separation” means, in relation to a Member and his Spouse:

(i)	divorce, annulment or legal separation from bed and board, if the Spouse is married to the Member;

(ii)	dissolution or annulment of their civil union; or

(iii)	cessation of conjugal relationship if the Spouse satisfies the eligibility requirement set out in subparagraph (a)(ii).

(c)	If Separation occurs, pursuant to subparagraph (b)(i), prior to the date the first (1st) pension instalment is due to the Member, the person who is married to or in a civil union with the Member shall cease to be the Member’s Spouse for the purposes of Sections 5.01 and 5.02 of Part 3 or Section 5.03 of Part 2, except where the Member notified the Company in writing to have such person entitled to the contingent retirement income despite such Separation.

(d)	In circumstances where:

(i)	a Member is married;

(ii)	the Member’s lawfully wedded Spouse is no longer his Spouse for the purposes of Sections 5.01 and 5.02 of Part 3 or Section 5.03 of Part 2 in accordance with paragraph (c); and

(iii)	another person would qualify as the Member’s Spouse in accordance with paragraph (a) had the Member not been married;

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such other person may, at the Member’s discretion, be deemed to be the Member’s Spouse for the purposes of Sections 5.01 and 5.02 of Part 3 or Section 5.03 of Part 2.

(e)	In Separation occurs prior to the date of the Member’s death, the person who is the Member’s Spouse in accordance with paragraph (a) shall cease to be the Member’s Spouse for the purposes of Sections 6.01 and 6.02 of Part 3 or Sections 6.01 of Part 2. However, for the purposes of Section 6.03 of Part 3, determination of the Spouse shall be made in accordance with paragraphs (a), (c) and (e), unless the Spouse has waived the right to a retirement income, in accordance with Applicable Pension Laws.

(f)	If, after the commencement of the Member’s retirement income, Separation occurs or the Spouse ceases to be married to or in a civil union with the Member, the person who was the Spouse of the Member on the commencement of the Member’s retirement income shall cease to be the Member’s Spouse for the purposes of any contingent retirement income payable under the form of payment elected by the Member in accordance with Article 5 of Part 3, except where the Member notified the Company in writing to have such person entitled to the contingent retirement income despite such Separation or termination of marriage or civil union.

Article 10 – General Provisions

10.08	Commutation of Benefits

(a)	(i) Benefits required to be paid under the Plan to a Member who has ceased to accrue Continuous Service may be commuted and paid in a lump sum, at the discretion of the Member, if the payment of the Member’s retirement income under Part 3 has not commenced and if the lump sum Actuarial Equivalent of the benefits or the value of the Member’s DC Account is less than twenty percent (20%) of the YMPE as at the Date of Determination. This right may be exercised upon ceasing to accrue Continuous Service, at any other date as may be specified by Applicable Pension Laws and at any other date as may be authorized by the Company.

(ii)	Where the requirements set out in subparagraph (i) are met, the Member’s benefits may be commuted and paid in a lump sum, at the discretion of the Company, subject to the notification requirements of Applicable Pension Laws.

(iii)	The amount of the benefit settlement under subparagraph (i) or (ii) shall be the Actuarial Equivalent of the benefits remaining to be paid or the value of the Member’s DC Account.

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(b)	A Member who has ceased to accrue Continuous Service and who has not been residing in Canada for at least two (2) years may elect to receive the payment of his benefits in the form of a lump sum. The amount of the benefit settlement under this paragraph shall be the Actuarial Equivalent of the benefits remaining to be paid or the value or the Member’s DC Account.

(c)	A Member or Spouse of a Member who is entitled to a deferred retirement income under Part 3 of the Plan or entitled to the value of a DC Account under Part 2 of the Plan, who has attained age fifty-five (55) but whose age is less than sixty-five (65) and who files a duly signed form prescribed by Applicable Pension Laws with the Company, may receive, in each calendar year, a lump sum payment equal to the lesser of (i) and (ii), where:

(i)	is the lump sum Actuarial Equivalent of the deferred retirement income or the value of the DC account; and

(ii)	is forty percent (40%) of the YMPE, minus the annual amount of any supplemental retirement income received from a registered pension plan, under a life annuity contract or under a life income fund during that calendar year.

(d)	A Member or Spouse who is entitled to a deferred retirement income under Part 3 of the Plan or to the value of a DC Account under Part 2 of the Plan and who elects to receive a supplemental monthly income under a life income fund in accordance with Applicable Pension Laws prior to the calendar year in which such person attains age fifty-five (55), may, for the purposes of replacing such deferred retirement income by a supplemental income, apply for the transfer from the Plan to the life income fund, in each calendar year prior to the calendar year in which this person attains age fifty-five (55), of an amount equal to the lesser of (i) and (ii), where:

(i)	is the lump sum Actuarial Equivalent of the deferred retirement income or the value of the DC Account; and

(ii)	is the additional amount required for the balance of the life income fund to allow, until the end of the calendar year, the payment of the maximum supplemental monthly income under a life income fund as permitted by Applicable Pension Laws.

(e)	Any lump sum refund paid from the Plan may, subject to Revenue Rules, be transferred to an RRSP.

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PART 3 – DEFINED BENEFIT PROVISIONS

Article 2 – Member Required Contributions

2.02	Interest Credits

Interest credits shall be calculated as follows:

(a)	at the end of each Plan Year, on the balance of contributions at the beginning of the Plan Year, at a rate determined by the Company using the rate of return of the defined benefit portion of the Fund for that Plan Year, after deducting any fees and expenses in respect of the administration of that portion of the Fund; plus

(b)	at the end of the month in which the Member ceases Continuous Service, on the balance of contributions at the beginning of the Plan Year, a prorate portion of the rate calculated in accordance with paragraph (a) for the preceding Plan Year, up until the beginning of the month in which payment is made.

For contributions made during the Plan Year, Credited Interest shall be calculated at the same rate, assuming that such contributions were made halfway through the participation period during the current Plan Year.

(c)	lump sum payments out of the Fund compounded annually and calculated from the date at which a determination is required to the end of the month prior to the month of payment at a rate determined by the Company.

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Article 4 – Amount of Retirement Income

4.04	Postponed Retirement

(a)	A DB Member who accrues Continuous Service after his Normal Retirement Date shall receive an annual retirement income commencing from the Member’s Postponed Retirement Date that is the sum of:

(i)	the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination; and

(ii)	the amount of retirement income that is the Actuarial Equivalent of the retirement income under subparagraph (i) above that would have been paid since Normal Retirement Date, with interest thereon.

(b)	Notwithstanding paragraph (a) above, a Member who continues in the employ of the Company beyond Normal Retirement Date may elect to receive payment of all or a portion of such Member’s retirement income equal to the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination, but only to the extent necessary to compensate for a reduction in salaries or wages, as defined in Applicable Pension Laws, incurred on or after Normal Retirement Date.

(c)	No Member may exercise the right specified in paragraph (b) more than once per twelve (12) month period, except pursuant to an agreement with the Company.

(d)	If a Member elects to receive the payment of all or a portion of his retirement income prior to Postponed Retirement Date, the retirement income commencing on the Postponed Retirement Date shall be equal to the retirement income under paragraph (a) less the Actuarial Equivalent of the retirement income received prior to Postponed Retirement Date, with interest thereon.

(e)	A Former Non-Union Member may elect to receive an additional amount of retirement income commencing at his Normal Retirement Date that is Actuarially Equivalent to his Excess Contributions. In lieu thereof, the Member may elect to transfer his Excess Contributions in accordance with Section 11.02.

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4.05	Excess Contributions

Subject to Applicable Pension Laws, a Member who is entitled to a benefit under this Article 4 shall also receive an additional amount of retirement income equal to any Member Required DB Contributions made on or after January 1, 1987, together with Interest to his Retirement Date, that is in excess of fifty (50%) percent of the Actuarial Equivalent of the total Retirement Income Earned After 1986 under Plan B, Plan D, Plan E or the retirement income earned in respect of Credited Service after 1986 in respect of a Former Nabisco Salaried Member or a Former Cadbury Non-Union Member. The Member may elect to transfer such additional retirement income in accordance with Section 11.02.

4.08	Phased Retirement

(a)	A Member who has attained age 55 and whose working time is reduced, in accordance with a phased retirement agreement with the Company, may receive, on request, for each calendar year covered by the agreement with the Company, a lump sum payment which shall not exceed the lesser of:

(i)	seventy percent (70%) of the reduction in the Member’s remuneration resulting from the reduction in his working time during that year;

(ii)	forty percent (40%) of the YMPE for that year; and

(iii)	the lump sum Actuarial Equivalent of the benefits that the Member would have been eligible to receive in accordance with Section 7.01, had the Member terminated employment on the date the lump sum payment is made and assuming payment of any retirement income entitlement commencing on the Member’s Normal Retirement Date.

(b)	A Member may not receive, in the same calendar year, the benefit provided for in this Section and a retirement income payable under paragraph 4.03(b).

(c)	In the event that a Member elects to receive a payment in accordance with paragraph (a):

(i)	subject to the other provisions of the Plan, the accrual of Credited Service shall continue;

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(ii)	a reducing retirement income payable in accordance with Article 5, commencing at Normal Retirement Date is determined as at the date the payment under paragraph (a) is made; and

(iii)	any benefit subsequently payable under the other provisions of the Plan shall be reduced by the Actuarial Equivalent of the reducing retirement income specified in subparagraph (ii).

Article 5 – Payment of Retirement Benefits

5.03	Election of Optional Form

In addition to the options provided under Section 5.03 of the Plan text, a Quebec Member has the following additional options.

(a)	Other Options

(i)	One Hundred and Twenty (120)-Month Guarantee Option

(A)	A Member may, subject to the conditions and actuarial adjustment specified in Section 5.03, elect to receive the retirement income payable under Article 4 or 7 in the form of an annuity payable in equal monthly instalments for the life of the Member with the last payment due on the first (1st) day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before one hundred and twenty (120) payments are made, the remaining payments shall continue to be paid to the Member’s Beneficiary.

(B)	A Member who, at the date the first (1st) instalment is due, has a Spouse who has not waived, in prescribed form, the right to a contingent retirement income, may elect to receive the retirement income payable under Article 4 or 7, in the form of an annuity payable as follows:

(1)	equal monthly instalments are paid for the life of the Member, until the last instalment due on the first (1st) day of the month in which the death of the Member occurs;

(2)	if the ‘Member dies before one hundred and twenty (120) monthly instalments are made and the Spouse is still alive, sixty

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percent (60%) of the instalments continue to be paid to the Spouse and forty percent (40%) of the instalments continue to be paid to the Member’s Beneficiary commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the earlier of:

(I)	the first (1st) day of the month in which the death of the Member’s Spouse occurs; and

(II)	the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member and the Spouse;

and, if the date under (I) occurs prior to the date under (II), the instalments continue to be paid to the Member’s Beneficiary commencing on the first (1st) day of the month following the month in which the death of the Spouse occurs and ending on the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member, the Spouse and the Spouse’s estate;

(3)	if the Member dies before one hundred and twenty (120) monthly instalments are made and the Spouse has predeceased the Member, the instalments continue to be paid to the Member’s Beneficiary, commencing on the first (1st) day of the month following the month in which the death of the Member occurs and ending on the first (1st) day of the month in which a total of one hundred and twenty (120) monthly instalments are paid to the Member and the Beneficiary; and

(4)	after the Member’s death and provided the Spouse is still alive, monthly instalments equal to sixty percent (60%) of the retirement income that was payable to the Member continue to be paid to the Spouse commencing on the later of:

(I)	the first (1st) day of the month following the month in which the death of the Member occurs; and

(II)	the first (1st) day of the month that is one hundred and twenty (120) months later than the date the first (1st) instalment was paid to the Member.

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The benefit payable under this paragraph shall be the Actuarial Equivalent of the benefit payable under Section 5.01.

(ii)	Supplemental Pension Option

(A)	A Member who elects to receive his retirement income payable under Article 4 or 7 prior to his Normal Retirement Date and who files a duly signed form prescribed by Applicable Pension Laws with the Company prior to the payment of the first (1st) instalment of the benefit, may elect to receive his retirement income in the form of a life annuity plus a supplemental annuity ceasing in the month preceding the Member’s Normal Retirement Date, both payable in equal monthly instalments. The annual amount of the supplemental annuity shall be fixed by the Member before payment begins, but shall not exceed the lesser of (1) and (2), where:

(1)	is forty percent (40%) of the YMPE in the year of payment commencement; and

(2)	is the maximum annual amount of supplemental retirement income permitted by Revenue Rules.

(B)	If the Member elects the supplemental pension option described in this paragraph, any benefits payable to the Member’s Beneficiary or Spouse after the Member’s death shall be determined in accordance with such other form of payment elected by the Member in accordance with Article 5, any guarantee or continuance being applied to the annuity payment pattern resulting from the supplemental pension option.

(C)	The value of the benefits payable under the supplemental pension option shall be the Actuarial Equivalent of the benefit which would have been otherwise payable had the Member not elected the supplemental pension option.

(D)	A Spouse who becomes entitled to the payment of a retirement income under the Plan may elect the supplemental pension option described in the foregoing provisions of this Section, adapted as required.

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In lieu of any other form of retirement income specified in this Article, a Member may elect any other optional form that Applicable Pension Laws require to be made available, or as may be approved and made available by the Company from time to time, subject to Applicable Pension Laws and Revenue Rules.

5.04	Redetermination of Form of Retirement Income

(a)	If a Member receives retirement income under a form that provides for the continuance of the Member’s retirement income to the Spouse after the Member’s death and if, after the commencement of the Member’s retirement income, the Member’s Spouse ceases to be entitled to the contingent retirement income by virtue of paragraph 2.81(f) of Part 1, the Member is entitled, on request to the Company, to a redetermination of the retirement income. The redetermined retirement income shall be in the same amount and have the same characteristics as the retirement income that would be payable to the Member at the date of redetermination had the Member not had a Spouse on the date the payment of the retirement income began.

(b)	Unless the Company has received the notice provided for in paragraph 2.81(f) of Part 1, the Company shall redetermine the Member’s retirement income in accordance with paragraph (a) if the benefits accrued to the Member under the provisions of the Plan are partitioned, pursuant to Section 6.02 of Part 1, subsequent to the commencement of the Member’s retirement income.

(c)	If the Member requests a redetermination in accordance with paragraph (a) and the effective date of the judgment granting the separation from bed and board, the divorce or the annulment of the marriage, or the date of the cessation of the conjugal relationship, is prior to January 1, 2001, the redetermination shall be effective as of the date of the Member’s request.